                                                                    EXHIBIT 10.3

                                                                  EXECUTION COPY

--------------------------------------------------------------------------------

                                   $35,000,000

                      AMENDED AND RESTATED CREDIT AGREEMENT

                           Dated as of April 28, 2005

                                      among

                              WOLVERINE TUBE, INC.,

                                       and

                          Certain of its Subsidiaries,
                                  as Borrowers

                       EACH OF THE FINANCIAL INSTITUTIONS
                          INITIALLY A SIGNATORY HERETO,
                          TOGETHER WITH THOSE ASSIGNEES
                        PURSUANT TO SECTION 14.3 HEREOF,
                                   as Lenders,

                                       and

                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                             as Administrative Agent

--------------------------------------------------------------------------------

                         WACHOVIA CAPITAL MARKETS, LLC,
                     as Sole Lead Arranger and Book Manager

                                TABLE OF CONTENTS

                                                                                         PAGE
ARTICLE I             DEFINITIONS AND ACCOUNTING TERMS................................     1

         1.1      General Definitions.................................................     1

         1.2      Accounting Terms....................................................    25

         1.3      Other Definitional Provisions.......................................    26

ARTICLE II            THE REVOLVING LOANS.............................................    26

         2.1      Revolving Loans.....................................................    26

         2.2      Letter of Credit Subfacility........................................    27

         2.3      [Intentionally Omitted].............................................    32

         2.4      [Intentionally Omitted].............................................    32

         2.5      [Intentionally Omitted].............................................    32

         2.6      Minimum Amounts of Loans............................................    32

         2.7      Funding of Loans to Borrowers.......................................    32

         2.8      Term................................................................    35

         2.9      Revolving Notes.....................................................    35

         2.10     Reduction of Revolving Loan Commitment..............................    36

ARTICLE III           CASH DOMINION ARRANGEMENTS......................................    36

         3.1      Lockbox Arrangements................................................    36

         3.2      [Intentionally Omitted].............................................    37

         3.3      Maintenance of Account..............................................    37

         3.4      Statement of Account................................................    38

ARTICLE IV            ADDITIONAL PROVISIONS REGARDING LOANS AND LETTERS OF CREDIT.....    38

         4.1      Continuations and Conversions.......................................    38

         4.2      Interest............................................................    39

         4.3      Place and Manner of Payments........................................    39

         4.4      Prepayments.........................................................    40

         4.5      Fees................................................................    41

         4.6      Pro Rata Treatment..................................................    42

         4.7      Allocation of Payments After Event of Default.......................    43

         4.8      Sharing of Payments.................................................    44

                                TABLE OF CONTENTS
                                   (continued)

                                                                                        PAGE
         4.9      Capital Adequacy....................................................   45

         4.10     Inability To Determine Interest Rate................................   45

         4.11     Illegality..........................................................   46

         4.12     Requirements of Law.................................................   46

         4.13     Taxes...............................................................   47

         4.14     Compensation........................................................   50

ARTICLE V             CONDITIONS PRECEDENT............................................   50

         5.1      Closing Conditions..................................................   50

         5.2      Conditions to All Extensions of Credit..............................   54

ARTICLE VI            REPRESENTATIONS AND WARRANTIES..................................   55

         6.1      Organization and Good Standing......................................   56

         6.2      Due Authorization...................................................   56

         6.3      No Conflicts........................................................   56

         6.4      Consents............................................................   56

         6.5      Enforceable Obligations.............................................   56

         6.6      Financial Condition.................................................   57

         6.7      No Default..........................................................   57

         6.8      Liens...............................................................   57

         6.9      Indebtedness........................................................   58

         6.10     Litigation..........................................................   58

         6.11     Material Contracts..................................................   58

         6.12     Taxes...............................................................   58

         6.13     Compliance with Law.................................................   58

         6.14     ERISA...............................................................   59

         6.15     Subsidiaries........................................................   60

         6.16     Use of Proceeds; Margin Stock.......................................   60

         6.17     Government Regulation...............................................   60

         6.18     Hazardous Substances................................................   61

         6.19     Patents, Franchises, etc............................................   61

         6.20     Solvency............................................................   61

                                TABLE OF CONTENTS
                                   (continued)

                                                                                        PAGE
         6.21     Location of Assets..................................................   61

         6.22     D/B/A or Trade Names................................................   62

         6.23     No Employee Disputes................................................   62

         6.24     Brokers' Fees.......................................................   62

         6.25     Labor Matters.......................................................   62

         6.26     Status of Accounts..................................................   63

         6.27     [Intentionally Omitted].............................................   63

         6.28     Key Members of Management...........................................   63

         6.29     Accuracy and Completeness of Information............................   63

         6.30     Compliance with OFAC Rules and Regulations..........................   64

         6.31     Anti-Terrorism Laws.................................................   64

ARTICLE VII           AFFIRMATIVE COVENANTS...........................................   64

         7.1      Information Covenants...............................................   64

         7.2      Preservation of Existence and Franchises............................   67

         7.3      Books and Records...................................................   67

         7.4      Compliance with Law.................................................   67

         7.5      Payment of Taxes and Other Indebtedness.............................   67

         7.6      Insurance; Casualty Loss............................................   68

         7.7      Maintenance of Property.............................................   69

         7.8      Performance of Obligations..........................................   69

         7.9      ERISA...............................................................   69

         7.10     Use of Proceeds.....................................................   70

         7.11     Additional Subsidiaries.............................................   70

         7.12     Audits/Inspections..................................................   70

         7.13     Inventory...........................................................   71

         7.14     Collateral Records..................................................   71

         7.15     Security Interests..................................................   71

         7.16     Schedules of Accounts and Purchase Orders...........................   72

         7.17     Collection of Accounts..............................................   72

         7.18     Notice; Credit Memoranda; and Returned Goods........................   73

                                TABLE OF CONTENTS
                                   (continued)

                                                                                        PAGE
         7.19     Acknowledgment Agreements...........................................   73

         7.20     Trademarks..........................................................   73

         7.21     SPC Matters.........................................................   73

ARTICLE VIII          FINANCIAL COVENANTS.............................................   74

         8.1      Fixed Charge Coverage Ratio.........................................   74

         8.2      Capital Expenditures................................................   74

         8.3      Minimum Consolidated EBITDA.........................................   74

         8.4      Minimum Excess Availability.........................................   75

ARTICLE IX            NEGATIVE COVENANTS..............................................   75

         9.1      Indebtedness........................................................   75

         9.2      Liens...............................................................   76

         9.3      Nature of Business..................................................   77

         9.4      Consolidation or Merger.............................................   77

         9.5      Sale or Lease of Assets.............................................   77

         9.6      Acquisitions........................................................   77

         9.7      Transactions with Affiliates........................................   77

         9.8      Ownership of Subsidiaries...........................................   78

         9.9      Fiscal Year.........................................................   78

         9.10     Investments.........................................................   78

         9.11     Restricted Payments.................................................   78

         9.12     No Additional Bank Accounts.........................................   78

         9.13     Amendments of Organizational Documents, Etc.........................   79

         9.14     Additional Negative Pledges.........................................   79

         9.15     Other Indebtedness..................................................   79

         9.16     Licenses, Etc.......................................................   80

         9.17     Limitations.........................................................   80

ARTICLE X             POWERS..........................................................   80

         10.1     Appointment of Administrative Agent as Attorney-in-Fact.............   80

         10.2     Limitation on Exercise of Power.....................................   81

ARTICLE XI            EVENTS OF DEFAULT AND REMEDIES..................................   81

                                TABLE OF CONTENTS
                                   (continued)

                                                                                        PAGE
         11.1     Events of Default...................................................   81

         11.2     Acceleration; Remedies..............................................   83

ARTICLE XII           TERMINATION.....................................................   84

ARTICLE XIII          THE AGENT.......................................................   84

         13.1     Appointment.........................................................   84

         13.2     Delegation of Duties................................................   85

         13.3     Exculpatory Provisions..............................................   85

         13.4     Reliance on Communications..........................................   86

         13.5     Notice of Default...................................................   86

         13.6     Non-Reliance on Agent and Other Lenders.............................   86

         13.7     Indemnification.....................................................   87

         13.8     Agent in its Individual Capacity....................................   87

         13.9     Successor Agent.....................................................   87

         13.10    Collateral Matters..................................................   88

         13.11    Rights and Remedies to be Exercised by Agent Only...................   89

ARTICLE XIV           MISCELLANEOUS...................................................   89

         14.1     Notices.............................................................   89

         14.2     Right of Set-Off....................................................   90

         14.3     Benefit of Agreement................................................   90

         14.4     No Waiver; Remedies Cumulative......................................   92

         14.5     Payment of Expenses; Indemnification................................   92

         14.6     Amendments, Waivers and Consents....................................   93

         14.7     Defaulting Lender...................................................   94

         14.8     Counterparts........................................................   94

         14.9     Headings............................................................   94

         14.10    Survival of Indemnification and Representations and Warranties......   94

         14.11    Currency............................................................   95

         14.12    GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE....................   95

         14.13    Arbitration.........................................................   96

         14.14    Waiver of Jury Trial................................................   97

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                         PAGE
14.15    Severability..................................................................................   97

14.16    Loan Entirety.................................................................................   97

14.17    Binding Effect; Amendment and Restatement of Existing Credit Agreement; Further Assurances....   97

14.18    Confidentiality...............................................................................   98

14.19    Judgment Currency.............................................................................   98

14.20    Maximum Rate..................................................................................   99

14.21    Concerning Joint and Several Liability of the Borrowers.......................................   99

14.22    Nonliability of Agents and Lenders...........................................................   102

14.23    Independent Nature of Lenders' Rights........................................................   102

14.24    Power of Attorney............................................................................   102

14.25    Patriot Act Notice...........................................................................   102

                             EXHIBITS AND SCHEDULES
                                    EXHIBITS

Exhibit A                  Form of Acknowledgment Agreement
Exhibit B                  Form of Landlord Agreement
Exhibit C                  Form of Notice of Borrowing/Continuation/Conversion
Exhibit D                  Form of Revolving Credit Note
Exhibit E-1                Form of Security Agreement
Exhibit E-2                Form of Pledge Agreement
Exhibit F-1                Form of Lockbox Agreement
Exhibit F-2                Form of Blocked Account Agreement
Exhibit G                  Form of Borrowing Base Certificate
Exhibit H                  Form of Solvency Certificate
Exhibit I                  Form of Compliance Certificate
Exhibit J                  Form of Assignment and Acceptance
Exhibit K                  Form of Joinder Agreement
Exhibit L                  Adjustments to Consolidated Net Income

                                    SCHEDULES

Schedule 1.1A              Lenders and Commitments
Schedule 1.1B              Investments
Schedule 1.1C              Liens
Schedule 1.1D              Existing Letters of Credit
Schedule 5.1(m)            Corporate Structure
Schedule 6.1               Jurisdictions of Organization
Schedule 6.2               Authorization
Schedule 6.9               Indebtedness
Schedule 6.10              Litigation
Schedule 6.15              Subsidiaries
Schedule 6.18              Hazardous Substances
Schedule 6.21              Collateral Locations
Schedule 6.22              Fictitious Business Names
Schedule 6.28              Key Members of Management
Schedule 7.6               Insurance
Schedule 9.5               Permitted Asset Dispositions
Schedule 9.12              Bank Accounts
Schedule 14.1              Addresses for Notices

                      AMENDED AND RESTATED CREDIT AGREEMENT

      THIS AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of April 28, 2005, among WOLVERINE TUBE, INC., a Delaware corporation (the "Company"), its Subsidiaries identified as Subsidiary Borrowers on the signature pages hereto and any additional Subsidiaries of the Company which become parties hereto in accordance with the terms hereof (collectively referred to as the "Subsidiary Borrowers" or individually referred to as a "Subsidiary Borrower") (hereinafter, the Company and the Subsidiary Borrowers are collectively referred to as the "Borrowers" or individually referred to as a "Borrower"), each of the financial institutions identified as Lenders on Schedule 1.1A hereto (together with each of their successors and assigns, referred to individually as a "Lender" and, collectively, as the "Lenders"), and WACHOVIA BANK, NATIONAL ASSOCIATION ("Wachovia"), acting in the manner and to the extent described in Article XIII hereof (in such capacity, the "Agent" or the "Administrative Agent").

                                  WITNESSETH:

      WHEREAS, the Borrowers, certain lenders and the Administrative Agent have entered into that certain Credit Agreement dated as of March 27, 2002 (together with all amendments thereto, the "Existing Credit Agreement") and have requested that the Existing Credit Agreement be amended and restated; and

      WHEREAS, the Lenders have agreed to amend and restate the Existing Credit Agreement on the terms and conditions contained herein and hereby acknowledge and agree that the Canadian Borrowers and the Canadian Agent under the Existing Credit Agreement are hereby released from their respective duties and obligations hereunder and under the other Credit Documents and shall no longer be parties to this Credit Agreement or any other Credit Documents.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrowers, the Lenders and the Administrative Agent agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

      1.1 GENERAL DEFINITIONS

      As used herein, the following terms shall have the meanings herein specified:

      "Accounts" means all of each Credit Party's "accounts" (as defined in the UCC), whether now existing or existing in the future, and shall include (whether or not otherwise included in such definitions, and without limiting the generality thereof), all (i) accounts receivable (whether or not specifically listed on schedules furnished to the Administrative Agent), including, without limitation, all accounts created by or arising from all of each Credit Party's sales of goods or rendition of services made under any of each Credit Party's trade names or styles, or through any of each Credit Party's divisions; (ii) unpaid seller's rights (including rescission, replevin, reclamation and stopping in transit) relating to the foregoing or arising therefrom, (iii) rights to any goods represented by any of the foregoing, including returned or repossessed goods; (iv) reserves and credit balances held by each Credit Party with respect to any such accounts receivable or account debtors; (v) guarantees or collateral for any of the foregoing; and
(vi) insurance policies or rights relating to any of the foregoing.

      "Acknowledgment Agreements" means (i) the acknowledgment agreements, substantially in the form of Exhibit A hereto, between each Credit Party's warehousemen, fillers, packers, processors and mortgagees and the Administrative Agent, in each case acknowledging and agreeing, among other things, (A) that such warehousemen, fillers, packers, processors and mortgagees waive any Liens on any of the Collateral of any Credit Party and (B) to the collateral assignment by each Credit Party to the Administrative Agent of each such Credit Party's interest in the contracts with each of such warehousemen, fillers, packers, processors and mortgagees and (ii) Landlord Agreements.

      "Acquired Company" means any Person (or assets thereof) which is acquired pursuant to an Acquisition.

      "Acquisition" means the acquisition of (a) all of the capital stock of another Person or (b) all or substantially all of the assets of another Person.

      "Adjusted Eurodollar Rate" means the Eurodollar Rate, plus the Applicable Percentage.

      "Administrative Agent" means Wachovia Bank, National Association.

      "Administrative Agent Fee Letter" means the letter agreement, dated as of March 30, 2005, among the Company and Wachovia Bank, National Association, as amended, modified and replaced from time to time.

      "Affiliate" of any Person means any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (a) to vote fifteen percent (15%) or more of the securities having ordinary voting power for the election of directors of such corporation or (b) to direct or cause direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

      "Anti-Terrorism Laws" means such term as defined in Section 6.31.

      "Applicable Percentage" shall mean, for any day, the rate per annum set forth below opposite the applicable Level then in effect, it being understood that the Applicable Percentage for (i) Base Rate Loans shall be the percentage set forth under the column "Base Rate Margin", (ii) Eurodollar Loans, LMIR Loans and Letter of Credit Fees shall be the percentage set forth under the column "Eurodollar Rate Margin; LMIR Margin; Letter of Credit Fee" and (iii) the Unused Fees shall be the percentage set forth under the column "Unused Fee":

                                                          Eurodollar Rate
                                                            Margin; LMIR
                Fixed Charge                             Margin; Letter of
Level          Coverage Ratio       Base Rate Margin         Credit Fee          Unused Fee
-----        ------------------     ----------------     -----------------       ----------
  I            >or= 1.45 to 1.0            0.00%                 1.75%                0.25%

  II         >or= 1.30 to 1.0 but          0.00%                 2.00%                0.35%
                < 1.45 to 1.0

 III         >or= 1.15 to 1.0 but          0.00%                 2.25%                0.50%
               < 1.30 to 1.0

  IV         >or= 1.00 to 1.0 but          0.00%                 2.50%                0.50%
                < 1.15 to 1.0

  V             < 1.0 to 1.0               0.50                  3.00%                0.50%

      The Applicable Percentage shall, in each case, be determined and adjusted quarterly on the first day of the first month immediately following the date on which the Administrative Agent has received from the Borrowers the quarterly company-prepared financial information (for each fiscal quarter of the Consolidated Parties), annual financial information (in the case of the fourth fiscal quarter of the Consolidated Parties) and certifications required to be delivered to the Administrative Agent and the Lenders in accordance with the provisions of Sections 7.1(a), 7.1(b) and 7.1(d) (each an "Interest Determination Date"). Such Applicable Percentage shall be effective from such Interest Determination Date until the next such Interest Determination Date. If the Borrowers shall fail to provide the quarterly financial information and certifications in accordance with the provisions of Sections 7.1(a), 7.1(b) and 7.1(d), the Applicable Percentage shall, on the date five (5) Business Days after the date by which the Borrowers were so required to provide such financial information and certifications to the Administrative Agent and the Lenders, be based on Level IV until such time as such information and certifications are provided, whereupon the Level shall be determined by the then current Fixed Charge Coverage Ratio. Notwithstanding the foregoing, the Applicable Percentage commencing on April 28, 2005 shall be based on the Fixed Charge Coverage Ratio as set forth in the officer's certificate delivered pursuant to Section 7.1(d) with respect to the fiscal year ending December 31, 2004.

      "Asset Disposition" means the disposition of any or all of the Accounts or Inventory of a Credit Party whether by sale, lease, transfer or otherwise, other than (a) sales of Inventory in the ordinary course of business and (b) transfers of Accounts or Inventory among the Credit Parties.

      "Bankruptcy Event" means, with respect to any Person, the occurrence of any of the following with respect to such Person: (a) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of such Person in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its property or ordering the winding up or liquidation of its affairs; or (b) any proceeding shall be instituted against such Person seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property including, but not limited to, an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect is commenced against a Person and any such proceeding or petition remains unstayed and in effect for a period of sixty (60) consecutive days; or (c) such Person shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or any substantial part of its property or make any general assignment for the benefit of creditors; or (d) such Person shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally as they become due or any action shall be taken by such Person in furtherance of any of the aforesaid purposes.

      "BAPM" has the meaning set forth in the definition of Consignment Agreement herein.

      "Base Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the greater of (a) the Federal Funds Rate in effect on such day plus 1/2 of 1% or (b) the Prime Rate in effect on such day. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable after due inquiry to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (a) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively.

      "Base Rate Loans" means all Loans accruing interest based on the Base
Rate.

      "Blocked Account Agreement" means a three party agreement among the Administrative Agent, the applicable depository bank and a Credit Party in the form of Exhibit F-2 hereto.

      "Borrowers" means Wolverine Tube, Inc., TF Investor, Inc., Tube Forming Holdings, Inc., Tube Forming, L.P., Wolverine Finance, LLC, Small Tube Manufacturing, LLC, Wolverine China Investments, LLC, Wolverine Joining Technologies, LLC, and WT Holding Company, Inc. and such other Persons organized under the laws of, and resident in, the United States that become parties hereto pursuant to a Joinder Agreement in accordance with Section 7.11.

      "Borrowing Base" means a dollar amount equal to the sum of (a) up to 85% of Eligible Accounts Receivable of the Credit Parties, plus (b) the sum of (i) up to 60% of Eligible Inventory of all Credit Parties other than Wolverine Joining Technologies, LLC consisting of raw materials and finished goods inventory and (ii) the lesser of (A) $3,000,000 or (B) up to 60% of Eligible Inventory of Wolverine Joining Technologies, LLC consisting of raw materials and finished goods inventory minus, (c) reserves established from time to time by the Administrative Agent in its sole discretion.

      "Borrowing Base Certificate" means such term as defined in Section 7.1(i).

      "Business Day" means any day other than a Saturday, a Sunday, a legal holiday in Charlotte, North Carolina, Atlanta, Georgia, or New York, New York or a day on which banking institutions located in Charlotte, North Carolina, Atlanta, Georgia, or New York, New York are authorized by law or other governmental actions to close; except that in the case of Eurodollar Loans and LMIR Loans, a Business Day shall also be a day on which dealings between banks are carried on in U.S. dollar deposits in the London interbank Eurodollar market.

      "Capital Expenditures" means any current expenditure by the Consolidated Parties for fixed or capital assets as reflected on the financial statements of the Consolidated Parties, as prepared in accordance with GAAP.

      "Capital Stock" means (i) in the case of a corporation, capital stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other equity interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

      "Cash Equivalents" means (a) securities issued directly or fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (b) U.S. dollar denominated time deposits and certificates of deposit of (i) any U.S. commercial bank of recognized standing having capital and surplus in excess of $100,000,000 or (ii) any bank whose short-term commercial paper rating from Standard & Poor's Corporation ("S&P") is at least A-1 or the equivalent thereof or from Moody's Investors Service, Inc. ("Moody's") is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than one year from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any U.S. corporation to the extent that such paper or notes are rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within one year of the date of acquisition and
(d) repurchase agreements with a bank or trust company or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which a Credit Party shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations.

      "Cash Dominion Period" means (i) any period beginning on the date an Event of Default shall have occurred (beyond the expiration of the applicable grace or cure period) and continuing until such Event of Default has been waived by the Required Lenders or (ii) any period beginning on the date on which the Obligations outstanding shall equal or exceed $18,000,000 and continuing until the termination of this Credit Agreement and the repayment in full of all Obligations hereunder.

      "Cash Management Products" means any one or more of the following types of services or facilities extended to the Borrowers by any Lender or any Affiliate of a Lender in reliance on such Lender's agreement to indemnify such Affiliate:
(i) ACH transactions; (ii) cash management, including controlled disbursement services, and other treasury services; and (iii) establishing and maintaining deposit accounts.

      "Casualty Loss" means such term as defined in Section 7.6.

      "Change of Control" means the occurrence of any of the following events:
(a) the acquisition, directly or indirectly, whether voluntarily or by operation of law, by any person (as such term in used in Section 13(d) of the Exchange
Act) of (i) beneficial ownership of a sufficient portion of the voting power of the outstanding Voting Stock of the Company to elect a majority of the Board of Directors of the Company (the "Board") (either immediately or upon the expiration of their respective current terms) pursuant to a transaction that is not approved by such Board as constituted immediately prior to the consummation of such transaction or (ii) all or substantially all of the assets of the Company or (b) except as permitted by Section 9.5 or Section 9.8, the Company shall fail to own, directly or indirectly, 100% of the outstanding shares of Capital Stock of the other Credit Parties or (c) the occurrence of a "Change of Control" under the 2008 Note Indenture, the 2008 Senior Notes, or other documents evidencing the 2008 Senior Notes or (d) the occurrence of a "Change of Control" under the 2009 Senior Note Indenture, the 2009 Senior Notes, or other documents evidencing the 2009 Senior Notes.

      "Closing Date" means the date hereof.

      "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

      "Collateral" means any and all assets and rights and interests in or to property of the Credit Parties pledged from time to time as security for the Obligations pursuant to the Security Documents whether now owned or hereafter acquired, including, without limitation, all of the Accounts and Inventory of the Credit Parties, any Chattel Paper, Documents or Instruments evidencing or relating to such Accounts or Inventory, Deposit Accounts, Equipment (subject to the Security Agreement) and all Proceeds thereof, as defined in the Security Agreement.

      "Commitments" means, collectively, the commitment of each of the Lenders to make Loans and purchase participations in the Letters of Credit hereunder.

      "Commitment Percentage" means, with respect to any Lender, at any time after the Commitments have terminated, the percentage which such Lender's Credit Exposure constitutes of the aggregate principal amount of all Loans and LOC Obligations then outstanding under this Credit Agreement.

      "Company" has the meaning set forth in the introductory paragraph hereof.

      "Concentration Account" means Account No. 004-4521, ABA No. 043000261, at Mellon Bank, N.A., titled in the name of "Wachovia Bank, National Association, as Collateral Agent."

      "Consignment Agreement" means the Amended and Restated Consignment Agreement, dated as of April 28, 2005, by and between Fleet Precious Metals Inc., a Rhode Island corporation operating as Bank of America Precious Metals ("BAPM"), and the Company and Wolverine Joining Technologies, LLC.

      "Consignment Intercreditor Agreement" means the Amended and Restated Intercreditor Agreement dated as of April 28, 2005 by and between BAPM and the Agent.

      "Consolidated Cash Interest Expense" means, for any applicable period of computation, whether expensed or capitalized, all cash interest expense of the Consolidated Parties for such period, net of interest income for such period, all as determined in accordance with GAAP.

      "Consolidated Cash Taxes" means, for any applicable period of computation, the aggregate of all taxes of the Consolidated Parties determined in accordance with applicable law and GAAP applied on a consistent basis, to the extent the same are paid in cash during such period.

      "Consolidated EBITDA" means, for any applicable period of computation, without duplication, the sum of (i) Consolidated Net Income for such period, but excluding therefrom all extraordinary items of income or loss, plus (ii) the aggregate amount of depreciation and amortization charges made in calculating Consolidated Net Income for such period, plus (iii) aggregate Consolidated Interest Expense for such period, plus (iv) the aggregate amount of all income taxes reflected on the consolidated statements of income of the Consolidated Parties for such period. Except as otherwise provided herein, the applicable period of computation shall be for the four (4) consecutive quarters ending as of the date of determination.

      "Consolidated Fixed Charges" means, for any applicable period of computation, without duplication, the sum of (i) all Consolidated Cash Interest Expense for the applicable period plus (ii) all Consolidated Scheduled Funded Debt Payments for the applicable period.

      "Consolidated Funded Debt" means, as of the date of determination, all Funded Debt of the Company and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP.

      "Consolidated Interest Expense" means, for any applicable period of computation, whether expensed or capitalized, all interest expense of the Consolidated Parties for such period, net of interest income for such period, all as determined in accordance with GAAP.

      "Consolidated Parties" means the Company and all of its consolidated Subsidiaries whether direct or indirect and whether now owned or hereafter acquired.

      "Consolidated Net Income" means, for any applicable period of computation, the net income after taxes of the Consolidated Parties for such period, as adjusted for (i) non-cash adjustments to Consolidated Net Income due to the effect of changes in accounting methods required by GAAP and (ii) the tax adjusted net value of (a) the non-cash adjustments to Consolidated Net Income on account of gains or losses resulting from changes in the metal variance account required by the mark to market of the Copper Hedge, as determined in accordance with GAAP and (b) the non-cash adjustments to valuations of inventory that consists of copper covered by the Copper Hedge resulting from the Company's mark to market of inventory levels under the Copper Hedge at the time of testing (with the submission of the certificate pursuant to Section 7.1(d), the Company will provide the Administrative Agent with a reconciliation of these adjustments in a format similar to that of Exhibit L).

      "Consolidated Scheduled Funded Debt Payments" means, as of the end of each fiscal quarter (or month, as applicable) of the Company and its consolidated Subsidiaries on a consolidated basis, the sum of all scheduled payments of principal on Consolidated Funded Debt (other than intercompany Indebtedness) for the four (4) consecutive quarters (or 12 consecutive months, as applicable) beginning on such date (including the principal component of payments due on Capital Leases or under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product during the applicable period beginning on such date).

      "Copper Hedge" means the Trading Agreements between PB Financial, Inc. and Wolverine Tube, Inc., Wolverine Tube (Canada) Inc. and Wolverine Joining Technologies, LLC related to hedging copper and any other copper hedging contract permitted hereunder entered into by any Credit Party.

      "Credit Agreement" or "Agreement" means this amended and restated credit agreement, dated as of the date hereof, as the same may be modified, amended, extended, restated or supplemented from time to time.

      "Credit Documents" means this Credit Agreement, the Revolving Credit Notes, the LOC Documents, the Security Documents and all other documents and instruments executed or delivered in connection therewith, as the same may be modified, amended, extended, restated or supplemented from time to time.

      "Credit Exposure" means such term as defined in the definition of Required Lenders.

      "Credit Parties" means the Borrowers and "Credit Party" means any one of them.

      "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

      "Defaulting Lender" means, at any time, any Lender that, at such time, (a) has failed to make a Loan or purchase a Participation Interest required pursuant to the terms of this Agreement, (b) has failed to pay to the Administrative Agent or any Lender an amount owed by such Lender pursuant to the terms of this Agreement or (c) has become insolvent or has become subject to a receiver, trustee or similar official.

      "DOL" means the U.S. Department of Labor and any successor department or agency.

      "Effective Date" means the date on which all of the conditions set forth in Section 5.1 have been fulfilled or waived by the Lenders.

      "Eligible Accounts Receivable" means the aggregate face amount of the Credit Parties' Accounts (excluding the Accounts of Wolverine Joining Technologies, LLC) that (a) conform to the warranties contained herein, less the aggregate amount of all returns, discounts, claims, credits, charges (including warehousemen's charges) and allowances of any nature (whether issued, owing, granted or outstanding), and
(b) are acceptable to the Agent in its sole discretion. In no event shall any Account which has been sold, pledged or transferred pursuant to the Permitted Securitization be deemed to be an Eligible Account Receivable.

      "Eligible Assignee" means (a) any Lender or Affiliate or subsidiary of a Lender and (b) any other commercial bank, financial institution, institutional lender or "accredited investor" (as defined in Regulation D of the Securities and Exchange Commission (other than a natural Person)) with a net worth of at least $2,000,000,000.

      "Eligible Inventory" means (i) the aggregate gross amount of each Credit Party's Inventory, valued at cost (on a FIFO basis), which (A) is owned solely by such Credit Party and with respect to which such Credit Party has good, valid and marketable title, (B) is stored on property that is either (1) owned or leased by such Credit Party or (2) owned or leased by a warehouseman that has contracted with such Credit Party to store Inventory on such warehouseman's property or by a filler, processor, packer or customer of such Credit Party (provided that, with respect to Inventory stored on property not owned by such Credit Party, such Credit Party shall have delivered in favor of the Administrative Agent, an Acknowledgment Agreement from the landlord, warehouseman, filler, processor, packer or customer with regard to any such location, except that such Inventory will not be excluded solely as a result of the failure to obtain any such Acknowledgement Agreement for a period of 90 days following the Closing Date; and provided, further, that with respect to leased locations for which an Acknowledgement Agreement has not been obtained from the landlord, such Inventory may be included as Eligible Inventory (so long as it meets the other criteria set forth elsewhere herein), but the Agent shall have the right to impose rent reserves against such Inventory in its sole discretion); (C) is subject to a valid, enforceable and first priority Lien in favor of the Administrative Agent, except, with respect to Inventory stored at sites described in clause (B)(2) above for normal and customary warehouseman, filler, packer and processor charges); (D) is located in the United States; and
(E) is not obsolete or slow moving, and which otherwise conforms to the warranties contained herein, less (ii) markdown reserves, less (iii) any goods returned or rejected by such Credit Party's customers for which a credit has not yet been issued and goods in transit to third parties (other than to such Credit Party's agents, warehouses, fillers, processors or packers that comply with clause (i)(B)(2) above), less (iv) damaged Inventory, less (v) any Inventory that is a no charge or sample item, less (vi) packaging supplies, less (vii) a reserve equal to the amount of all accounts payable of such Credit Party owed or owing to any filler, packer or processor of such Credit Party, less (viii) Inventory which is work in process, less (ix) Inventory consisting of MRO supply parts, less (x) any reserves required by the Administrative Agent in its reasonable discretion for special order goods and market value declines, less
(xi) any Inventory which is held by a Credit Party pursuant to consignment, sale or return, sale on approval or similar arrangement, and less (xii) any Inventory which constitutes "Related Security" (as such term is defined in the agreements evidencing the Permitted Securitization).

      "Environmental Laws" means any current or future Requirement of Law of any Governmental Authority applicable to the Credit Parties pertaining to (a) the protection of health, safety, and the environment, (b) the conservation, management, or use of natural resources and wildlife, (c) the protection or use of surface water and groundwater or (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, release, threatened release, abatement, removal, remediation or handling of, or exposure to, any hazardous or toxic substance or material and includes, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 USC 9601 et seq., Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 USC 6901 et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC 1251 et seq., Clean Air Act of 1966, as amended, 42 USC 7401 et seq., Toxic Substances Control Act of 1976, 15 USC 2601 et seq., Hazardous Materials Transportation Act, 49 USC App. 1801 et seq., Occupational Safety and Health Act of 1970, as amended, 29 USC 651 et seq., Oil Pollution Act of 1990, 33 USC 2701 et seq., Emergency Planning and Community Right-to-Know Act of 1986, 42 USC 11001 et seq., National Environmental Policy Act of 1969, 42 USC 4321 et seq., Safe Drinking Water Act of 1974, as amended, 42 USC 300(f) et seq., the Canadian Environmental Assessment Act, the Canadian Environmental Protection Act, the Environmental Assessment Act (Ontario), the Environmental Protection Act (Ontario) and all other applicable Canadian federal or provincial environmental statutes, any analogous implementing or successor law, and any amendment, rule, regulation, order, or directive issued thereunder.

      "Equity Issuance" means any issuance by any Borrower or any Subsidiary to any Person which is not a Credit Party of (a) shares of its Capital Stock, (b) any shares of its Capital Stock pursuant to the exercise of options or warrants or (c) any shares of its Capital Stock pursuant to the conversion of any debt securities to equity. The term "Equity Issuance" shall not include any Asset Disposition or any issuance of Indebtedness.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

      "ERISA Affiliate" means an entity, whether or not incorporated, which is under common control with the Borrowers within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes the Borrowers and which is treated as a single employer under Sections 414(b) or (c) of the Code.

      "ERISA Event" means (a) with respect to any Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (b) the withdrawal of the Borrowers or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (c) the distribution of a notice of intent to terminate or the actual termination of a Single Employer Plan or Multi-Employer Plan pursuant to Section 4041(a)(2) or 4041A of ERISA; (d) the institution of proceedings to terminate or the actual termination of a Single Employer Plan or a Multiemployer Plan by the PBGC under Section 4042 of ERISA;
(e) the termination of, or the appointment of a trustee to administer, any Single Employer Plan or Multiemployer Plan pursuant to Section 4042 of ERISA;
(f) the complete or partial withdrawal of the Borrowers or any ERISA Affiliate from a Multiemployer Plan; (g) the conditions for imposition of a Lien under
Section 302(f) of ERISA exist with respect to any Single Employer

Plan; or (h) the adoption of an amendment to any Single Employer Plan requiring the application of Section 307 of ERISA.

      "Eurodollar Loans" means Loans accruing interest at the Adjusted Eurodollar Rate.

      "Eurodollar Rate" means, for the Interest Period for each Eurodollar Loan comprising part of the same borrowing (including continuations and conversions), a per annum interest rate determined pursuant to the following formula:

          Eurodollar Rate =    London Interbank Offered Rate
                             ----------------------------------
                             1 - Eurodollar Reserve Percentage

      "Eurodollar Reserve Percentage" means for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as such regulation may be amended from time to time or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Loans is determined), whether or not a Lender has any Eurocurrency liabilities subject to such reserve requirement at that time. Eurodollar Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available from time to time to a Lender. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

      "Excess Availability" means at any time (a) the lesser of (i) the Revolving Loan Commitment and (ii) the Borrowing Base minus (b) the sum of (i) the aggregate amount of Revolving Loans outstanding plus (ii) the LOC Obligations plus (iii) reserves imposed by the Agent from time to time in accordance with Section 2.1(a) hereof.

      "Existing Letters of Credit" means the existing letters of credit described by date of issuance, letter of credit number, undrawn amount, name of beneficiary and date of expiry on Schedule 1.1D.

      "Event of Default" means such terms as defined in Section 11.1.

      "Federal Funds Rate" means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve Bank of New York, or if such rate is not released on any Business Day, the arithmetic average (rounded upwards to the next 1/100th of 1%), as determined by the Administrative Agent, of the quotations for the day of such transactions, received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

      "Financial Statements" means such term as defined in Section 6.6.

      "Fixed Charge Coverage Ratio" means, for any applicable period of computation, the ratio of (i) Consolidated EBITDA less Unfinanced Capital Expenditures less all Consolidated

Cash Taxes paid during the applicable period less cash dividends paid by the Company for the applicable period to (ii) total Consolidated Fixed Charges. The applicable period of computation shall be (a) for the purpose of determining the Applicable Percentage, the four (4) consecutive quarters ending as of the date of determination, except with respect to the Consolidated Scheduled Funded Debt Payments component of Consolidated Fixed Charges, which shall be for the four
(4) consecutive quarters beginning as of the date of determination and (b) for the purpose of determining compliance with Section 8.1 hereof, the 12 consecutive month period ending as of the date of determination, except with respect to the Consolidated Scheduled Funded Debt Payments component of Consolidated Fixed Charges, which shall be for the 12 consecutive month period beginning as of the date of determination.

      "Funded Debt" means, without duplication, the sum of (a) all Indebtedness of the Consolidated Parties for borrowed money, (b) the principal portion of all obligations of the Consolidated Parties under capital leases (including capital leases incurred in accordance with the terms of Section 9.1), (c) all commercial letters of credit and the maximum or face amount of all performance and standby letters of credit issued for the account of a member of the Consolidated Parties, including, without duplication, all unreimbursed draws thereunder, (d) all Guaranty Obligations of the Consolidated Parties with respect to Funded Debt of another Person, (e) all Funded Debt of another entity secured by a Lien on any property of the Consolidated Parties, to the extent of the book value of the property secured thereby, whether or not such Funded Debt has been assumed by a member of the Consolidated Parties, (f) all Funded Debt of any partnership or unincorporated joint venture to the extent a member of the Consolidated Parties is legally obligated or has a reasonable expectation of being liable with respect thereto, net of any assets of such partnership or joint venture and (g) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product of a member of the Consolidated Parties where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP.

      "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of Section 1.2.

      "Government Acts" means such term as defined in Section 2.2(k)(i).

      "Governmental Authority" means any Federal, State, Provincial, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

      "Guaranty Obligations" of any Person means any obligations (other than (a) endorsements in the ordinary course of business of negotiable instruments for deposit or collection and (b) obligations arising under guaranties by a Credit Party of another Credit Party) guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations of any other Person in any manner, whether direct or indirect, and including, without limitation, any obligation, whether or not contingent to, (i) purchase any such Indebtedness or other obligation or any property constituting security therefor, (ii) advance or provide funds or other support for the payment or purchase of such indebtedness or obligation or to maintain working capital, solvency or other balance sheet condition of such other Person (including, without limitation, keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements), (iii) lease or purchase property, securities or services primarily for the purpose of assuring the owner of such

Indebtedness or obligation, or (iv) otherwise assure or hold harmless the owner of such Indebtedness or obligation against loss in respect thereof.

      "Hedging Agreements" means any Interest Rate Protection Agreement or other interest rate protection agreement, foreign currency exchange agreement, commodity purchase or option agreement or other interest or exchange rate or commodity price hedging agreements or any other derivative product hedging arrangement.

      "Highest Lawful Rate" means, at any given time during which any Obligations shall be outstanding hereunder, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness under this Credit Agreement, under the laws of the State of North Carolina (or the law of any other jurisdiction whose laws may be mandatorily applicable notwithstanding other provisions of this Credit Agreement and the other Credit Documents), or under applicable United States federal laws which may presently or hereafter be in effect and which allow a higher maximum nonusurious interest rate than under North Carolina or such other jurisdiction's law, in any case after taking into account, to the extent permitted by applicable law, any and all relevant payments or charges under this Credit Agreement and any other Credit Documents executed in connection herewith, and any available exemptions, exceptions and exclusions.

      "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person with respect to Funded Debt, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person to the extent of the value of such property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations, including without limitation intercompany items, of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person which would appear as liabilities on a balance sheet of such Person, (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed,
(f) all Guaranty Obligations of such Person, (g) the principal portion of all obligations of such Person under (i) capital leases and (ii) any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP, (h) all payment obligations of such Person in respect of Hedging Agreements, (i) the maximum amount of all standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (j) all preferred stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date, in cash or other property (other than shares of common stock or the same class of preferred stock), (k) all other obligations which would be shown as a liability on the balance sheet of such Person and (l) the aggregate purchase price paid by third parties for the purchase of the accounts receivable of such Person subject at such time to a sale of receivables (or similar transaction) regardless of whether such transaction is effected without recourse to such Person or in a manner that would not be reflected on the balance sheet of such Person in accordance with GAAP. The Indebtedness of any

Person shall include the Indebtedness of any partnership or unincorporated joint venture but only to the extent such Person is legally obligated or has a reasonable expectation of being liable with respect thereto; provided, however, Indebtedness shall not include (i) any accumulated provisions for deferred taxes or deferred credits reflected as a liability on the balance sheet of such Person, or (ii) any Indebtedness in respect of which moneys sufficient to pay and discharge the same in full (either on the expressed date of maturity thereof or on such earlier date as such indebtedness may be duly called for redemption and payment) have been deposited with a depository, agency or trustee in trust for the payment thereof.

      "Intercreditor Agreement" means the Intercreditor Agreement dated as of the Closing Date by and among Wachovia Bank, National Association, as agent for certain secured parties to the Permitted Securitization (in such capacity, together with the successors and assigns, the "Securitization Agent"), the Administrative Agent, the SPC, the Company, Tube Forming, L.P., and Small Tube Manufacturing, LLC.

      "Interest Determination Date" means such term as defined in the definition of Applicable Percentage.

      "Interest Payment Date" means (a) as to all Loans, other than Eurodollar Loans, the last day of each month and (b) as to Eurodollar Loans having an Interest Period of three months or less, the last day of each applicable Interest Period; provided, that if an Interest Payment Date falls on a date which is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day, except that in the case of an Interest Period where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day.

      "Interest Period" means, with respect to Eurodollar Loans, a period of one, two or three month's duration, as the Borrowers may elect from time to time, commencing, in each case, on the date of the borrowing (or continuation or conversions thereof); provided, however, (a) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business
Day), (b) no Interest Period shall extend beyond the Maturity Date, and (c) where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last Business Day of such calendar month.

      "Interest Rate Protection Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity purchase or option agreement or other interest or exchange rate or commodity price hedging agreements or any other derivative product hedging arrangement between any Borrower and any Lender, or any affiliate of a Lender.

      "Inventory" means all of each Credit Party's inventory, including without limitation, (i) all raw materials, work in process, parts, components, assemblies, supplies and materials used or consumed in the Credit Parties' business; (ii) all goods, wares and merchandise, finished or unfinished, held for sale; and (iii) all goods returned to or repossessed by the Credit Parties.

      "Investment" means, with respect to any Person, (a) the acquisition (whether for cash, property, services, assumption of Indebtedness or securities or otherwise) of assets comprising a business, shares of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of another Person, (b) any deposit with, or advance, loan or other extension of credit to, such other Person (other than deposits made in connection with the purchase of equipment or other assets in the ordinary course of business) or (c) any other investment in such other Person, including without limitation, any Guaranty Obligation for the benefit of such other Person.

      "IRPA Obligations" means, a continuing reserve, calculated at a frequency determined by the Administrative Agent in its sole discretion, for the aggregate amount of liabilities and obligations arising under Interest Rate Protection Agreements, each valued as the termination value thereof calculated according to a method approved by the International Swap and Derivatives Association and as such International Swap and Derivatives Association method may be further specified in each Interest Rate Protection Agreement.

      "Issuing Lender" means Wachovia or such other Issuing Lender reasonably acceptable to the Company and the Administrative Agent.

      "Issuing Lender Fee" means such term as defined in Section 4.5.

      "Joinder Agreement" means the form of Joinder Agreement to be executed by each new Borrower under the Credit Agreement pursuant to Section 7.11 hereof, substantially in the form of Exhibit K hereto.

      "Landlord Agreement" means a Landlord Lien Waiver Agreement, substantially in the form of Exhibit B hereto, between a Credit Party's landlord and the Administrative Agent acknowledging and agreeing, among other things, (i) that such landlord waives any Liens on any of the Collateral of such Credit Party and
(ii) to permit the Administrative Agent access to the property for the purposes of exercising its remedies under the Security Agreement.

      "Lenders" means the Lenders identified as such on Schedule 1.1A and such other Lenders as may be added in accordance with the terms of this Agreement.

      "Letter of Credit" means a Letter of Credit issued for the account of a Borrower or one of its Subsidiaries by the Issuing Lender pursuant to Section 2.2, as such Letter of Credit may be amended, modified, extended, renewed or replaced.

      "Letter of Credit Fee" means such term as defined in Section 4.5.

      "Leverage Ratio" means, as of the last day of each fiscal quarter of the Company, the ratio of (a) the sum of Consolidated Funded Debt as of such date plus the aggregate outstanding amount advanced to the Credit Parties under the Permitted Securitization as of such date to (b) Consolidated EBITDA.

      "Lien" means any mortgage, pledge, hypothecation, collateral assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), hypothec, preference, priority, or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement filed under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction, or other similar recording or notice statute, and any lease in the nature thereof).

      "LMIR" means, for any day, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for one month deposits in U.S. dollars at approximately 11:00 A.M. (London time), on such day, or if such day is not a Business Day, then the immediately preceding Business Day (or if not so reported, then as determined by the Agent from another recognized source or interbank quotation). If no such rate is available or can be determined, any request for an LMIR Loan shall be deemed a request for a Base Rate Loan.

      "LMIR Loans" means Loans accruing interest based on the LMIR.

      "Loans" means the Revolving Loans.

      "LOC Documents" means, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered thereunder, and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk or (b) any collateral security for such obligations.

      "LOC Obligations" means, at any time, the sum of (a) the maximum amount which is, or at any time thereafter may become, available to be drawn under all Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (b) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Lender but not theretofore reimbursed.

      "Lockbox" means such term as defined in Section 3.1.

      "Lockbox Account" means such term as defined in Section 3.1.

      "Lockbox Agreement" means such term as defined in Section 3.1.

      "Lockbox Bank" means such term as defined in Section 3.1.

      "London Interbank Offered Rate" means, with respect to any Eurodollar Loan for the Interest Period applicable thereto, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. dollars at approximately 11:00 A.M. (London time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Telerate Page 3750, the applicable rate shall be the arithmetic mean of all such rates. If, for any reason, such rate is not available, the term "London Interbank Offered Rate" shall mean, with respect to any Eurodollar Loan for the Interest Period applicable thereto, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in U.S. dollars at approximately 11:00 A.M. (London time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

      "Material Adverse Effect" means a material adverse effect, after taking into account any applicable insurance (to the extent the provider of such insurance has the financial ability to support its obligations with respect thereto and is not disputing or refusing to acknowledge same), on (a) the business, assets, operations, prospects or condition (financial or otherwise) of the Consolidated Parties, taken as a whole, (b) the ability of (i) the Borrowers to perform their obligations under this Credit Agreement or any of the other Credit Documents or (ii) the Credit Parties to perform their obligations under this Agreement or any of the other Credit Documents, (c) the Collateral or (d) the validity or enforceability of this Agreement, any of the other Credit Documents, or the rights and remedies of the Lenders hereunder or thereunder taken as a whole.

      "Material Contract" means any contract or other arrangement (other than any of the Leases or the Credit Documents), whether written or oral, to which any Credit Party is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.

      "Maturity Date" means April 28, 2008.

      "Multiemployer Plan" means a Plan which is a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA.

      "Multiple Employer Plan" means a Plan (other than a Multiemployer Plan) which the Borrowers or any ERISA Affiliate and at least one other employer other than any Borrower or any ERISA Affiliate are contributing sponsors.

      "Net Proceeds" means all cash proceeds received in connection with an Asset Disposition, net of (a) the actual cash costs incurred in connection with and attributable to such Asset Disposition, (b) any tax liability attributable to such transaction and (c) amounts applied to repayment of Indebtedness (other than the Obligations) secured by a Permitted Lien on a disposed asset.

      "Notes" means the Revolving Credit Notes.

      "Notice of Borrowing" means the request by a Borrower for a Revolving Loan in the form of Exhibit C.

      "Notice of Continuation/Conversion" means a request by the Borrowers to
(i) continue an existing Eurodollar Loan, (ii) convert a Base Rate Loan or LMIR Loan to a Eurodollar Loan, or (iii) convert a Eurodollar Loan to a Base Rate Loan or LMIR Loan, in the form of Exhibit C.

      "Obligations" means the Loans, any other loans and advances or extensions of credit made or to be made by any Lender to any Borrower, or to others for any Borrower's account in each case pursuant to the terms and provisions of this Credit Agreement, together with interest thereon (including interest which would be payable as post-petition interest in connection with any bankruptcy or similar proceeding) and, including, without limitation, any reimbursement obligation or indemnity of the Borrowers on account of Letters of Credit and all other LOC Obligations, and all indebtedness, fees, liabilities, guarantees and obligations which may at any time be owing by any Borrower or any other Credit Party to any Lender in each case pursuant to this Credit Agreement or any other Credit Document, whether now in existence or incurred by a

Borrower or any other Credit Party from time to time hereafter, whether unsecured or secured by pledge, Lien upon or security interest in any of a Borrower's or other Credit Party's assets or property or the assets or property of any other Person, whether such indebtedness is absolute or contingent, joint or several, matured or unmatured, direct or indirect and whether such Borrower or other Credit Party is liable to such Lender for such indebtedness as principal, surety, endorser, guarantor or otherwise. Obligations shall also include any other indebtedness owing to any Lender by any Borrower or other Credit Party under this Credit Agreement and the other Credit Documents, any Borrower's liability to any Lender pursuant to this Credit Agreement as maker or endorser of any promissory note or other instrument for the payment of money, any Borrower's or other Credit Party's liability to any Lender pursuant to this Credit Agreement or any other Credit Document under any instrument of guaranty or indemnity, or arising under any guaranty, endorsement or undertaking which any Lender may make or issue to others for any such Borrower's account pursuant to this Credit Agreement, including any accommodation extended with respect to applications for Letters of Credit, and all liabilities and obligations owing from any Borrower to any Lender, or any affiliate of a Lender, arising under Interest Rate Protection Agreements, all liabilities and obligations now or hereafter arising from or in connection with any Cash Management Products, and all other obligations of the Credit Parties to any Lender (or an Affiliate of any Lender) and the Agent arising under or in connection with the any other Credit Document.

      "OFAC" means the U.S. Department of the Treasury's Office of Foreign Assets Control.

      "Participation Interest" means a participation in Letters of Credit or LOC Obligations purchased pursuant to Section 2.2 or Section 2.4 or in Loans purchased pursuant to Section 4.6 or Section 11.3.

      "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, and any successor thereof.

      "Permitted Investments" means:

            (a) cash and Cash Equivalents;

            (b) money market investment programs that invest exclusively in Cash Equivalents and that are classified as a current asset in accordance with GAAP and that are administered by broker-dealers reasonably acceptable to the Administrative Agent;

            (c) Investments of a Credit Party into another Credit Party;

            (d) loans or advances in the usual and ordinary course of business to officers, directors and employees for expenses incidental to carrying on the business of the Credit Parties, including, without, limitation, relocation and other reasonable expenses associated with employee compensation and perquisites;

            (e) accounts receivable arising from the sale of goods and services in the ordinary course of business of the Credit Parties;

            (f) stock or securities received in settlement of debts (created in the ordinary course of business) owing to a Credit Party;

            (g) Investments existing on the Closing Date and set forth on
      Schedule 1.1B attached hereto;

            (h) loans to officers and employees of the Company to purchase the Capital Stock of the Company in an amount up to $1,000,000 in the aggregate at any time outstanding;

            (i) transactions permitted pursuant to Section 9.10;

            (j) promissory notes issued as consideration in connection with asset sales permitted hereunder;

            (k) Investments by the Credit Parties in their direct or indirect Subsidiaries which are not Credit Parties, in an amount up to $5,000,000 in the aggregate at any time outstanding;

            (l) [intentionally omitted];

            (m) Investments consisting of prepayments, redemptions or purchases of the 2009 Senior Notes permitted under Section 9.15(b);

            (n) [intentionally omitted];

            (o) Investments in Hedging Agreements permitted under Section
      9.1(a);

            (p) the Guaranty dated September 22, 2004 by the Company in favor of Cambridge 16, S. de R.L. de C.V. ("Landlord"), guarantying obligations under that certain Lease dated September 22, 2004 between Landlord and WLVN de Latinoamerica, S. de. R.L. de C.V. not exceeding $10.0 million in the aggregate;

            (q) Investments (other than the Guaranty permitted under clause (p) hereof) in WLVN de Latinoamerica, S. de. R.L. de C.V. and WLV Mexico, S. de. R.L. de C.V. not exceeding $12.5 million in the aggregate (when added to any dispositions of equipment made as permitted under clause (g) of
      Section 9.5); and

            (r) such other Investments as the Administrative Agent and the Required Lenders may approve in their reasonable discretion.

      "Permitted Liens" means:

            (a) Liens in favor of the Lenders pursuant to any Credit Document or any Interest Rate Protection Agreement;

            (b) Liens for taxes not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established;

            (c) Liens in respect of property imposed by law arising in the ordinary course of business such as materialmen's, mechanics', warehousemen's, supplier's or vendor's and other like Liens provided that such Liens secure only amounts not yet due and payable or if overdue are being contested in good faith by appropriate actions or proceedings and adequate reserves have been established;

            (d) pledges or deposits made to secure payment of worker's compensation insurance, unemployment insurance, pensions or social security programs;

            (e) Liens arising from good faith deposits in connection with or to secure performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (other than obligations in respect of the payment of borrowed money);

            (f) easements, rights-of-way, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not impairing, in any material respect, the use of such property for its intended purposes or interfering, in any material respect, with the ordinary conduct of business of the Credit Parties;

            (g) Liens securing purchase money indebtedness (it being understood for the purposes of this Agreement that conditional sales contracts shall constitute purchase money indebtedness) permitted by Section 9.1(d);

            (h) Liens existing on property or assets of any Consolidated Party as of the date of this Agreement and disclosed on Schedule 1.1C; provided that the Liens set forth on Schedule 1.1C shall not extend to or secure any Indebtedness other than any such Indebtedness outstanding on the date hereof;

            (i) financing statements filed in connection with operating leases made in the ordinary course of business; and

            (j) judgments and other similar Liens arising in connection with court proceedings to the extent such judgments do not constitute Events of Default; provided the execution or other enforcement of such Lien is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings.

      "Permitted Securitization" means the trade securitization transaction for an aggregate principal amount of third party investments or advances of up to $45,000,000, evidenced by that certain Receivables Sale Agreement, dated as of April 28, 2005 among the Securitization Companies and the SPC and that certain Receivables Purchase Agreement, dated as of April 28, 2005 among the SPC, Wolverine Finance, LLC, the Company, Blue Ridge Asset Funding

Corporation, the liquidity banks from time to time party thereto and Wachovia Bank, National Association.

      "Person" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

      "Plan" means any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which the Borrowers or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of
Section 3(5) of ERISA.

      "Pledge Agreement" means the Pledge Agreement, dated as of March 27, 2002, and amended on the Closing Date, between the Administrative Agent and the Credit Parties, in the form attached hereto as Exhibit E-2.

      "Prime Rate" means the per annum rate of interest established from time to time by the Administrative Agent at its principal office in Charlotte, North Carolina (or such other principal office of the Administrative Agent as communicated in writing to the Borrowers and the Lenders) as its Prime Rate. Any change in the interest rate resulting from a change in the Prime Rate shall become effective as of 12:01 a.m. of the Business Day on which each change in the Prime Rate is announced by the Administrative Agent. The Prime Rate is a reference rate used by the Administrative Agent in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit to any debtor.

      "Production Month" means for the first two Production Months of a quarter a 4 week production period and for the third Production Month of a production quarter a five week production period of the Credit Parties.

      "Production Quarter" means each thirteen week production period of the Credit Parties.

      "Regulation U or X" means Regulation U or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

      "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the notice requirement has been waived by regulation.

      "Required Lenders" means Lenders whose aggregate Credit Exposure (as hereinafter defined) constitute at least 51% of the aggregate Credit Exposure of all Lenders at such time; provided, however, that Required Lenders shall be comprised of at least two (2) Lenders if there is more than one Lender, and provided, further, that if any Lender shall be a Defaulting Lender at such time then there shall be excluded from the determination of Required Lenders at such time the aggregate principal amount of Credit Exposure of such Lender at such time. For purposes of the preceding sentence, the term "Credit Exposure" as applied to each Lender shall mean (a) at any time prior to the termination of the Commitments, the Revolving Loan Commitment Percentage of such Lender multiplied times the Revolving Loan Commitment, and (b) at any time after the termination of the Commitments, the sum of (i) the principal balance of outstanding Revolving Loans of such

Lender, plus (ii) such Lender's Participation Interests in the face amount of outstanding Letters of Credit.

      "Requirement of Law" means, as to any Person, any law, treaty, rule or regulation or final, non-appealable determination of an arbitrator or a court or other Governmental Authority, in each case applicable to our binding upon such Person or to which any of its property is subject.

      "Restricted Payment" means (i) any cash dividend or other cash distribution, direct or indirect, on account of any shares of any class of Capital Stock of any member of the Consolidated Parties, now or hereafter outstanding, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of any member of the Consolidated Parties now or hereafter outstanding by such member of the Consolidated Parties, except for any redemption, retirement, sinking funds or similar payment payable solely in such shares of that class of stock or in any class of stock junior to that class or
(iii) any cash payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any shares of any class of Capital Stock of any member of the Consolidated Parties now or hereafter outstanding.

      "Revolving Credit Notes" means the promissory notes of the Borrowers in favor of each Lender evidencing the Revolving Loans and substantially in the form of Exhibit D, as such promissory notes may be amended, modified, supplemented or replaced from time to time.

      "Revolving Loan Commitment" means $35,000,000 (U.S.), as such amount may be reduced in accordance with Section 2.10.

      "Revolving Loan Commitment Percentage" means, for each Lender, the percentage identified as its Revolving Loan Commitment Percentage opposite such Lender's name on Schedule 1.1A, as such percentage may be modified by assignment in accordance with the terms of this Agreement.

      "Revolving Loans" means the revolving loans made by the Lenders to the Borrowers pursuant to Section 2.1.

      "Sanctioned Country" means a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/sanctions/index.html, or as otherwise published from time to time.

      "Sanctioned Person" means (a) a Person named on the list of "Specially Designated Nationals and Blocked Persons" maintained by OFAC available at http://www.treas.gov/offices/enforcement/ofac/sanctions/index.html, or as otherwise published from time to time, or (b) (i) an agency of the government of a Sanctioned Country, (ii) an organization controlled by a Sanctioned Country, or (iii) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

      "Securitization Account" means Account No. 2000027030190, ABA No. 061000227, at Wachovia Bank, National Association, titled in the name of "Wachovia Bank, National Association."

      "Securitization Companies" means the Company, Tube Forming, L.P. and Small Tube Manufacturing, LLC.

      "Security Agreement" means the Security Agreement, dated as of March 27, 2002, and amended on the Closing Date, between the Administrative Agent and the Credit Parties, in the form attached hereto as Exhibit E-1.

      "Security Documents" means, collectively, the Security Agreement, the Pledge Agreement, any Acknowledgment Agreements and any Lockbox Agreement.

      "Senior Financial Officers" means the Chief Executive Officer, Chief Financial Officer, Controller and Treasurer of the Company or any other Credit Party.

      "Senior Management Members" means such term as defined in Section 6.28.

      "Senior Officers" means each of the Senior Financial Officers and each Senior Management Member of the Credit Parties.

      "Settlement Period" means such term as defined in Section 2.7(a) and (b).

      "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan or a Multiple Employer Plan.

      "Solvent" means, with respect to any Person as of a particular date, that on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature in their ordinary course, (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's assets would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (d) the fair value of the assets of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (e) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

      "SPC" means DEJ 98 Finance, LLC, a Delaware limited liability company.

      "Subsidiary" of any Person means (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of the capital stock of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries of such Person, and (b) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries of such Person has more than 50% of the equity interest at any time; provided, however, that the SPC shall not be considered a Subsidiary of the Company or any of its other Subsidiaries.

      "Termination Event" means (i) a Reportable Event with respect to any Benefit Plan or Multiemployer Plan; (ii) the withdrawal of any Borrower, any Subsidiary or any ERISA Affiliate from a Benefit Plan during a plan year in which such entity was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (iii) the providing of notice of intent to terminate a Benefit Plan pursuant to Section 4041 of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan; (v) any event or condition (a) which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (b) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (vi) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of any Borrower, any Subsidiary or any ERISA Affiliate from a Multiemployer Plan.

      "UCC" means such term as defined in Section 1.3.

      "Unfinanced Capital Expenditures" means, for any period, all Capital Expenditures not financed from proceeds of Consolidated Funded Debt (other than Loans made under this Agreement or from proceeds of the Permitted
Securitization).

      "Unused Fees" means such term as defined in Section 4.5.

      "Unutilized Revolving Commitment" means, for any period, the amount by which (a) the Revolving Loan Commitment exceeds (b) the daily average sum for such period of the outstanding aggregate principal amount of all Revolving Loans plus the daily average balance of LOC Obligations for such period.

      "U.S. Subsidiary" means any direct or indirect Subsidiary of the Borrowers which is incorporated or organized under the laws of any State of the United States or the District of Columbia.

      "Voting Stock" means, with respect to any Person, Capital Stock issued by such Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

      "Wachovia" means Wachovia Bank, National Association, having its principal office in North Carolina, and its successors and permitted assigns.

      "Wachovia Cash Collateral Accounts" means any Wachovia account established and maintained in the name of the Borrowers at Wachovia, with the Administrative Agent named as secured party thereon, into which funds transferred from any Lockbox or from the Concentration Account or from the Securitization Account will be deposited.

      "Wachovia Funding Account" means any account established and maintained in the name of the Borrowers at Wachovia, with the Administrative Agent named as secured party thereon.

      "WLV Joining Technologies Account" means Account No. 076-9063, ABA No. 043000261, at Mellon Bank, N.A., titled in the name of "Wolverine Joining Technologies, LLC."

      "2008 Senior Note Indenture" means the Indenture, dated as of August 4, 1998 by and among the Company and Wachovia Bank, National Association (f/k/a First Union National Bank), as trustee, as the same may be amended, modified, restated or supplemented and in effect from time to time in accordance with the terms hereof..

      "2008 Senior Noteholders" means a collective reference to the holders from time to time of the 2008 Senior Notes and "2008 Senior Noteholder" means any one of them.

      "2008 Senior Notes" means a reference to any one of the Company's $150,000,000 7 3/8% Senior Notes, due August, 2008 issued by the Company in favor of the 2008 Senior Noteholders pursuant to the 2008 Senior Note Indenture, as such 2008 Senior Notes may be amended, modified, restated or supplemented and in effect from time to time in accordance with the terms hereof.

      "2009 Senior Note Indenture" means that certain Indenture dated as of March 27, 2002 by and among the Company, the Subsidiaries listed therein and Wachovia Bank, National Association, as Trustee, as such 2009 Senior Note Indenture may be amended, modified, restated, replaced or supplemented and in effect from time to time in accordance with the terms hereof.

      "2009 Senior Noteholders" means a collective reference to the holders from time to time of the 2009 Senior Notes and "2009 Senior Noteholder" means any one of them.

      "2009 Senior Notes" means a reference to any one of the Company's $120,000,000 10.5% Senior Notes, due April 1, 2009 issued by the Company in favor of the 2009 Senior Noteholders pursuant to the 2009 Senior Note Indenture, as such 2009 Senior Notes may be amended, modified, restated, replaced or supplemented and in effect from time to time in accordance with the terms hereof.

      1.2 ACCOUNTING TERMS

      Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared in accordance with GAAP applied on a consistent basis. All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with those used in the preparation of the latest annual or quarterly financial statements under Section
7.1 (or prior to the delivery of the first financial statements under Section
7.1 used in the preparation of the financial statements described in Section 6.6). In determining "pro forma" compliance with the financial covenants herein, as required pursuant to any provision hereof, any Indebtedness incurred or asset sale made or Acquisition completed shall be deemed to have been incurred, made or completed, as the case may be, on the first day of the four fiscal quarters most recently ended prior to such occurrence.

      The Borrowers shall deliver to the Lenders at the same time as the delivery of any annual or quarterly financial statement under Section 7.1, (a) a description in reasonable detail of any material variation between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the most recent preceding annual or quarterly financial statements and (b) reasonable estimates of the difference between such statements arising as a consequence thereof.

      1.3 OTHER DEFINITIONAL PROVISIONS

      Terms not otherwise defined herein which are defined in the Uniform Commercial Code as in effect in the State of North Carolina (the "UCC") shall have the meanings given them in the UCC. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Credit Agreement shall refer to the Credit Agreement as a whole and not to any particular provision of this Credit Agreement, unless otherwise specifically provided. References in this Agreement to "Articles", "Sections", "Schedules" or "Exhibits" shall be to Articles, Sections, Schedules or Exhibits of or to this Agreement unless otherwise specifically provided. Any of the terms defined in Section 1.1 may, unless the context otherwise requires, be used in the singular or plural depending on the reference. "Include", "includes" and "including" shall be deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import. "Writing", "written" and comparable terms refer to printing, typing, computer disk, e-mail and other means of reproducing words in a visible form. References to any agreement or contract are to such agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of such Person. References "from" or "through" any date mean, unless otherwise specified, "from and including" or "through and including", respectively. References to any times herein unless otherwise specified herein shall refer to Eastern Standard or Daylight time, as from time to time in effect.

                                   ARTICLE II

                               THE REVOLVING LOANS

      2.1 REVOLVING LOANS

            (a) Revolving Loan Commitment. Subject to the terms and conditions set forth herein, each Lender agrees, severally and not jointly, at any time and from time to time from the Effective Date to the Maturity Date, to make revolving loans (each a "Revolving Loan" and collectively, the "Revolving Loans") in U.S. dollars to the Borrowers; provided, however, that (i) the aggregate amount of Revolving Loans outstanding plus IRPA Obligations plus LOC Obligations outstanding at any one time may not exceed the lesser of the Borrowing Base and the Revolving Loan Commitment; and (ii) with regard to each individual Lender, the Lender's pro rata share of outstanding Revolving Loans plus IRPA Obligations plus LOC Obligations outstanding shall not exceed such Lender's Revolving Loan Commitment Percentage of the Revolving Loan Commitment.

            Revolving Loans shall consist of Base Rate Loans, LMIR Loans or Eurodollar Loans (or a combination thereof) as the Borrowers may request, and the Borrowers may borrow, repay and reborrow in accordance with the terms hereof. The Administrative Agent shall have the continuing right to deduct reserves from the Borrowing Base, and to increase and decrease such reserves from time to time, if and to the extent that in the Administrative Agent's reasonable discretion, such reserves are necessary, including to protect the Administrative Agent's and/or Lender's interest in the Collateral or to protect the Administrative Agent against possible non-payment of Accounts for any reason by account debtors or possible diminution of the value of any of the Collateral or possible non-payment of any of the Obligations or for any Taxes or in respect of any state of facts that could constitute a Default. The Administrative Agent may, at its option, or shall at the request of the Required Lenders, implement reserves by designating as ineligible a sufficient amount of the Account or Inventory that would otherwise be Eligible Accounts or Eligible Inventory, as the case may be, so as to reduce the Borrowing Base by the amount of the intended reserves. Notwithstanding the foregoing to the contrary or any other term or provision herein, LMIR Loans shall be available to be made only when there is a single Lender under this Credit Agreement.

            (b) Method of Borrowing for Revolving Loans.

                  (i) Base Rate Loans and LMIR Loans. By no later than 11:00 a.m., on the date of the request, the applicable Borrower shall submit a Notice of Borrowing to the Administrative Agent setting forth the amount requested, the desire to have such Revolving Loan made as a Base Rate Loan or LMIR Loan and complying in all respects with Section 5.2; provided, however, that certain Base Rate Loans may be made without a Notice of Borrowing in accordance with Section 2.7(a).

                  (ii) Eurodollar Loans. By no later than 11:00 a.m., three (3) Business Days prior to the date of the requested Eurodollar Loan, the applicable Borrower shall submit a Notice of Borrowing to the Administrative Agent setting forth the amount thereof, the desire to have such Revolving Loan made as a Eurodollar Loan, the Interest Period applicable thereto and complying in all respects with Section 5.2.

      2.2 LETTER OF CREDIT SUBFACILITY.

            (a) Issuance. Subject to the terms and conditions hereof and of the LOC Documents, if any, and any other terms and conditions which the Issuing Lender may reasonably require, the Issuing Lender shall from time to time upon request issue, in U.S. dollars, and the Lenders shall participate in, letters of credit (the "Letters of Credit") for the account of the Borrowers or any of their Subsidiaries, from the Effective Date until the Maturity Date, in a form reasonably acceptable to the Issuing Lender; provided, however, that (i) the aggregate amount of LOC Obligations shall not at any time exceed $12,000,000,
(ii) the sum of the aggregate amount of LOC Obligations outstanding plus Revolving Loans plus IRPA Obligations shall not exceed the lesser of the Borrowing Base and the Revolving Loan Commitment, and (iii) with respect to each individual Lender, the Lender's pro rata share of outstanding Revolving Loans plus its pro rata share of outstanding LOC Obligations shall not exceed such Lender's Revolving Loan Commitment Percentage of the Revolving Loan Commitment. The issuance and expiry date of each Letter of Credit shall be a Business Day. Except as otherwise expressly agreed upon by all the Lenders, no Letter of Credit shall have an original expiry date more than one year from the date of issuance, or as extended, shall have an expiry date extending beyond the Maturity Date, except that prior to the Maturity Date a Letter of Credit may be issued or extended with an expiry date extending beyond the Maturity Date, if and to the extent that the Borrowers shall provide cash collateral to the Issuing Lender on the Maturity Date in an amount equal to the maximum amount available to be drawn under such Letter of Credit and the Required Lenders or the Issuing Lender shall not otherwise object. Each Letter of Credit shall be either (x) a standby letter of credit issued to support the obligations (including pension or insurance obligations), contingent or otherwise, of a Borrower or any of its Subsidiaries, or (y) a commercial letter of credit in respect of the purchase of goods or services by a Borrower or any of its Subsidiaries in the ordinary course of business. Each Letter of Credit shall comply with the related LOC Documents.

            (b) Notice and Reports. The request for the issuance of a Letter of Credit shall be submitted to the Issuing Lender at least three (3) Business Days prior to the requested date of issuance. The Issuing Lender will, at least quarterly and more frequently upon request, provide to the Administrative Agent for dissemination to the Lenders a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of the prior report, and including therein, among other things, the account party, the beneficiary, the face amount, and the expiry date as well as any payments or expirations which may have occurred. The Issuing Lender will further provide to the Administrative Agent, promptly upon request, copies of the Letters of Credit.

            (c) Participations. Each Lender, upon issuance of a Letter of Credit, shall be deemed to have purchased without recourse a risk participation from the Issuing Lender in such Letter of Credit and the obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its Revolving Loan Commitment Percentage of the obligations under such Letter of Credit, and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Issuing Lender therefor and discharge when due, its Revolving Loan Commitment Percentage of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each Lender's participation in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any such Letter of Credit, each such Lender shall pay to the Issuing Lender its Revolving Loan Commitment Percentage of such unreimbursed drawing in same day funds on the day of notification by the Issuing Lender of an unreimbursed drawing pursuant to the provisions of subsection (d) hereof. The obligation of each Lender to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrowers or any other Credit Party to reimburse the Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.

            (d) Reimbursement. In the event of any drawing under any Letter of Credit, the Issuing Lender will promptly notify the Borrowers. Unless the Borrowers shall immediately notify the Issuing Lender of its intent to otherwise reimburse the Issuing Lender, the Borrowers shall be deemed to have requested a Revolving Loan made as a Base Rate Loan, in the amount of the drawing as provided in subsection (e) hereof, the proceeds of which will be used to satisfy the reimbursement obligations. The Borrowers shall reimburse the Issuing Lender on the day of drawing under any Letter of Credit either with the proceeds of a Revolving Loan obtained hereunder or otherwise in same day funds as provided herein or in the LOC Documents. If the Borrowers shall fail to reimburse the Issuing Lender as provided hereinabove, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the Base Rate, plus the sum of the Applicable Percentage for Base Rate Loans and two percent (2%). Subject to
Section 2.2(k)(v), the Borrowers' reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of (but without waiver of) any rights of set-off, counterclaim or defense to payment that the applicable account party or the Borrowers may claim or have against the Issuing Lender, the Administrative Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation, any defense based on any failure of the applicable account party, the Borrowers or any other Credit Party to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The Issuing Lender will promptly notify the Lenders of the amount of any unreimbursed drawing and each Lender shall promptly pay to the Administrative Agent for the account of the Issuing Lender, in Dollars and in immediately available funds, the amount of such Lender's Revolving Loan Commitment Percentage of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Lender from the Issuing Lender if such notice is received at or before 2:00 p.m., otherwise such payment shall be made at or before 12:00 Noon on the Business Day next succeeding the day such notice is received. If such Lender does not pay such amount to the Issuing Lender in full upon such request, such Lender shall, on demand, pay to the Administrative Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the date the Lender received the notice regarding the unreimbursed drawing until such Lender pays such amount to the Issuing Lender in full at a rate per annum equal to, if paid within two (2) Business Days of the date of drawing, the Federal Funds Rate and thereafter at a rate equal to the Base Rate. Each Lender's obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the obligations hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever. Simultaneously with the making of each such payment by a Lender to the Issuing Lender, such Lender shall, automatically and without any further action on the part of the Issuing Lender or such Lender, acquire a participation in an amount equal to such payment (excluding the portion of such payment constituting interest owing to the Issuing Lender) in the related unreimbursed drawing portion of the LOC Obligation and in the interest thereon and in the related LOC Documents, and shall have a claim against the Borrowers and the other applicable Credit Parties with respect thereto.

            (e) Repayment with Revolving Loans. On any day on which the Borrowers shall have requested, or been deemed to have requested, a Revolving Loan borrowing to reimburse a drawing under a Letter of Credit, the Administrative Agent shall give notice to the Lenders that a Revolving Loan has been requested or deemed requested in connection with a drawing under a Letter of Credit, in which case a Revolving Loan borrowing comprised solely of Base Rate Loans (each such borrowing, a "Mandatory Borrowing") shall be immediately made from all Lenders (without giving effect to any termination of the Commitments pursuant to Section 9.2) pro rata based on each Lender's respective Revolving Loan Commitment

Percentage and the proceeds thereof shall be paid directly to the Issuing Lender for application to the respective LOC Obligations. Each such Lender hereby irrevocably agrees to make such Revolving Loans immediately upon any such request or deemed request on account of each such Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the same such date notwithstanding (i) the amount of Mandatory Borrowing may not comply with the minimum amount for borrowings of Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in Section 5.2 are then satisfied, (iii) whether a Default or Event of Default then exists, (iv) the failure of any such request or deemed request for Revolving Loans to be made by the time otherwise required hereunder, (v) the date of such Mandatory Borrowing, or (vi) any reduction in the Revolving Loan Commitment or any termination of the Commitments. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the U.S. Bankruptcy Code with respect to the Borrowers or any other Credit Party), then each such Lender hereby agrees that it shall forthwith fund (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrowers on or after such date and prior to such purchase) its Participation Interest in the outstanding LOC Obligations; provided, further, that in the event any Lender shall fail to fund its Participation Interest on the day the Mandatory Borrowing would otherwise have occurred, then the amount of such Lender's unfunded Participation Interest therein shall bear interest payable to the Issuing Lender upon demand, at the rate equal to, if paid within two (2) Business Days of such date, the Federal Funds Rate, and thereafter at a rate equal to the Base Rate.

            (f) Designation of Subsidiaries as Account Parties. Notwithstanding anything to the contrary set forth in this Agreement, a Letter of Credit issued hereunder may contain a statement to the effect that such Letter of Credit is issued for the account of a Subsidiary of a Borrower; provided that notwithstanding such statement, such Borrower shall be the actual account party for all purposes of this Agreement for such Letter of Credit and such statement shall not affect the Borrowers' reimbursement obligations hereunder with respect to such Letter of Credit.

            (g) Modification and Extension. The issuance of any supplement, modification, amendment, renewal, or extensions to any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

            (h) Uniform Customs and Practices. The Letters of Credit shall be subject to The Uniform Customs and Practice for Documentary Credits, as published as of the date of issue by the International Chamber of Commerce (Publication No. 500 or the most recent publication, the "UCP").

            (i) Responsibility of Issuing Lender. It is expressly understood and agreed that the obligations of the Issuing Lender hereunder to the Lenders are only those expressly set forth in this Agreement and that the Issuing Lender shall be entitled to assume that the conditions precedent set forth in Section
5.2 have been satisfied unless it shall have acquired actual knowledge that any such condition precedent has not been satisfied; provided, however, that nothing set forth in this Section 2.2 shall be deemed to prejudice the right of any Lender to recover from the Issuing Lender any amounts made available by such Lender to the Issuing

Lender pursuant to this Section 2.2 in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit constituted gross negligence or willful misconduct on the part of the Issuing Lender.

            (j) Conflict with LOC Documents. In the event of any conflict between this Agreement and any LOC Document, this Agreement shall govern.

            (k) Indemnification of Issuing Lender.

                  (i) In addition to its other obligations under this Agreement, the Borrowers hereby agree to protect, indemnify, pay and save the Issuing Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that the Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or (B) the failure of the Issuing Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions, herein called "Government Acts").

                  (ii) As between the Borrowers and the Issuing Lender, the Borrowers shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuing Lender shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) failure of the beneficiary of a Letter of Credit to comply fully with conditions required in order to draw upon a Letter of Credit; (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (F) any consequences arising from causes beyond the control of the Issuing Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Lender's rights or powers hereunder.

                  (iii) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Lender, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put the Issuing Lender under any resulting liability to the Borrowers or any Credit Party. It is the intention of the parties that this Agreement shall be construed and applied to protect and indemnify the Issuing Lender against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrowers, including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any present or future Government Acts. The

      Issuing Lender shall not, in any way, be liable for any failure by the Issuing Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Issuing Lender.

                  (iv) Nothing in this subsection (k) is intended to limit the reimbursement obligation of the Borrowers contained in this Section 2.2. The obligations of the Borrowers under this subsection (k) shall survive the termination of this Agreement. No act or omission of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Issuing Lender to enforce any right, power or benefit under this Agreement.

                  (v) Notwithstanding anything to the contrary contained in this subsection (k), the Borrowers shall have no obligation to indemnify the Issuing Lender in respect of any liability incurred by the Issuing Lender arising out of the gross negligence or willful misconduct of the Issuing Lender, as determined by a court of competent jurisdiction. Nothing in this Agreement shall relieve the Issuing Lender of any liability to the Borrowers in respect of any action taken by the Issuing Lender which action constitutes gross negligence or willful misconduct of the Issuing Lender or a violation of the UCP or Uniform Commercial Code (as applicable), as determined by a court of competent jurisdiction.

      2.3 [INTENTIONALLY OMITTED]

      2.4 [INTENTIONALLY OMITTED]

      2.5 [INTENTIONALLY OMITTED]

      2.6 MINIMUM AMOUNTS OF LOANS

      Revolving Loans made as Base Rate Loans or LMIR Loans shall be in minimum principal amounts of $500,000 and in $100,000 increments in excess thereof. Revolving Loans made as Eurodollar Loans shall be in minimum principal amounts of $1,000,000 and in $100,000 increments in excess thereof. No more than four
(4) Eurodollar Loans shall be outstanding hereunder at any one time. For the purposes of this Section, (i) Eurodollar Loans with the same Interest Period shall be considered as one Eurodollar Loan and (ii) Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, conversions and continuations may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period.

      2.7 FUNDING OF LOANS TO BORROWERS

            (a) Revolving Loans.

                  (i) Upon receipt of a Notice of Borrowing requesting Revolving Loans, the Administrative Agent shall promptly inform the Lenders as to the terms thereof. Each Lender will make its pro rata share of each Revolving Loan available to the Administrative Agent by 1:00 p.m. (EST), on the date specified in the Notice of

      Borrowing by deposit (in U.S. dollars) of immediately available funds at the offices of the Administrative Agent at the address provided in Section 14.1, or at such other address as the Administrative Agent may designate in writing. All Revolving Loans shall be made by the Lenders pro rata on the basis of each Lender's Revolving Loan Commitment Percentage. The amount of the Revolving Loans will then be made available to the Borrowers by the Administrative Agent by crediting the account of the Borrowers on the books of such office of the Administrative Agent to the extent of the amount of such Revolving Loans are made available to the Administrative Agent.

                  (ii) Because the Borrowers anticipate requesting borrowings of Revolving Loans on a daily basis and repaying Revolving Loans on a daily basis through the collection of Accounts and the proceeds of other Collateral, resulting in the amount of outstanding Revolving Loans fluctuating from day to day, in order to administer the Revolving Loans in an efficient manner and to minimize the transfer of funds between the Administrative Agent and the Lenders, the Lenders hereby instruct the Administrative Agent, and the Administrative Agent may (but is not obligated to) (A) make available, on behalf of the Lenders, the full amount of all Revolving Loans requested by the Borrowers (by telephone, followed by written confirmation) not to exceed $5,000,000 in the aggregate at any one time outstanding without requiring that the Borrowers give the Administrative Agent a written Notice of Borrowing with respect to such borrowing and without giving each Lender prior notice of the proposed borrowing, of such Lender's Revolving Loan Commitment Percentage thereof and the other matters covered by the Notice of Borrowing and (B) if the Administrative Agent has made any such amounts available as provided in clause (A), upon repayment of Revolving Loans by the Borrowers, apply such amounts repaid directly to the amounts made available by the Administrative Agent in accordance with clause (A) and not yet settled as described below; provided that the Administrative Agent shall not advance funds as described in clause (A) above if the Administrative Agent has actually received prior to such borrowing (1) an officer's certificate from the Company or any Borrower pursuant to and in accordance with Section 7.1(d) that a Default or Event of Default is in existence, which Default or Event of Default has not been cured or waived in accordance with the terms hereof, or (2) a Notice of Borrowing with respect to such borrowing from any Borrower wherein the certification provided therein states that the conditions to the making of the requested Revolving Loans have not been satisfied or (3) a written notice from any Lender that the conditions to such borrowing have not been satisfied, which officer's certificate, Notice of Borrowing or notice, in each case, shall not have been rescinded.

            During any Cash Dominion Period, proceeds of Revolving Loans made pursuant to this Section 2.7(a)(ii) shall be transferred directly to the Wachovia Funding Account and applied to the payment of controlled disbursement checks and other appropriate charges to such account designated from time to time by the Borrowers or as otherwise provided for herein and in the other Credit Documents. Wire transfers on any Business Day from the Wachovia Funding Account must be specifically requested by the Borrowers by telecopy by no later than 1:00 P.M. (Eastern time) on such Business Day.

            If the Administrative Agent advances Revolving Loans on behalf of the Lenders, as provided in the immediately preceding paragraphs, the amount of outstanding Revolving Loans and each Lender's Revolving Loan Commitment Percentage thereof shall be computed weekly rather than daily and shall be adjusted upward or downward on the basis of the amount of outstanding Revolving Loans as of 5:00 P.M. on the Business Day immediately preceding the date of each computation; provided, however, that the Administrative Agent retains the absolute right at any time or from time to time to make the aforedescribed adjustments at intervals more frequent than weekly. The Administrative Agent shall deliver to each of the Lenders after the end of each week, or such lesser period or periods as the Administrative Agent shall determine, a summary statement of the amount of outstanding Revolving Loans for such period (such week or lesser period or periods being hereafter referred to as a "Settlement Period"). If the summary statement is sent by the Administrative Agent and received by the Lenders prior to 12:00 Noon on any Business Day each Lender shall make the transfers described in the next succeeding sentence no later than 3:00 P.M. on the day such summary statement was sent; and if such summary statement is sent by the Administrative Agent and received by the Lenders after 12:00 Noon on any Business Day, each Lender shall make such transfers no later than 3:00 P.M. on the next succeeding Business Day. If in any Settlement Period, the amount of a Lender's Revolving Loan Commitment Percentage of the Revolving Loans is in excess of the amount of Revolving Loans actually funded by such Lender, such Lender shall forthwith (but in no event later than the time set forth in the next preceding sentence) transfer to the Administrative Agent by wire transfer in immediately available funds the amount of such excess; and, on the other hand, if the amount of a Lender's Revolving Loan Commitment Percentage of the Revolving Loans in any Settlement Period is less than the amount of Revolving Loans actually funded by such Lender, the Administrative Agent shall forthwith transfer to such Lender by wire transfer in immediately available funds the amount of such difference. The obligation of each of the Lenders to transfer such funds shall be irrevocable and unconditional and without recourse to or warranty by the Administrative Agent.

            Each of the Administrative Agent and the Lenders agree to mark their respective books and records at the end of each Settlement Period to show at all times the dollar amount of their respective Revolving Loan Commitment Percentages of the outstanding Revolving Loans. Because the Administrative Agent on behalf of the Lenders may be advancing and/or may be repaid Revolving Loans prior to the time when the Lenders will actually advance and/or be repaid Revolving Loans, interest with respect to Revolving Loans shall be allocated by the Administrative Agent to each Lender (including the Administrative Agent) in accordance with the amount of Revolving Loans actually advanced by and repaid to each Lender (including the Administrative Agent) during each Settlement Period and shall accrue from and including the date such Revolving Loans are advanced by the Administrative Agent to but excluding the date such Revolving Loans are repaid by the Borrowers in accordance with Section 4.3 or actually settled by the applicable Lender as described in this Section 2.7(a)(ii). For purposes hereof, the Revolving Loans shall be deemed paid as and to the extent set forth in Section 3.1(b). All such Revolving Loans shall be made as Base Rate Loans.

            (b) [Intentionally Omitted].

            (c) Funding of Revolving Loans.

            No Lender shall be responsible for the failure or delay by any other Lender in its obligation to make Revolving Loans hereunder; provided, however, that the failure of any Lender to fulfill its Commitment hereunder shall not relieve any other Lender of its Commitment hereunder. Unless the Administrative Agent shall have been notified by any Lender prior to the date of any Revolving Loan advance pursuant to a Notice of Borrowing that such Lender does not intend to make available to the Administrative Agent its portion of the Revolving Loan advance to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on the date of such Revolving Loan advance, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion without any obligation to do so) make available to the applicable Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent will promptly notify the applicable Borrower and such Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from such Lender or such Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to such Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a per annum rate equal to the Federal Funds Rate.

      2.8 TERM

      The obligation of the Lenders to make Revolving Loans shall expire at the Administrative Agent's close of business in Charlotte, North Carolina on the Maturity Date, or such earlier date if the Commitments are terminated pursuant to Section 11.2. On the Maturity Date, the entire outstanding principal balance of all amounts outstanding under the Revolving Loan Commitment, together with accrued but unpaid interest and all other sums owing under this Agreement, shall be due and payable in full, unless accelerated sooner pursuant to Section 11.2. With respect to all Letters of Credit outstanding on the Maturity Date (or such earlier date if the Commitments are terminated pursuant to Section 11.2), if any, the Credit Parties will immediately pay to the Administrative Agent sufficient cash, to be held by the Administrative Agent, for the benefit of the Lenders, in a cash collateral account as security for the LOC Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an aggregate amount equal to 105% of the maximum aggregate amount which may be drawn under all Letters of Credits then outstanding. Accrued interest on the cash collateral account shall be for the account of the Borrowers, subject to the prior payment in full in cash of all of the Obligations.

      2.9 REVOLVING NOTES

      The Revolving Loans made by each Lender shall be evidenced by a duly executed promissory note of the applicable Borrower, dated as of the Closing Date, in an original principal amount equal to such Lender's Revolving Loan Commitment, and substantially in the form of Exhibit D.

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

      2.10 REDUCTION OF REVOLVING LOAN COMMITMENT

      Upon at least three (3) Business Days' notice, the Borrowers may from time to time permanently reduce the Revolving Loan Commitment to an amount no less than $25,000,000; provided that, (a) such reduction must be in a minimum amount of $3,000,000 and in integral multiples of $1,000,000 above such amount and (b) no reduction shall be made which would reduce the Revolving Loan Commitment to an amount less than the sum of Revolving Loans then outstanding plus LOC Obligations then outstanding.

                                  ARTICLE III

                           CASH DOMINION ARRANGEMENTS

      3.1 LOCKBOX ARRANGEMENTS

            (a) The Borrowers shall have each established and shall maintain one or more lockboxes (each a "Lockbox") with financial institutions selected by them and reasonably acceptable to the Administrative Agent (each a "Lockbox Bank") and shall instruct all account debtors on the Accounts of each Credit Party to remit all payments to its respective Lockboxes. All amounts received by the Credit Parties from any account debtor, in addition to all other cash proceeds from the Collateral, shall be promptly deposited into the applicable Lockbox Account (as defined below).

            (b) Each Credit Party, the Administrative Agent and each Lockbox Bank shall enter into three party agreements in the form of Exhibit F-1 hereto (each a "Lockbox Agreement"), providing, among other things, for the following (except as may otherwise be consented to by the Administrative Agent):

                  (i) The Credit Parties will open and establish for the benefit of the Administrative Agent on behalf of the Lenders an account at each Lockbox Bank (each a "Lockbox Account").

                  (ii) All receipts of Accounts of the Securitization Companies held in the Lockboxes shall be remitted daily to the Concentration Account. All receipts of all other Accounts held in the Lockboxes shall be remitted daily to the WLV Joining Technologies Account. During any Cash Dominion Period and upon notice by the Administrative Agent to the Lockbox Bank, so directing (without further consent by any Borrower) ("Notice of Cash Dominion"), (x) all funds deposited into the Concentration Account on any Business Day shall be transferred as follows: (A) so long as the Permitted Securitization is in effect, to the Securitization Account, with funds transferred to be applied in accordance with the Intercreditor Agreement (funds payable to the Agent for the benefit of the Lenders pursuant to the terms hereof and the Intercreditor Agreement, will be further transferred to the Wachovia Cash Collateral Account) and (B) after the termination of the Permitted Securitization, to the Wachovia Cash Collateral Account and (y) all funds deposited into the WLV Joining Technologies Account on any Business Day shall be transferred to the Wachovia Cash Collateral Account. All funds deposited prior to 2:00 p.m.
      (EST) on any Business Day to the Wachovia Cash Collateral

      Account shall be applied by the Administrative Agent on the same Business Day to reduce the then outstanding balance of the Revolving Loans and to pay accrued interest thereon and to pay any other outstanding Obligations of the Borrowers which are then due and payable hereunder. All amounts received directly by the Credit Parties from any account debtor, in addition to all other cash proceeds from the Collateral, shall be held in trust by the Credit Parties and promptly deposited into the applicable Lockbox Account during the aforesaid Cash Dominion Period or, if made by wire transfer, directly to the Concentration Account or the WLV Joining Technologies Account, as applicable.

                  (iii) All funds deposited into the Wachovia Cash Collateral Account and all funds in all Lockbox Accounts during any Cash Dominion Period, shall, subject to the provisions of the Intercreditor Agreement, immediately fall under the sole dominion and control of the Administrative Agent, and the Credit Parties shall obtain the agreement by the Lockbox Banks to waive any offset rights against the funds so deposited. The Administrative Agent assumes no responsibility for the Lockbox arrangements, including without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by the Lockbox Banks thereunder.

                  (iv) Prior to a Cash Dominion Period, the Credit Parties may close Lockboxes and/or open new Lockboxes with the prior written consent of the Administrative Agent and subject to prior execution and delivery to the Administrative Agent of Lockbox Agreements consistent with the provisions of this Section 3.1(b) and in form and substance satisfactory to the Administrative Agent. The Company shall have the right to close account number 016-4056 (Tube Forming Operating Account) and account number 093-5252 (STP Operating Account).

                  (v) Notwithstanding the foregoing to the contrary, with respect to Lockboxes and related Lockbox Accounts in existence prior to the Closing Date, the Borrowers may, in lieu of entering into a Lockbox Agreement, deliver a Blocked Account Agreement, countersigned by the applicable Lockbox Bank.

            (c) The Borrowers hereby authorize each Lender to charge from time to time against any or all of the Credit Parties' accounts with such Lender any of the Obligations which are then due and payable by such Borrowers. Each Lender receiving any payment as a result of charging any such account shall promptly notify the Administrative Agent thereof and make such arrangements as the Administrative Agent shall request to share the benefit thereof in accordance with Section 4.8.

      3.2 [INTENTIONALLY OMITTED]

      3.3 MAINTENANCE OF ACCOUNT

      The Agent shall maintain an account on its books in the name of the Borrowers in which such Borrowers will be charged with all loans and advances made by the applicable Lenders to such Borrowers or for such Borrowers' account, including the Revolving Loans, the LOC Obligations, and any other Obligations, including any and all costs, expenses and attorney's fees which the Agent may incur, including, without limitation, in connection with the exercise by or for the Lenders of any of the rights or powers herein conferred upon the Agent (other than in connection with any assignments or participations by any Lender) or in the prosecution or defense of any action or proceeding by or against any Borrower, any other Credit Party or the Lenders concerning any matter arising out of, connected with, or relating to this Credit Agreement or the Accounts, or any Obligations owing to the Lenders by any Borrower. The Borrowers will be credited in accordance with Section 3.1 or 3.2 above, as applicable, with all amounts received by the Lenders from the Borrowers or from others for the Borrowers' account, including, as above set forth, all amounts received by the Agent in payment of Accounts. In no event shall prior recourse to any Accounts or other Collateral be a prerequisite to the Agent's right to demand payment of any Obligation upon its maturity. Further, it is understood that the Agent shall have no obligation whatsoever to perform in any respect any of the Credit Parties' contracts or obligations relating to the Accounts.

      3.4 STATEMENT OF ACCOUNT

      After the end of each month the Agent shall send the applicable Borrowers (directed to the Borrowers' Huntsville, Alabama office) a statement showing the accounting for the charges, loans, advances and other transactions occurring between the Lenders and the applicable Borrowers during that month. The monthly statements, absent manifest error, shall be deemed correct and binding upon the applicable Borrowers and shall constitute an account stated between the applicable Borrowers and the Lenders unless the Agent receives a written statement of the applicable Borrowers' exceptions within thirty (30) days after same is mailed to the applicable Borrowers.

                                   ARTICLE IV

           ADDITIONAL PROVISIONS REGARDING LOANS AND LETTERS OF CREDIT

      4.1 CONTINUATIONS AND CONVERSIONS

            (a) Borrowers. The Borrowers shall have the option, on any Business Day, to continue an existing Eurodollar Loan into a subsequent Interest Period, to convert a Base Rate Loan or LMIR Loan into a Eurodollar Loan or to convert a Eurodollar Loan into a Base Rate Loan or LMIR Loan; provided, however, that (i) each such continuation must be requested by the Borrowers pursuant to a written Notice of Continuation/Conversion, in the form of Exhibit C, in compliance with the terms set forth below and (ii) except as provided in Section 4.11, Eurodollar Loans may be converted into Base Rate Loans or LMIR Loans only on the last day of an Interest Period applicable thereto; (iii) Eurodollar Loans may be continued and Base Rate Loans and LMIR Loans may be converted into Eurodollar Loans only if no Default or Event of Default is in existence on the date of continuation or conversion; and (iv) failure by the Borrowers to properly continue a Eurodollar Loan at the end of an Interest Period shall be deemed a conversion to a Base Rate Loan. Each continuation or conversion must be requested by the Borrowers, directed to the Administrative Agent at the address set forth on Schedule 1.1A hereto, no later than 11:00 a.m., (A) on the date of a requested conversion of a Eurodollar Loan to a Base Rate Loan or LMIR Loan or
(B) three (3) Business Days prior to the date of a requested continuation of a Eurodollar Loan or conversion of a Base Rate Loan or LMIR Loan to a Eurodollar Loan, in each case pursuant to a written Notice of Continuation/Conversion submitted to the Administrative Agent which shall set forth (x) whether the applicable Borrower wishes to continue or convert such Loans and (y) if the request is to continue a Eurodollar Loan or convert a Base Rate Loan or LMIR Loan to a Eurodollar Loan, the Interest Period applicable thereto. The Administrative Agent shall give each Lender notice as promptly as practicable of any such proposed extension or conversion pursuant to this section.

            (b) [Intentionally Omitted].

      4.2 INTEREST

            (a) Interest Rate. All Base Rate Loans shall accrue interest at the Base Rate, plus the Applicable Percentage. All LMIR Loans shall accrue interest at the LMIR, plus the Applicable Percentage. All Eurodollar Loans shall accrue interest at the Adjusted Eurodollar Rate for the applicable Interest Period.

            (b) Default Rate of Interest. Upon the occurrence, and during the continuance, of an Event of Default, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing (but not timely paid) hereunder or under the other Credit Documents (including without limitation fees and expenses) may, at the election of the Administrative Agent, and shall at the direction of the Required Lenders, bear interest, payable on demand, at a per annum rate equal to the Base Rate, plus the sum of the Applicable Percentage for Base Rate Loans and two percent (2%) per annum.

            (c) Interest Payments. Interest on Loans shall be due and payable in arrears on each Interest Payment Date. If an Interest Payment Date falls on a date which is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day, except that in the case of Eurodollar Loans where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding day.

            (d) Computation of Interest. All computations of interest hereunder on the Loans shall be made on the basis of the actual number of days elapsed over a year of 360 days.

      4.3 PLACE AND MANNER OF PAYMENTS

      All payments of principal, interest, fees, expenses and other amounts to be made by the Borrowers under this Agreement (including, but not limited to, the Revolving Loans) shall be received not later than 2:00 p.m. (EST), on the date when due in U.S. Dollars and in immediately available funds or by direct charge against the Revolving Loan Commitment, if available, pursuant to Section 3.1(b) hereof, in each case, without setoff, deduction, counterclaim or withholding of any kind, by the Administrative Agent at its offices located at the address set forth on Schedule 1.1A hereto. A Borrower shall, at the time it makes any payment under this Agreement, specify to the Administrative Agent, the Loans, Letters of Credit, fees or other amounts payable by the Borrowers hereunder to which such payment is to be applied (and in the event that it fails to specify, or if such application would be inconsistent with the terms hereof, the Administrative Agent shall distribute such payment to the Lenders in the manner described in Section 4.6). The Administrative Agent will distribute such payments to the applicable Lenders on the date of receipt if any such payment is received prior to 2:00 p.m. (EST time); otherwise the Administrative Agent will distribute such payment to the applicable Lenders on the next succeeding Business Day. The Borrowers' obligations to the Lenders with respect to such payments shall be discharged by making such payments to the applicable agent pursuant to this Section 4.3 or if not timely paid or an Event of Default then exists, may be added to the principal amount of the Revolving Loans outstanding. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and fees for the period of such extension), except that in the case of Eurodollar Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day.

      4.4 PREPAYMENTS

            (a) Voluntary Prepayments. The Borrowers shall have the right to prepay Revolving Loans in whole or in part from time to time without premium or penalty; provided, however, that (i) Eurodollar Loans may only be prepaid on three (3) Business Day's prior written notice to the Administrative Agent, and any prepayment of Eurodollar Loans will be subject to Section 4.14 and (ii) each such partial prepayment of Eurodollar Loans shall be in the minimum principal amount of $1,000,000. Amounts prepaid under this Section 4.4(a) shall be applied as the Borrowers may elect; provided, that if the Borrowers shall fail to specify a voluntary prepayment as to the Revolving Loans then such prepayment shall be applied first to Base Rate Loans, second to LMIR Loans and then to Eurodollar Loans in direct order of Interest Period maturities.

            (b) Mandatory Prepayments.

                  (i) Revolving Loan Overadvance. If, at any time (A) the Revolving Loans outstanding plus the LOC Obligations outstanding plus IRPA Obligations exceed the lesser of the Borrowing Base and the Revolving Loan Commitment; or (B) all Indebtedness for borrowed money of the Company or any Subsidiary of the Company hereunder in an aggregate principal amount which, together with the aggregate amount of Attributable Indebtedness deemed to be outstanding in respect of all Sale/Leaseback Transactions entered into pursuant to clause (a) Section 4.4 of the 2008 Senior Note Indenture (exclusive of any such Sale/Leaseback Transaction otherwise permitted under clauses (a) through (h) of such Indenture), shall exceed 10% of Consolidated Net Tangible Assets (with each of the defined terms used in this subsection (B) having the meaning assigned to such terms in the 2008 Senior Note Indenture), then the Borrowers (or the applicable Borrower) shall immediately make a payment hereunder in an amount equal to such excess. Payments made under (A) and (B) shall be applied first pro rata to Base Rate Loans, second to LMIR Loans and then to Eurodollar Loans in direct order of Interest Period maturities.

                  (ii) Asset Sales. Immediately upon the receipt by any Credit Party of proceeds from any (A) Asset Disposition, the Borrowers shall prepay the Loans in an amount equal to 100% of the Net Proceeds of such Asset Disposition (such prepayment to be applied as set forth in Section 4.4(c) below) or (B) any sale, transfer or other disposition of assets or properties permitted by Section 9.5(f), the Borrowers shall use all net proceeds (but not amounts other than net proceeds) to prepay the Loans in an amount necessary to cause Excess Availability immediately following such prepayment to be at a minimum $10,000,000 (such prepayment to be applied as set forth in Section 4.4(c)) and any remaining net proceeds may be used as permitted herein.

                  (iii) Casualty Loss. To the extent of cash proceeds received in connection with a Casualty Loss by any Credit Party with respect to the Collateral, the Borrowers shall prepay the Loans in an amount equal to one hundred percent (100%) of such cash proceeds if the Administrative Agent shall have elected to apply the proceeds realized from such Casualty Loss to the prepayment of the Loans (such prepayment to be applied as set forth in Section 4.4(c) below).

            (c) Application of Certain Prepayments. All amounts required to prepay Loans pursuant to Section 4.4(b)(ii) or (iii) above shall be applied to the Revolving Loans (first to Base Rate Loans, second to LMIR Loans and then to Eurodollar Loans in direct order of maturities). All prepayments shall be subject to Section 4.14.

      4.5 FEES

            (a) Unused Fees. In consideration of the Revolving Loan Commitment being made available by the Lenders hereunder, the Borrowers agree to pay to the Administrative Agent, for the account of the Lenders, a per annum fee equal to the Applicable Percentage for the Unused Fees (calculated on the basis of the actual number of days elapsed in a 360 day year) on the Unutilized Revolving Commitment (the "Unused Fees"). The accrued Unused Fees shall be due and payable quarterly in arrears on the last day of each calendar quarter (as well as on the Maturity Date and on any date that a Revolving Loan Commitment is reduced) for the calendar quarter then ending (or portion thereof), beginning with the first of such dates to occur after the Closing Date.

            (b) Letter of Credit Fees.

                  (i) Letter of Credit Fee. In consideration of the issuance of Letters of Credit hereunder, the Borrowers agree to pay to the applicable Issuing Lender in respect of outstanding Letters of Credit for the pro rata benefit of the Lenders (based on each Lender's Revolving Loan Commitment Percentage of the Revolving Loan Commitment (calculated on the basis of the actual number of days elapsed in a 360 day year)), an annual fee (the "Letter of Credit Fee") equal to the Applicable Percentage for the Letter of Credit Fee on the average daily maximum amount available to be drawn under each such Letter of Credit from the date of issuance to the date of expiration. The Letter of Credit Fee will be payable quarterly in arrears on the last day of each calendar quarter and on the Maturity Date.

                  (ii) Issuing Lender Fee. In addition to the Letter of Credit Fees payable pursuant to subsection (i) above, each of the Borrowers shall pay to the applicable Issuing Lender for its own account, without sharing by the other Lenders, a fee equal to one-eighth of one percent (0.125%) per annum on the total sum of all Letters of Credit issued by the Issuing Lender, such fee to be paid quarterly in arrears on the last day of each calendar quarter (as well as on the Maturity Date) (the "Issuing Lender Fee").

                  (c) Administrative Fees. The Borrowers agree to pay to the Administrative Agent, for its own account, an annual fee as agreed to between the Borrowers and the Administrative Agent in the Administrative Agent Fee Letter.

                  (d) Authorization to Charge Account. The Borrowers hereby authorize the Administrative Agent to charge the Borrowers' Revolving Loan accounts with the amount of all payments and fees and expenses due hereunder to the Lenders, the Administrative Agent, and the Issuing Lender as and when such payments become due. The Borrowers confirm that any charges which the Agent may so make to the Borrowers' Revolving Loan accounts as herein provided will be made as an accommodation to the Borrowers and solely at the Agent's discretion.

      4.6 PRO RATA TREATMENT

      Except to the extent otherwise provided herein:

            (a) Loans. Each Revolving Loan borrowing (including, without limitation, each Mandatory Borrowing), each payment or prepayment of principal of any Loan, each payment of fees (other than the Issuing Lender Fee retained by each of the Issuing Lenders for its own account and the administrative fees retained by the Administrative Agent for its own account), each reduction of the Revolving Loan Commitment, and each conversion or continuation of any Loan, shall be allocated pro rata among the relevant Lenders in accordance with the respective Revolving Loan Commitment Percentages of such Lenders; it being understood that payments under the Revolving Loans shall be allocated pro rata among the Lenders (or, if the Commitments of such Lenders have expired or been terminated, in accordance with the respective principal amounts of the outstanding Loans and Participation Interests of such Lenders); provided that, if any Lender shall have failed to pay its applicable pro rata share of any Revolving Loan, then any amount to which such Lender would otherwise be entitled pursuant to this subsection (a) shall instead be payable to the Administrative Agent; provided further, that in the event any amount paid to any Lender pursuant to this subsection (a) is rescinded or must otherwise be returned by the Administrative Agent, each Lender shall, upon the request of the Administrative Agent, repay to the Administrative Agent the amount so paid to such Lender, with interest for the period commencing on the date such payment is returned by the Administrative Agent until the date the Administrative Agent receives such repayment at a rate per annum equal to, during the period to but excluding the date two (2) Business Days after such request, the Federal Funds Rate, and thereafter, the Base Rate plus two percent (2%) per annum; and

            (b) Letters of Credit. Each payment of unreimbursed drawings in respect of LOC Obligations shall be allocated to each Lender pro rata in accordance with its Lender Revolving Loan Commitment Percentage; provided that, if any Lender shall have failed to pay its applicable pro rata share of any drawing under any Letter of Credit, then any amount to which such Lender would otherwise be entitled pursuant to this subsection (b) shall instead be payable to the Issuing Lender; provided further, that in the event any amount paid to any Lender pursuant to this subsection (b) is rescinded or must otherwise be returned by the Issuing Lender, each Lender shall, upon the request of the Issuing Lender, repay to the Administrative Agent for the account of the Issuing Lender the amount so paid to such Lender, with interest for the period commencing on the date such payment is returned by the Issuing Lender until the date the Issuing Lender receives such repayment at a rate per annum equal to, during the period to but excluding the date two (2) Business Days after such request, the Federal Funds Rate, and thereafter, the Base Rate, plus two percent (2%) per annum.

      4.7 ALLOCATION OF PAYMENTS AFTER EVENT OF DEFAULT

      Notwithstanding any other provisions of this Agreement, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Agent or any Lender on account of amounts outstanding under any of the Credit Documents or in respect of the Collateral shall be paid over or delivered as follows:

            FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees) of the Agent in connection with enforcing the rights of the Lenders under the Credit Documents and any protective advances made by the Agent with respect to the Collateral under or pursuant to the terms of the Security Documents;

            SECOND, to payment of any fees owed to the Agent or an Issuing Lender hereunder or under any other Credit Document;

            THIRD, to the payment of all reasonable out-of-pocket costs and expenses, (including, without limitation, reasonable attorneys' fees) of each of the Lenders in connection with enforcing its rights under the Credit Documents;

            FOURTH, to the payment of all accrued fees and interest payable to the Lenders hereunder;

            FIFTH, to the payment of the outstanding principal amount of the Loans, to the payment or cash collateralization of the outstanding LOC Obligations (in an amount equal to 105% of the aggregate amount thereof), and all obligations of the Credit Parties in respect of Interest Rate Protection Agreements, pro rata, as set forth below;

            SIXTH, to all other Obligations which shall have become due and payable under the Credit Documents and not repaid pursuant to clauses "FIRST" through "FIFTH" above;

            SEVENTH, to all other Obligations which shall have become due and payable and not repaid pursuant to clauses "FIRST" through "SIXTH" above; and

            EIGHTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (a) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (b) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that its then outstanding Revolving Loans, LOC Obligations and, in the case of clause "FIFTH," obligations outstanding under the Interest Rate Protection Agreements, bears to the aggregate then outstanding Revolving Loans, LOC Obligations, and, in the case of clause "FIFTH," obligations outstanding under Interest Rate Protection Agreements) of amounts available to be applied pursuant to clauses "THIRD", "FOURTH," "FIFTH," and "SIXTH" above; and (c) to the extent that any amounts available for distribution pursuant to clause "FIFTH" above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Administrative Agent in a cash collateral account and applied (x) first, to reimburse the Issuing Lender from time to time for any drawings under such Letters of Credit and (y) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses "FIFTH", "SIXTH" and "SEVENTH" above in the manner provided in this
Section 4.7 and in the Security Documents.

      4.8 SHARING OF PAYMENTS

      The Lenders agree among themselves that, except to the extent otherwise provided herein, in the event that any Lender shall obtain payment in respect of any Loan, unreimbursed drawing with respect to any LOC Obligations or any other obligation owing to such Lender under this Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under Section 506 of the U.S. Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Agreement, such Lender shall promptly pay in cash or purchase from the other applicable Lenders a participation in such Loans, LOC Obligations, and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each applicable Lender which shall have shared the benefit of such payment shall, by payment in cash or a repurchase of a participation theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrowers agree that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Loan, LOC Obligation, or other obligation in the amount of such participation. Except as otherwise expressly provided in this Agreement, if any Lender shall fail to remit to the Agent or any other Lender an amount payable by such Lender to the Agent or such other Lender pursuant to this Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Agent or such other Lender at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 4.8 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 4.8 to share in the benefits of any recovery on such secured claim.

      4.9 CAPITAL ADEQUACY

      If, after the date hereof, any Lender has determined that the adoption or the becoming effective of, or any change in, or any change by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof in the interpretation or administration of, any applicable law, rule or regulation regarding capital adequacy, or compliance by such Lender, or its parent corporation, with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's (or parent corporation's) capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender, or its parent corporation, could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's (or parent corporation's) policies with respect to capital adequacy), then, upon notice from such Lender to the Borrowers, the Borrowers shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender on an after-tax basis (after taking into account applicable deductions and credits in respect of the amount indemnified) for such reduction. Each determination by any such Lender of amounts owing under this Section shall, absent manifest error, be conclusive and binding on the parties hereto. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

      4.10 INABILITY TO DETERMINE INTEREST RATE

            (a) If prior to the first day of any Interest Period, (i) the Administrative Agent shall have determined in good faith (which determination shall be conclusive and binding upon the Borrowers) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, (ii) the Administrative Agent has received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Eurodollar Loans during such Interest Period, or (iii) U.S. Dollar deposits in the principal amounts of the Eurodollar Loans to which such Interest Period is to be applicable are not generally available in the London interbank market, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrowers and the Lenders as soon as practicable thereafter, and will also give prompt written notice to the Borrowers when such conditions no longer exist. If such notice is given, (A) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans,
(B) any Revolving Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Loans shall be converted to or continued as Base Rate Loans and (C) each outstanding Eurodollar Loan shall be converted, on the last day of the then-current Interest Period thereof, to Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrowers have the right to convert Base Rate Loans or LMIR Loans to Eurodollar Loans.

            (b) [Intentionally Omitted]

      4.11 ILLEGALITY

      Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the Closing Date shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) such Lender shall promptly give written notice of such circumstances to the Borrowers and the Administrative Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (b) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert a Base Rate Loan or LMIR Loan to Eurodollar Loans shall forthwith be suspended and, until such time as it shall no longer be unlawful for such Lender to make or maintain Eurodollar Loans, such Lender shall then have a commitment only to make a Base Rate Loan when a Eurodollar Loan is requested and (c) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrowers shall pay to such Lender such amounts, if any, as may be required pursuant to
Section 4.14.

      4.12 REQUIREMENTS OF LAW

      If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof applicable to any Lender, or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the Closing Date (or, if later, the date on which such Lender becomes a Lender):

            (a) shall subject such Lender to any tax of any kind whatsoever with respect to any Letter of Credit or any Loans made or issued by it or its obligation to make or issue any of the foregoing, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 4.13 and changes in taxes measured by or imposed upon the overall net income, or franchise tax imposed in lieu of such net income tax, of such Lender or its applicable lending office, branch, or any affiliate thereof);

            (b) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

            (c) shall impose on such Lender any other condition (excluding any tax of any kind whatsoever);

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender, acting reasonably, deems to be material, of making, converting into, continuing or maintaining Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice to the Borrowers from such Lender, through the Agent, in accordance herewith, the Borrowers shall be obligated to promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender on an after-tax basis (after taking into account applicable deductions and credits in respect of the amount indemnified) for such increased cost or reduced amount receivable, provided that, in any such case, the Borrowers may elect to convert the Eurodollar Loans made by such Lender hereunder to Base Rate Loans by giving the Administrative Agent at least one (1) Business Day's notice of such election, in which case the Borrowers shall promptly pay to such Lender, upon demand, without duplication, such amounts, if any, as may be required pursuant to Section 4.14. If any Lender becomes entitled to claim any additional amounts pursuant to this Section 4.12, it shall provide prompt notice thereof to the Borrowers, through the Administrative Agent, certifying (x) that one of the events described in this Section 4.12 has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and (z) as to the additional amount demanded by such Lender and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any additional amounts payable pursuant to this Section 4.12 submitted by such Lender, through the Administrative Agent, to the Borrowers shall be conclusive and binding on the parties hereto in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

      4.13 TAXES

            (a) Except as provided below in this Section 4.13, all payments made by the Borrowers under this Agreement, any Notes and any documents relating hereto shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any court, or governmental body, agency or other official, including interest, penalties and liabilities with respect thereto ("Taxes"), excluding taxes measured by or imposed upon the overall net income of any Lender or its applicable lending office, or any branch or affiliate thereof, and all franchise taxes, branch taxes, taxes on doing business or taxes on the overall capital or net worth of any Lender or its applicable lending office, or any branch or affiliate thereof, in each case imposed in lieu of net income taxes (other than franchise taxes), imposed: (i) by the jurisdiction under the laws of which such Lender, applicable lending office, branch or affiliate is organized or is located, or in which its principal executive office is located, or any nation within which such jurisdiction is located or any political subdivision thereof; or (ii) by reason of any connection between the jurisdiction imposing such tax and such Lender, applicable lending office, branch or affiliate other than a connection arising solely from such Lender having executed, delivered or performed its obligations, or received payment under or enforced, this Agreement or any Notes. If any such non-excluded Taxes, ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Agent or any Lender hereunder or under any Notes or other documents relating thereto, (A) the Borrowers shall withhold and remit such Taxes to the relevant authority when and as due, (B) the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Non-Excluded Taxes, including Non-Excluded Taxes in respect of additional amounts payable hereunder) interest or any such other amounts payable hereunder or under the Notes or any other document relating hereto at the rates or in the amounts specified in this Agreement and any Notes, provided, however, that the Borrowers shall be entitled to deduct and withhold any Non-Excluded Taxes and shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this Section 4.13 whenever any Non-Excluded Taxes are payable by the Borrowers, and (C) as promptly as possible thereafter the Borrowers shall send to such Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrowers showing prompt payment thereof. If the Borrowers fail to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrowers shall indemnify the Agent and any Lender for any incremental Taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. If a Lender shall change its office that makes or maintains a Loan hereunder, the Borrowers shall not be required to pay any increased amounts to the Lender in respect of any Non-Excluded Taxes pursuant to this Section 4.13 over and above any obligation to withhold or deduct any amount with respect to such Non-Excluded Taxes that existed on the date the Lender changed such office, unless the Lender changed the office at the request of the Borrowers in which case the Borrower shall indemnify the Lender in respect of such increased amounts. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

            (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

                  (i) (A) on or before the date of any payment by the Borrowers under this Agreement or Notes to such Lender, deliver to the Borrowers and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN, W-8ECI, W-8 EXP, W-8IMY or W-9 (or successor thereto or other appropriate form), or successor applicable form, as the case may be, certifying that it is entitled to receive payments under this Agreement and any Notes without deduction, withholding or backup withholding of any United States federal income taxes;

                        (B) deliver to the Borrowers and the Administrative
            Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrowers; and

                        (C) obtain such extensions of time for filing and
            complete such forms or certifications as may reasonably be requested by the Borrowers or the Administrative Agent; or

                  (ii) in the case of any such Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code,
      (A) represent to the Borrowers (for the benefit of the Borrowers and the Administrative Agent) that (x) it is not a bank within the meaning of
      Section 881(c)(3)(A) of the Internal Revenue Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any governmental authority, any application made to a rating agency or qualification for any exemption from any tax, securities law or other legal requirements, (y) is not a 10-percent shareholder for purposes of section 881(c)(3)(B) of the Internal Revenue Code and (z) is not a controlled foreign corporation receiving interest from a related person for purposes of Section 881(c)(3)(C) of the Internal Revenue Code, (B) agree to furnish to the Borrowers, on or before the date of any payment by the Borrowers, with a copy to the Administrative Agent, two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN, W-8ECI, W-8EXP or W-8IMY, (or successor applicable form) certifying to such Lender's legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Internal Revenue Code with respect to payments to be made under this Agreement and any Notes (and to deliver to the Borrowers and the Administrative Agent two further copies of such form on or before the date it expires or becomes obsolete and after the occurrence of any event (including a change in its applicable lending office) requiring a change in the most recently provided form and, if necessary, obtain any extensions of time reasonably requested by the Borrowers or the Administrative Agent for filing and completing such forms), and (C) agree, to the extent legally entitled to do so, upon reasonable request by the Borrowers, to provide to the Borrowers (for the benefit of the Borrowers and the Administrative Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments under this Agreement and any Notes.

      Notwithstanding the above, if any change in treaty, law or regulation has occurred after the date such Person becomes a Lender hereunder which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrowers and the Administrative Agent then such Lender shall be exempt from such requirements. Each such Lender will promptly notify the Administrative Agent and the Borrowers of any changes in circumstances that could reasonably modify or render invalid any claimed exemption. Each Person that shall become a Lender or a participant of a Lender pursuant to Section 14.3 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this subsection (b); provided that in the case of a participant of a Lender, the obligations of such participant of a Lender pursuant to this subsection (b) shall be determined as if the participant of a Lender were a Lender except that such participant of a Lender shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased.

            (c) If any such Taxes shall be or become applicable after the date of this Agreement to such payments by the Borrowers to a Lender, such Lender shall use reasonable efforts to make, fund or maintain the Loan or Loans, as the case may be, through another lending office located in another jurisdiction so as to reduce, to the fullest extent possible, the Borrowers' liability hereunder, if the making, funding or maintenance of such Loan or Loans through such other office does not, in the reasonable judgment of the Lender, materially affect the Lender of such Loan. If the Borrowers are required to make any additional payment to a Lender pursuant to this Section 4.13, and any such Lender receives, or is entitled to receive, a credit against, remission for, or repayment of, any tax paid or payable by it in respect of, or calculated with reference to, the taxes giving rise to such payment, such Lender shall, within a reasonable time after it receives such credit, relief, remission or repayment, reimburse the Borrowers the amount of any such credit, relief, remission or repayment.

      4.14 COMPENSATION

      The Borrowers promise to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur (other than through such Lender's gross negligence or willful misconduct) as a consequence of (a) default by a Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after such Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by a Borrower in making any prepayment of a Eurodollar Loan after such Borrower has given a notice thereof in accordance with the provisions of this Agreement and (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Loans provided for herein (excluding, however, the Applicable Percentage included therein, if any) minus
(ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. Such a certificate as to any amounts payable pursuant to this Section
4.14 submitted by a Lender, through the Administrative Agent to the Lenders, shall be conclusive and binding in the absence of manifest error. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                                    ARTICLE V

                              CONDITIONS PRECEDENT

      5.1 CLOSING CONDITIONS

      The obligation of the Lenders to enter into this Agreement is subject to satisfaction of the following conditions (in form and substance acceptable to the Administrative Agent):

            (a) Executed Credit Documents. Receipt by the Administrative Agent of duly executed copies of (i) this Agreement; (ii) the Revolving Credit Notes;
(iii) the Security Agreement; (iv) the Pledge Agreement; and (v) all other Credit Documents. The Security Agreement shall have been amended to provide for, among other things, the springing lien on the equipment (as such term is defined in the UCC) of the Credit Parties.

            (b) No Default; Representations and Warranties. As of the Closing Date (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects.

            (c) Opinion of Counsel. Receipt by the Administrative Agent of an opinion, or opinions, in form and substance satisfactory to the Administrative Agent, addressed to the Agent on behalf of the Lenders and dated as of the Closing Date, from legal counsel to the Credit Parties which covers, among other matters, valid corporate existence and authority, legality, validity and binding effect of all loan and security documents, perfection of security interests, and, in connection with the execution and delivery of the Credit Documents, the absence of any violation of law or regulation or conflict with any existing contracts (including, without limitation, that the granting of the security interests by the Credit Parties pursuant to the Security Documents and the entering into the Permitted Securitization will not constitute a violation of the 2008 Senior Note Indenture or the 2009 Senior Note Indenture or require pro rata sharing of the Collateral with the 2008 Senior Noteholders or the 2009 Senior Noteholders).

            (d) Corporate Documents. Receipt by the Administrative Agent of the following:

                  (i) Charter Documents. Copies of the articles or certificates of incorporation or other charter documents of each Borrower that is a party to a Credit Document, certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation and certified by a secretary or assistant secretary as of the Closing Date to be true and correct.

                  (ii) Resolutions. Copies of resolutions of the Board of Directors or other comparable managing body of each Credit Party that is party to a Credit Document, approving and adopting the Credit Documents to which it is a party, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary as of the Closing Date to be true and correct and in force and effect as of such date.

                  (iii) Bylaws. A copy of the bylaws of each Credit Party that is a party to a Credit Document, certified by a secretary or assistant secretary as of the Closing Date to be true and correct and in force and effect as of such date.

                  (iv) Good Standing. Copies of (i) certificates of good standing, existence or its equivalent with respect to each Credit Party that is a party to a Credit Document, certified as of a recent date by the appropriate Governmental Authorities of the state or other jurisdiction of organization and (ii) where applicable, a certificate indicating payment of all corporate franchise taxes certified as of a recent date by the appropriate governmental taxing authorities.

            (e) Compliance with Financial Obligations. The Credit Parties shall be in compliance with all existing material financial obligations owed to third parties.

            (f) Personal Property Collateral. The Administrative Agent shall have received:

                  (i) searches of filings under the UCC (or corresponding local laws) in the jurisdiction of the chief executive office of each Credit Party, the jurisdiction of organization of each Credit Party and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Administrative Agent's security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens;

                  (ii) duly completed financing statements under the UCC for each appropriate jurisdiction as is necessary, in the Administrative Agent's reasonable discretion, to perfect the Administrative Agent's security interest in the Collateral;

                  (iii) duly executed consents as are necessary, in the Administrative Agent's reasonable discretion, to perfect the Lenders' security interest in the Collateral including, without limitation, such Acknowledgment Agreements from lessors of real property as the Administrative Agent may require; and

                  (iv) Blocked Account Agreements with respect to each of the deposit accounts of the Credit Parties not maintained with the Administrative Agent substantially in the form of Exhibit F-2 or other tri-party agreements in form and substance satisfactory to the Administrative Agent.

            (g) No Material Adverse Effect. No event shall have occurred since December 31, 2004 that has had or could be reasonably expected to have a Material Adverse Effect.

            (h) Litigation. Except as disclosed in Schedule 6.10, no litigation shall be pending or threatened which, in the reasonable determination of the Administrative Agent, would have or reasonably be expected to have a Material Adverse Effect.

            (i) Consents and Approvals. Receipt by the Administrative Agent of evidence that all material governmental, shareholder and third party consents and approvals necessary or desirable in connection with the execution and delivery of the Credit Documents and the consummation of the transactions set forth therein.

            (j) Officer's Certificate. The Administrative Agent shall have received a certificate or certificates executed by a Senior Financial Officer of the Company on behalf of the Credit Parties as of the Closing Date stating that
(A) each Credit Party is in compliance with all existing material financial obligations, (B) all material governmental, shareholder and third party consents and approvals, if any, with respect to the Credit Documents and the other transactions contemplated thereby have been obtained, (C) except as disclosed pursuant to the Credit Agreement, no action, suit, investigation or proceeding is pending or threatened in any court or before any arbitrator or governmental instrumentality that purports to effect a member of the Consolidated Parties or any other transaction contemplated by the Credit Documents, if such action, suit, investigation or proceeding could have or could be reasonably expected to have a Material Adverse Effect, and (D) immediately after giving effect to this Agreement, the other Credit Documents and the other transactions contemplated therein to occur on such date, (1) each Credit Party is Solvent, (2) no Default or Event of Default exists, (3) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects, and (4) the Consolidated Parties are in compliance with each of the financial covenants set forth in Article VIII.

            (k) Opening Borrowing Base Certificate. Receipt by the Agent of a Borrowing Base Certificate as of the close of business on a date acceptable to the Administrative Agent, substantially in the form of Exhibit G and certified by a Senior Financial Officer of the Company to be true and correct as of the Closing Date.

            (l) Evidence of Insurance. Receipt by the Administrative Agent of copies of insurance policies or certificates of insurance of the Credit Parties evidencing general comprehensive liability and property insurance meeting the requirements set forth in the Credit Documents, including, without limitation, naming the Administrative Agent as loss payee on behalf of the Lenders and each Lender as additional insured and copies of credit insurance policies insuring foreign Accounts to be included as Eligible Accounts Receivable.

            (m) Corporate Structure. The corporate capital and ownership structure of the Consolidated Parties shall be as described in Schedule 5.1(m).

            (n) Other Indebtedness. Receipt by the Administrative Agent of evidence that, after giving effect to the making of the Loans made on the Closing Date, the Credit Parties shall have no Indebtedness other than the Indebtedness under the Credit Documents, as disclosed on Schedule 6.9 and as otherwise permitted by the terms of this Agreement.

            (o) Solvency Certificate. Receipt by the Administrative Agent of an officer's certificate for each of the Credit Parties prepared by a Senior Financial Officer of such Credit Party as to the financial condition, solvency and related matters of such Credit Party, in each case after giving effect to the initial borrowings under the Credit Documents, in substantially the form of Exhibit H hereto.

            (p) Sources and Uses; Payment Instructions. Receipt by the Administrative Agent from the Company of (i) a statement of sources and uses of funds covering all payments reasonably expected to be made by the Company in connection with the transactions contemplated by the Credit Documents to be consummated on the Closing Date, including an itemized estimate of all fees, expenses and other closing costs and (ii) payment instructions with respect to each wire transfer to be made by the Agent on behalf of the Lenders or the Company or the Borrowers on the Closing Date setting forth the amount of such transfer, the purpose of such transfer, the name and number of the account to which such transfer is to be made, the name and ABA number of the bank or other financial institution where such account is located and the name and telephone number of an individual that can be contacted to confirm receipt of such transfer.

            (q) Financial Statements. The Administrative Agent shall have received the Financial Statements described in Section 6.6 and financial and operational projections for the Consolidated Parties quarterly for the fiscal year ending December 31, 2005.

            (r) Fees and Expenses. All fees and expenses required to be paid under this Agreement on or prior to the Closing Date shall have been paid in full.

            (s) Due Diligence. The Administrative Agent shall have completed its due diligence with respect to the Company and its Subsidiaries, including, without limitation its field examination, and the results of such due diligence shall be satisfactory to the Administrative Agent is all respects in its sole discretion.

            (t) Agent for Service of Process. The Administrative Agent shall have received satisfactory evidence that CT Corporation System shall have been appointed as agent for service of process in the State of North Carolina on behalf of the Company.

            (u) Minimum Excess Availability. The Credit Parties shall have Excess Availability of at least $5,000,000 as of the Closing Date, after giving effect to the payment of fees and expenses associated with the closing of this Agreement, after giving effect to the making of Loans and the application of the proceeds thereof to be made on the Closing Date. Accounts payable of the Borrowers must be at a level and in a condition reasonably acceptable to the Administrative Agent.

            (v) Permitted Securitization. The Permitted Securitization shall have been consummated on terms and conditions satisfactory to the Agent. The Intercreditor Agreement shall have been executed and delivered by the parties thereto and shall be in form and substance satisfactory to the Agent.

            (w) Perfection Certificate. The Credit Parties shall have delivered updated perfection certificates to the Agent, in form and substance satisfactory to the Agent.

            (x) Blocked Account Agreements. Wachovia Bank, National Association, in its capacity as collateral agent for (i) the secured parties under the Permitted Securitization and (ii) the Administrative Agent, on behalf of the Lenders, shall have entered into a new blocked account agreement relating to the Concentration Account; the existing Blocked Account Agreement among the Administrative Agent, Mellon Bank, N.A. and the Company and certain of its Subsidiaries shall be amended as of the Closing Date to cover the WLV Joining Technologies Account; and a new Blocked Account Agreement among the Administrative Agent, Mellon Bank, N.A. and the Company and certain of its Subsidiaries shall have been entered into to cover various operating accounts of the Credit Parties, each in form and substance satisfactory to the Agent.

            (y) Consignment Agreement. BAPM and the Company and certain of its Subsidiaries shall have entered into and delivered the Consignment Agreement having terms and provisions reasonably satisfactory to the Agent. The Consignment Intercreditor Agreement shall have been executed and delivered by the parties thereto and shall be in form and substance satisfactory to the Agent.

            (z) Other. The receipt by the Administrative Agent of such other documents, agreements or information as reasonably requested by any Lender.

      5.2 CONDITIONS TO ALL EXTENSIONS OF CREDIT

      In addition to the conditions precedent stated elsewhere herein, the Lenders shall not be obligated to make Loans, nor shall the Issuing Lender be required to issue or extend a Letter of Credit, unless:

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

            (a) Notice. The applicable Borrower shall have delivered (i) in the case of any Loan, a Notice of Borrowing, duly executed and completed, by the time specified in Sections 2.1 or 2.3, as appropriate and (ii) in the case of any Letter of Credit, the Issuing Lender shall have received an appropriate request for issuance in accordance with the provisions of Section 2.2 or 2.4, as applicable;

            (b) Representations and Warranties. The representations and warranties made by a Credit Party in any Credit Document are true and correct in all material respects at and as if made as of such date;

            (c) No Default. No Default or Event of Default shall exist or be continuing either prior to or after giving effect thereto;

            (d) No Material Adverse Effect. There shall not have occurred any Material Adverse Effect;

            (e) Availability. Immediately after giving effect to the making of a Loan or the issuance of a Letter of Credit, the Borrowers shall be in compliance with Section 4.4(b)(i) and shall have Excess Availability of at least $5,000,000;

            (f) 2008 Senior Note Indenture. Immediately after giving effect to the making of a Loan or the issuance of a Letter of Credit, the Company shall not be in violation of the terms of the 2008 Senior Note Indenture;

            (g) 2009 Senior Note Indenture. Immediately after giving effect to the making of a Loan or the issuance of a Letter of Credit, the Company shall not be in violation of the terms of the 2009 Senior Note Indenture;

            (h) Lien Sharing Provisions. Immediately after giving effect to the making of a Loan or the issuance of a Letter of Credit, no requirement shall be in effect that any of the Borrowers make effective provision whereby any or all of the 2008 Senior Notes or 2009 Senior Notes will be secured by a Lien equally and ratably with the Obligations; and

            (i) Interest Rate Protection Agreements. Immediately after giving effect to the making of a Loan or the issuance of a Letter of Credit, the Company shall not be in violation of the terms of any Interest Rate Protection Agreement.

The delivery of each Notice of Borrowing and each request for a Letter of Credit shall constitute a representation and warranty by the applicable Borrower of the correctness of the matters specified in subsections (b), (c), (d), (e), (f),
(g), (h) and (i) above.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

      The Borrowers hereby represent and warrant to each Lender that:

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

      6.1 ORGANIZATION AND GOOD STANDING

      Except as set forth on Schedule 6.1, each Credit Party (i) is a corporation, limited partnership or a limited liability company duly incorporated or formed, as the case may be, validly existing and in good standing under the laws of the State of its incorporation or formation, as the case may be, (ii) is duly qualified and in good standing as a foreign corporation, limited partnership or limited liability company authorized to do business in every jurisdiction where the failure to so qualify could have or reasonably be expected to have a Material Adverse Effect, and (iii) has the requisite corporate, limited partnership or limited liability company power and authority to own its properties and to carry on its business as now conducted and as proposed to be conducted.

      6.2 DUE AUTHORIZATION

      Except as set forth on Schedule 6.2, each Credit Party (a) has the requisite corporate, limited partnership or limited liability company power and authority to execute, deliver and perform such of the Credit Documents to which it is a party and to incur the obligations herein and therein provided for, and
(b) is duly authorized to, and has been authorized by all necessary corporate, limited partnership or limited liability company action, to execute, deliver and perform such of the Credit Documents to which it is a party.

      6.3 NO CONFLICTS

      With respect to each Credit Party, neither the execution and delivery of the Credit Documents, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof will (a) violate or conflict in any material respect with any material provision of its articles or certificate of incorporation or , certificate of limited partnership or certificate of formation, bylaws, agreement of limited partnership or limited liability company agreement (b) violate, contravene or conflict in any material respect with any material law, regulation (including without limitation Regulation U or Regulation X), order, writ, judgment, injunction, decree or permit applicable to it, (c) violate, contravene or conflict in any material respect with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound, or (d) result in or require the creation of any material Lien upon or with respect to its properties except in favor of the Lenders.

      6.4 CONSENTS

      No consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party in respect of any Credit Party is required in connection with the execution, delivery or performance of this Agreement or any of the other Credit Documents other than those consents which have been obtained and copies of which have been delivered to the Administrative Agent.

      6.5 ENFORCEABLE OBLIGATIONS

      This Agreement and the other Credit Documents have been duly executed and delivered and constitute legal, valid and binding obligations of each Credit Party (with regard to each agreement or instrument to which it is a party) enforceable in accordance with their respective terms, except as

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

may be limited by bankruptcy or insolvency laws or similar laws affecting creditors' rights generally.

      6.6 FINANCIAL CONDITION

            (a) The financial statements provided to the Lenders, consisting of
(i) an audited balance sheet of the Consolidated Parties, together with related consolidated statements of income, stockholders' equity and cash flow for the fiscal year 2004 and (ii) unaudited consolidated balance sheets of the Consolidated Parties, together with related consolidated statements of income, and consolidated statements of cash flow for the month ended February 28, 2005, fairly present the financial condition and business operations of the Consolidated Parties as of such respective dates (together, the "Financial Statements"); such financial statements were prepared in accordance with GAAP; and since December 31, 2004, there have occurred no changes or circumstances which have had or are reasonably expected to have a Material Adverse Effect.

            (b) The financial statements delivered to the Lenders pursuant to Sections 7.1(a), (b) and (c) have been prepared in accordance with GAAP and will present fairly the consolidated and/or consolidating (as applicable) financial condition, results of operations and cash flows of the Consolidated Parties as of such date and for such periods.

      6.7 NO DEFAULT

      None of the Credit Parties is in default under any term of any indenture, contract, lease, agreement, instrument or other commitment to which any of them is a party or by which any of them is bound which default has had or could be reasonably expected to have a Material Adverse Effect. None of the Credit Parties knows of any dispute regarding any indenture, contract, lease, agreement, instrument or other commitment which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

      6.8 LIENS

      There are no Liens in favor of third parties with respect to any of the Collateral, including, without limitation, with respect to the Inventory, wherever located, other than Permitted Liens. To the best knowledge of the applicable Credit Party, no lessor, warehouseman, filler, processor or packer of any such Credit Party has granted any Lien with respect to the Inventory maintained by such Credit Party at the property of any such lessor, warehousemen, filler, processor or packer. Upon the proper filing of financing statements and the proper recordation of other applicable documents with the appropriate filing or recordation offices in each of the necessary jurisdictions, the security interests granted pursuant to the Credit Documents constitute and shall at all times constitute valid and enforceable first, prior and perfected Liens on the Collateral (other than Permitted Liens). The Credit Parties are or will be at the time additional Collateral is acquired by them, the absolute owners of the Collateral with full right to pledge, sell, consign, transfer and create a Lien therein, free and clear of any and all Liens in favor of third parties, except Permitted Liens. The Credit Parties will at their expense warrant, until payment in full of the Obligations and termination of the Commitments, and, at the Administrative Agent's request, defend the Collateral from any and all Liens (other than

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

Permitted Liens) of any third party. The Credit Parties will not grant, create or permit to exist, any Lien upon the Collateral, or any proceeds thereof, in favor of any third party (other than Permitted Liens).

      6.9 INDEBTEDNESS

      The Consolidated Parties have no Indebtedness (including without limitation guaranty, reimbursement or other contingent obligations) except (a) as disclosed in the Financial Statements referenced in Section 6.6, (b) as set forth in Schedule 6.9, and (c) as otherwise permitted under the terms of this Agreement.

      6.10 LITIGATION

      Except as disclosed in Schedule 6.10, there are no actions, suits or legal, equitable, arbitration or administrative proceedings, pending or, to the knowledge of the Borrowers threatened, against any Credit Party which, if adversely determined, would have or reasonably be expected to have a Material Adverse Effect.

      6.11 MATERIAL CONTRACTS

      No Credit Party is in default under any Material Contract which default could reasonably be expected to have a Material Adverse Effect.

      6.12 TAXES

      Each Credit Party has filed, or caused to be filed, all material tax returns (federal, state, local and foreign) required to be filed and paid all amounts of taxes shown thereon to be due (including interest and penalties) and has paid all other material taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes (a) that are not yet delinquent or (b) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP. None of the Credit Parties is aware of any proposed material tax assessments against it or any other Credit Party.

      6.13 COMPLIANCE WITH LAW

      None of the Credit Parties has violated or failed to comply with any statute, law, ordinance, regulation, rule or order of any foreign, federal, state or local government, or any other Governmental Authority or any self regulatory organization, or any judgment, decree or order of any court, applicable to its business or operations except where the aggregate of all such violations or failures to comply would not have or reasonably be expected to have a Material Adverse Effect. The conduct of the business of each of the Credit Parties is in conformity with all securities, commodities, energy, public utility, zoning, building code, health, OSHA and environmental requirements and all other foreign, federal, state, provincial and local governmental and regulatory requirements and requirements of any self regulatory organizations, except where such non-conformities could not reasonably be expected to have a Material Adverse Effect. None of the Credit Parties has received any notice to the effect that, or otherwise been advised that, it is not in compliance with, and none of such Credit Parties has any

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

reason to anticipate that any currently existing circumstances are likely to result in the violation of any such statute, law, ordinance, regulation, rule, judgment, decree or order which failure or violation could reasonably be expected to have a Material Adverse Effect.

      6.14 ERISA

            (a) Except as would not reasonably be expected to have a Material Adverse Effect, during the five-year period prior to the date on which this representation is made or deemed made: (i) no ERISA Event has occurred, and, to the best of the Borrowers' or any ERISA Affiliate's knowledge, no event or condition has occurred or exists as a result of which any ERISA Event could reasonably be expected to occur, with respect to any Plan; (ii) no "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, has occurred with respect to any Single Employer Plan; (iii) each Plan, Single Employer Plan and, to the best of the Borrowers' or any ERISA Affiliate's knowledge, each Multiemployer Plan has been maintained, operated, and funded in compliance in all material respects with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable federal or state laws; and (iv) no Lien in favor of the PBGC or a Single Employer Plan has arisen or is reasonably likely to arise on account of any Single Employer Plan.

            (b) Except as set forth in the Financial Statements, the actuarial present value of all "benefit liabilities" on a going concern basis, whether or not vested, under each Single Employer Plan, as of the last annual valuation date prior to the date on which this representation is made or deemed made (determined, in each case, utilizing the actuarial assumptions used in such Plan's most recent actuarial valuation report), did not exceed as of such valuation date the fair market value of the assets of such Plan .

            (c) Except as would not reasonably be expected to have a Material Adverse Effect, neither the Borrowers nor any ERISA Affiliate has incurred, or, to the best of the Borrowers' or any ERISA Affiliate's knowledge, is reasonably expected to incur, any withdrawal liability under ERISA with respect to any Multiemployer Plan or Multiple Employer Plan. Except as would not reasonably be expected to have a Material Adverse Effect, neither Borrower nor any ERISA Affiliate would become subject to any withdrawal liability under ERISA if such Borrower or any such ERISA Affiliate were to withdraw completely from all Multiemployer Plans and Multiple Employer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. Neither Borrower nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the best of the Borrowers' or any ERISA Affiliate's knowledge, reasonably expected to be in reorganization, insolvent, or terminated.

            (d) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or may subject the Borrowers or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which the Borrowers or any ERISA Affiliate has

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

agreed or is required to indemnify any person against any such liability, except for any such prohibited transaction or breach which would not reasonably be expected to have a Material Adverse Effect.

            (e) Except as set forth in the Financial Statements, the Borrowers and their ERISA Affiliates have no material liability with respect to "expected post-retirement benefit obligations" within the meaning of the Financial Accounting Standards Board Statement 106. Each Plan which is a welfare plan (as defined in Section 3(1) of ERISA) to which Sections 601-609 of ERISA and Section 4980B of the Code apply has been administered in compliance in all material respects with such sections.

      6.15 SUBSIDIARIES

      Set forth in Schedule 6.15 is a complete and accurate list of all Subsidiaries of each of the Consolidated Parties. Information on the attached
Schedule 6.15 includes a complete and accurate list of the jurisdiction of incorporation of each of the Consolidated Parties and the percentage ownership interest of voting stock owned by the direct parent company in each such member and the number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto. The outstanding capital stock and other equity interests of all Credit Parties is validly issued, fully paid and non-assessable and is owned by the Borrowers, directly or indirectly, free and clear of all Liens (other than those arising under or contemplated in connection with the Credit Documents). Other than as set forth in Schedule 6.15, no Subsidiary has outstanding any securities convertible into or exchangeable for its Capital Stock nor does any such Person have outstanding any rights to subscribe for or to purchase or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to its Capital Stock.

      6.16 USE OF PROCEEDS; MARGIN STOCK

      The proceeds of the Loans hereunder will be used solely for the purposes specified in Section 7.10. None of such proceeds will be used for the purpose of purchasing or carrying any "margin stock" as defined in Regulation U or Regulation X, or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry "margin stock" or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of Regulation U or Regulation X.

      6.17 GOVERNMENT REGULATION

      No Credit Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940 or the Interstate Commerce Act, each as amended. In addition, none of the Credit Parties is (a) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, and is not controlled by such a company, or (b) a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary" or a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended. No director, executive officer or principal shareholder of any Credit Party is a director, executive officer or principal shareholder of any Lender. For purposes hereof, the terms "director",

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

"executive officer" and "principal shareholder" (when used with reference to any Lender) shall have the meanings ascribed to them in Regulation O issued by the Board of Governors of the Federal Reserve System.

      6.18 HAZARDOUS SUBSTANCES

      Except as disclosed on Schedule 6.18 or except as would not reasonably be expected to have a Material Adverse Effect, all real property owned or leased by any Credit Party or on which any Credit Party operates (the "Subject Property") is free from "hazardous substances" "contaminants" or "pollutants" or similar substances as defined in the applicable Environmental Laws in concentrations or amounts that require cleanup under any Environmental Laws; no portion of the Subject Property is subject to federal, provincial, state or local, complaint, investigation or, to the Borrowers' knowledge, liability under applicable Environmental Laws because of the presence of leaked or spilled petroleum products, waste materials or debris, "PCB's" or PCB items (as defined in 40 C.F.R. Section 763.3), underground storage tanks, "asbestos" (as defined in 40 C.F.R. Section 763.63) or the past or present accumulation, spillage or leakage of any such substance subject to regulation under the Environmental Laws; and each Credit Party is in compliance with all Environmental Laws applicable in connection with the operation of its businesses, except to the extent that the failure to be in compliance would not have or reasonably be expected to have a Material Adverse Effect; and no Borrower knows of any complaint or investigation under Environmental Laws regarding real property which it or any other Credit Party owns or leases or on which it or any other Credit Party operates.

      6.19 PATENTS, FRANCHISES, ETC

      Each Credit Party possesses or has the right to use all material patents, trademarks, service marks, trade names, copyrights, licenses and other rights, free of adverse claims, that are necessary for the operation of its respective business as presently conducted and as proposed to be conducted. Each Credit Party has obtained all material licenses, permits, franchises or other governmental authorizations necessary to the ownership of its respective property and to the conduct of its business, except to the extent that the failure to have obtained any such licenses, permits, franchises or other governmental authorizations would not have or reasonably be expected to have a Material Adverse Effect.

      6.20 SOLVENCY

      Each Credit Party individually, and the Credit Parties as a whole, are and, after consummation of this Agreement and after giving effect to all Indebtedness incurred hereunder will be Solvent.

      6.21 LOCATION OF ASSETS

      The Credit Parties' chief executive offices are set forth on Schedule 6.21 hereto, and the books and records of the Credit Parties and all chattel paper and all records of accounts are located at the chief executive offices of the Credit Parties or as otherwise noted on Schedule 6.21. All other locations where the Credit Parties keep, store or maintain any Collateral are set forth on
Schedule 6.21 hereto. There is no jurisdiction in which any Credit Party has any Collateral (except for Inventory held for shipment by third Persons, Inventory in transit,

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Inventory held for processing by third Persons, or immaterial quantities of
Inventory) other than those jurisdictions listed on Schedule 6.21. Schedule 6.21 is a true, correct and complete list of (i) the names and addresses of each warehouseman, filler, processor and packer at which Inventory is stored, (ii) the address of the chief executive offices of the Credit Parties, (iii) the address of all offices where records and books of account of the Credit Parties are kept or where Collateral is kept, stored or maintained and (iv) the state of incorporation or formation of each of the Credit Parties. None of the receipts received by any of the Credit Parties from any warehouseman, filler, processor or packer states that the goods covered thereby are to be delivered to bearer or to the order of a named person or to a named person and such named person's assigns. Each of the Credit Parties agrees to provide the Administrative Agent with a revised Schedule 6.21 setting forth current principal places of business, chief executive offices, information concerning Inventory locations and jurisdictions of incorporation or formation on a quarterly basis at the time the financial statements described in Section 7.1(b) are required to be delivered to the Administrative Agent and the Lenders.

      6.22 D/B/A OR TRADE NAMES

      None of the Credit Parties has used any corporate, d/b/a or trade name during the five (5) years preceding the date hereof, other than the corporate name shown on its or such Subsidiary's Articles or Certificate of Incorporation and as set forth on Schedule 6.22.

      6.23 NO EMPLOYEE DISPUTES

      There are no controversies pending or, to the best knowledge of the Borrowers after diligent inquiry, threatened between any Credit Parties and any of their respective employees, other than employee grievances arising in the ordinary course of business which could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

      6.24 BROKERS' FEES

      Except for fees payable to the Arranger in connection with the closing and syndication of this Credit Agreement, no Credit Party has any obligation to any Person in respect of any finder's, broker's, investment banking or other similar fee in connection with any of the transactions contemplated under the Credit Documents to occur on the Closing Date.

      6.25 LABOR MATTERS

      None of the Credit Parties is engaged in any unfair labor practice. There is (a) no material unfair labor practice complaint pending against any Credit Party or, to the best knowledge of the Borrowers, threatened against any of them, before the National Labor Relations Board, the Canadian Labour Relations Board or any applicable provincial labour relations board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements that has or would reasonably be expected to have a Material Adverse Effect is so pending against any Credit Party or, to the best knowledge of the Borrowers, threatened against any of them, (b) no strike, labor dispute, slowdown or stoppage pending against any Credit Party or, to the best knowledge of the Borrowers, threatened against any of them, which would have or reasonably be expected to have a Material Adverse Effect and (c) to the best of the knowledge of the Borrowers, no union representation questions with respect to the

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

employees of any of the Credit Parties and no union organizing activities which would have or reasonably be expected to have a Material Adverse Effect.

      6.26 STATUS OF ACCOUNTS

      Each of the Accounts (other than Accounts owing from one Credit Party to another Credit Party) is based on an actual and bona fide sale and delivery of goods or rendering of services to customers, made by the Credit Parties in the ordinary course of business; the goods and inventory being sold and the Accounts created are exclusive property of the Credit Parties and are not and shall not be subject to any Lien, consignment arrangement, encumbrance, security interest or financing statement whatsoever, other than the Permitted Liens; and each of the Credit Parties' customers have accepted the goods or services, owe and are obligated to pay in cash the full amounts stated in the invoices according to their terms, without any dispute, offset, defense or counterclaim that could reasonably be expected to have, when aggregated with any such other disputes, offsets, defenses or counterclaims, a Material Adverse Effect. Each of the Credit Parties confirms to the Lenders that any and all taxes or fees relating to its business, its sales, the Accounts or the goods relating thereto, are its sole responsibility and that same will be paid by such Credit Party when due (unless duly contested and adequately reserved for) and that none of said taxes or fees is or will become a lien on or claim against the Accounts. Each of the Credit Parties confirms to the Lenders that since January 1, 2005, (i) it has not lost any account or customer which could reasonably be expected to have a Material Adverse Effect and (ii) each written contract or other arrangement to which any Credit Party is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could materially adversely effect the business, assets, operations, prospects or condition of such Credit Party, are in full force and effect.

      6.27 [INTENTIONALLY OMITTED]

      6.28 KEY MEMBERS OF MANAGEMENT

      Attached hereto as Schedule 6.28 (as updated from time to time) is a true, correct and complete list of the executive officers of the Credit Parties who report to the Chief Executive Officer of the Company as of the date hereof (collectively, the "Senior Management Members").

      6.29 ACCURACY AND COMPLETENESS OF INFORMATION

      All factual information heretofore, contemporaneously or hereafter furnished by or on behalf of the Credit Parties in writing to the Administrative Agent or any Lender for purposes of or in connection with this Credit Agreement or any Credit Documents, or any transaction contemplated hereby or thereby is or will be true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information not misleading at such time. There is no fact now known to any Senior Officer of any Credit Party which has, or would reasonably be expected to have, a Material Adverse Effect which fact has not been set forth herein, in the Financial Statements, or any certificate, opinion or other written statement made or furnished by any Credit Party to the Administrative Agent.

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

      6.30 COMPLIANCE WITH OFAC RULES AND REGULATIONS.

      None of the Company, any Subsidiary of the Company or any Affiliate of the Company (a) is a Sanctioned Person, (b) has more than 15% of its assets in Sanctioned Countries, or (c) derives more than 15% of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Countries. No part of the proceeds of any Loans or Letters of Credit hereunder will be used directly or indirectly to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country.

      6.31 ANTI-TERRORISM LAWS.

      Neither the making of the Loans hereunder nor the Borrowers' use of the proceeds thereof will violate the Patriot Act, the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, or is in violation of any Federal statute or Presidential Executive Order, including without limitation Executive Order 13224 66 Fed. Reg. 49079 (September 25, 2001) (Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit or Support Terrorism)(collectively, "Anti-Terrorism Laws").

                                   ARTICLE VII

                              AFFIRMATIVE COVENANTS

      Each Borrower hereby covenants and agrees that so long as this Agreement is in effect and until the Loans and LOC Obligations, together with interest, fees and other Obligations hereunder, have been paid in full and the Commitments and Letters of Credit hereunder shall have terminated that they will do or cause to be done the following:

      7.1 INFORMATION COVENANTS

      The Borrowers will furnish, or cause to be furnished, to the Administrative Agent and each Lender:

            (a) Annual Financial Statements. As soon as available and in any event within ninety (90) days after the close of each fiscal year of the Consolidated Parties, a consolidated balance sheet of the Consolidated Parties as at the end of such fiscal year together with related consolidated statements of income, shareholder's equity and of cash flows for such fiscal year, setting forth in comparative form consolidated figures for the preceding fiscal year, all in reasonable detail and audited by independent certified public accountants of recognized national standing and whose opinion shall be to the effect that such consolidated financial statements have been prepared in accordance with GAAP and shall not be limited as to the scope of the audit or qualified as to the status of the Consolidated Parties as a going concern. It is specifically understood and agreed that failure of the annual financial statements to be accompanied by an opinion of such accountants in form and substance as provided herein shall constitute an Event of Default hereunder. The financial statements delivered pursuant to this Section 7.1(a) will have been prepared in accordance with GAAP and will present fairly the

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

consolidated financial condition, results of operations and cash flows of the Consolidated Parties as of the date thereof.

            (b) Quarterly Financial Statements. As soon as available and in any event within forty-five (45) days after the end of each Production Quarter (other than the fourth Production Quarter, in which case ninety (90) days after the end thereof) of each fiscal year of the Consolidated Parties, a consolidated balance sheet and statements of income and of cash flows of the Consolidated Parties as at the end of such quarterly period together with related consolidated statements of retained earnings, shareholder's equity and of cash flows for such quarterly period and for the portion of the fiscal year ending with such period, in each case setting forth in comparative form figures for the corresponding period of the preceding fiscal year, all in reasonable form and detail acceptable to the Administrative Agent, and accompanied by a certificate of a Senior Financial Officer of the Company as being true and correct and as having been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments. The financial statements delivered pursuant to this Section 7.1(b) will have been prepared in accordance with GAAP and will present fairly the consolidated financial condition, results of operations and cash flows of the Consolidated Parties as of the date thereof.

            (c) Monthly Financial Statements. As soon as available and in any event within thirty (30) days after the end of each Production Month of the Consolidated Parties, (i) unaudited consolidated financial statements similar to those required by clause (a) above as of the end of such period and for such period then ended and for the period from the beginning of the current fiscal year to the end of such period and (ii) unaudited balance sheets, income statements and statements of cash flow by unit, in each case prepared in accordance with GAAP (except that such monthly statements need not include footnotes) and certified by a Senior Financial Officer of the Company.

            (d) Officer's Certificate. At the time of delivery of the financial statements provided for in Sections 7.1(a) and (b), a certificate of a Senior Financial Officer of the Company substantially in the form of Exhibit I to the effect that no Default or Event of Default exists, or if any Default or Event of Default does exist specifying the nature and extent thereof and what action the Borrowers propose to take with respect thereto. In addition, for each fiscal quarter and, if the Fixed Charge Coverage Ratio is required to be complied with in accordance with Section 8.1, monthly, such certificate shall (i) demonstrate compliance with the financial covenants contained in Article VIII by calculation thereof as of the end of each such fiscal period and (ii) contain information regarding expenditures made by the Credit Parties as to Permitted Investments and Capital Expenditures during the prior fiscal quarter. In addition to the foregoing, at the time of delivery of the financial statements provided for in Sections 7.1(a) and (b), a certificate of the Company substantially in the form of Exhibit L demonstrating the adjustments made to Consolidated Net Income pursuant to subsection (iii) of Consolidated Net Income.

            (e) Auditor's Reports. Promptly upon receipt thereof, a copy of any other report or "management letter" submitted by independent accountants to a member of the Consolidated Parties in connection with any annual, interim or special audit of the books of the Consolidated Parties.

            (f) SEC and Other Reports. Promptly upon transmission or receipt thereof, (i) copies of any filings and registrations with, and material reports to or from, the Securities and Exchange Commission, or any successor agency, and copies of all financial statements, proxy statements, notices and reports as the Consolidated Parties shall send to its shareholders or to the holders of any other Indebtedness in their capacity as such holders and (ii) upon the request of the Administrative Agent, all material reports and written information to and from the United States Environmental Protection Agency, or any Canadian, state, provincial or local agency responsible for environmental matters, the United States Occupational Safety and Health Administration, or any Canadian, state, provincial or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters relating to a member of the Consolidated Parties.

            (g) Notices. Each Borrower will give written notice to the Administrative Agent (i) immediately of the occurrence of an event or condition consisting of a Default or Event of Default, specifying the nature and existence thereof and what action the Borrowers propose to take with respect thereto, and
(ii) promptly, but in any event within five (5) Business Days, following the occurrence of any of the following with respect to a Credit Party (A) the pendency or commencement of any litigation, arbitral or governmental proceeding against such Credit Party which, if adversely determined, would have or reasonably be expected to have, a Material Adverse Effect, (B) any levy of an attachment, execution or other process against the assets of a Credit Party having a value of $1,000,000 or more, (C) the occurrence of an event or condition which shall constitute a default or event of default under any Indebtedness of a member of the Consolidated Parties in excess of $1,000,000,
(D) any development in the business or affairs of any of the Consolidated Parties which has resulted in, or which the Company reasonably believes may result in, a Material Adverse Effect, (E) the institution of any proceedings against a Credit Party with respect to, or the receipt of notice by such Person of potential liability or responsibility for violation, or alleged violation of any federal, foreign, state, provincial or local law, rule or regulation, including but not limited to, Environmental Laws, the violation of which would have or be reasonably expected to have a Material Adverse Effect or (F) promptly, of any change in the name of any Credit Party.

            (h) Annual Budget and Projections. Not later than March 31st of each fiscal year, an annual budget of the Consolidated Parties containing, among other things, pro forma financial statements and projected loan usage and excess availability on a quarterly basis under the Credit Agreement for such fiscal year and financial and operational projections for such fiscal year.

            (i) Borrowing Base Certificate, etc.. Not later than 12:00 Noon on the 25th day of each Production Month (or if such day is not a Business Day, then on the next succeeding Business Day) and within three (3) Business Days following the date of any Asset Disposition or Casualty Loss in excess of $1,000,000, the Borrowers shall deliver a borrowing base certificate (the "Borrowing Base Certificate") in substantially the form of Exhibit G hereto, duly completed and certified by a Senior Financial Officer of the Company detailing the Eligible Accounts Receivable and Eligible Inventory of the Credit Parties as of the last day of the immediately preceding Production Month. In addition, on the 25th day of each Production Month (or if such day is not a Business Day, then on the next succeeding Business Day), the Company shall furnish a written report to the Lenders setting forth (i) the accounts receivable aged trial balance at the immediately preceding Production Month end for each account debtor, (ii) the accounts payable aging summary for the immediately preceding Production Month, (iii) an inventory summary as of the immediately preceding Production Month by inventory location and reflecting inventory composition (i.e, consigned versus owned, raw versus work-in-process, finished goods versus MRO, etc. or any such category as the Agent may request) and (iv) a sales and cash receipt summary for such immediately preceding Production Month. Such aging reports shall indicate which Accounts are current, up to 30, 30 to 60 and over sixty
(60) days past due and shall list the names of all applicable account debtors. The Administrative Agent may, but shall not be required to, rely on each Borrowing Base Certificate delivered hereunder as accurately setting forth the available Borrowing Base for all purposes of this Credit Agreement until such time as a new Borrowing Base Certificate is delivered to the Administrative Agent in accordance herewith; Borrowing Base Certificates may be prepared and submitted to the Lenders, and the Administrative Agent may request delivery of Borrowing Base Certificates, on a more frequent basis than each Production Month, provided that such certificate shall comply with the requirements set forth elsewhere herein.

            (j) Other Information. With reasonable promptness upon any such request, such other information regarding the business, properties or financial condition of the Consolidated Parties as the Administrative Agent or the Lenders may reasonably request.

      7.2 PRESERVATION OF EXISTENCE AND FRANCHISES

      Each Consolidated Party will do all things necessary to preserve and keep (and will cause each of its Subsidiaries to keep) in full force and effect its existence, franchises and authority, except for corporate reorganizations, corporate dissolution and other similar transactions which would not have or reasonably be expected to have a Material Adverse Effect.

      7.3 BOOKS AND RECORDS

      The Consolidated Parties will keep complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of GAAP. In addition, each Credit Party will maintain books and records pertaining to the Collateral in such detail, form and scope as is consistent with good business practice.

      7.4 COMPLIANCE WITH LAW

      Each of the Consolidated Parties will comply with all material laws, rules, regulations and orders of, and all applicable restrictions imposed by all applicable Governmental Authorities applicable to it, including applicable Environmental Laws if noncompliance would have or be reasonably likely to have a Material Adverse Effect.

      7.5 PAYMENT OF TAXES AND OTHER INDEBTEDNESS

      Each of the Consolidated Parties will pay and discharge (a) all material taxes, assessments and governmental charges or levies imposed upon it or them, or upon its or their capital, income or profits, or upon any of its or their properties, before they shall become delinquent, (b) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, would give rise to a Lien or charge upon any of its or their properties, and (c) except as prohibited hereunder, all of its other Indebtedness as it shall become due; provided, however, that there is no requirement to pay any such tax, assessment, charge, levy, claim or Indebtedness which is being contested in good faith by appropriate proceedings and as to which adequate reserves therefor have been established in accordance with GAAP, unless the failure to make any such payment (i) shall give rise to an immediate right to foreclosure on a Lien securing such amounts or (ii) otherwise would have or reasonably be expected to have a Material Adverse Effect.

      7.6 INSURANCE; CASUALTY LOSS

            (a) Each of the Credit Parties will maintain comprehensive general liability insurance covering third party property damage and insurance covering the Collateral up to the replacement value thereof, with such insurance companies, in such amounts and covering such risks as are at all times satisfactory to the Administrative Agent in its commercially reasonable judgment. The present coverage of the Credit Parties is outlined as to carrier, policy number, expiration date, type and amount on Schedule 7.6 hereto. All policies covering the Collateral are to name the applicable Credit Parties and the Administrative Agent as loss payees in case of loss, as their interests may appear, and are to contain such other provisions as the Administrative Agent may reasonably require to fully protect such Agent's interest in the Collateral and to any payments to be made under such policies. All comprehensive general liability policies of the Credit Parties are to name the Administrative Agent and each Lender as an additional insured. True copies of all original insurance policies or certificates of insurance evidencing such insurance covering the Collateral are to be delivered to the Administrative Agent on or prior to the Closing Date, premium prepaid, with the loss payable endorsement in the Administrative Agent's favor, and shall provide for not less than thirty (30) days prior written notice to the Administrative Agent, of the exercise of any right of cancellation. In the event any Credit Party fails to respond in a timely and appropriate manner (as determined by the Administrative Agent in its reasonable discretion) with respect to collecting under any insurance policies required to be maintained under this Section 7.6, the Administrative Agent shall have the right, in the name of itself or any Credit Party, to file claims under such insurance policies, to receive and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

            (b) Each of the Credit Parties will provide written notice to the Lenders of the occurrence of any of the following events within five (5) Business Days after the occurrence of such event: any of the Collateral is (i) damaged or destroyed, or suffers any other loss or (ii) is condemned, confiscated or otherwise taken, in whole or in part, or the use thereof is otherwise diminished so as to render impracticable or unreasonable the use of such Collateral for the purpose to which such Collateral was used immediately prior to such condemnation, confiscation or taking, by exercise of the powers of condemnation or eminent domain or otherwise, and in either case the amount of the damage, destruction, loss or diminution in value of such Collateral is in excess of $500,000 (collectively, a "Casualty Loss"). Each Credit Party will diligently file and prosecute its claim or claims for any award or payment in connection with a Casualty Loss. In connection with any Casualty Loss, the Credit Parties will pay to the Administrative Agent, promptly upon receipt thereof, any and all insurance proceeds and payments received by any of the Credit Parties on account of damage, destruction or loss of all or any portion of the Collateral and the Administrative Agent shall, at its election and in its sole discretion, either (A) apply the proceeds realized from such loss to payment of accrued and unpaid interest or outstanding principal of the Revolving Loans in accordance with Section 4.4 hereof or (B) pay such proceeds to the Credit Parties to be used to repair, replace or rebuild the Collateral or portion thereof that was the subject of the loss. No settlement on account of any Casualty Loss shall be made without the consent of the Lenders and (2) the Administrative Agent may participate in any such proceedings and the Credit Parties will deliver to the Administrative Agent such documents as may be requested by the Administrative Agent in connection therewith and will consult with the Administrative Agent, its attorneys and agents in the making and prosecution of such claim or claims. Each of the Credit Parties hereby irrevocably authorizes and appoints the Administrative Agent its attorney-in-fact, after the occurrence and continuance of an Event of Default, to collect and receive for any such award or payment and to file and prosecute such claim or claims, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest, and each of the Credit Parties shall, upon demand of the Administrative Agent, make, execute and deliver any and all assignments and other instruments sufficient for the purpose of assigning any such award or payment to the Administrative Agent for the benefit of the Lenders, free and clear of any encumbrances of any kind or nature whatsoever.

      7.7 MAINTENANCE OF PROPERTY

      Each of the Consolidated Parties will maintain and preserve its properties and equipment used or necessary in its business (in whomever's possession as they may be) in good repair, working order and condition, normal wear and tear excepted (and having regard to their respective ages), and will make, or cause to be made, in such properties and equipment from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be needed or proper, to the extent and in the manner customary for companies in similar businesses.

      7.8 PERFORMANCE OF OBLIGATIONS

      Each of the Consolidated Parties will perform in all material respects all of its obligations under the terms of all material agreements, indentures, mortgages, security agreements or other debt instruments to which it is a party or by which it is bound.

      7.9 ERISA

      Upon the Company or any ERISA Affiliate obtaining knowledge thereof, the Company will give written notice to the Administrative Agent promptly (and in any event within five (5) Business Days) of: (a) any event or condition, including, but not limited to, any Reportable Event, that constitutes, or might reasonably lead to, a ERISA Event; (b) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against the Company or any ERISA Affiliate, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA); (c) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which the Company or any ERISA Affiliate is required to contribute to each Single Employer Plan or Multiemployer Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect thereto; or (d) any change in the funding status of any

Single Employer Plan that could have or be reasonably expected to have a Material Adverse Effect; together, with a description of any such event or condition or a copy of any such notice and a statement by a Senior Financial Officer of the Company briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by the Company or any ERISA Affiliate with respect thereto. Promptly upon request, the Company shall furnish the Administrative Agent and the Lenders with such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to filed with the DOL and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA).

      7.10 USE OF PROCEEDS

      The proceeds of the Loans hereunder will be used solely (a) for repayment of certain amounts of existing Funded Debt of the Consolidated Parties, (b) for general corporate, working capital purposes and capital expenditures of the Credit Parties in the ordinary course of business and (c) as otherwise permitted under this Agreement.

      7.11 ADDITIONAL SUBSIDIARIES

      Promptly, or in any event within thirty (30) days, upon any Person becoming a direct or indirect U.S. Subsidiary of a Borrower, the Borrowers shall so notify the Administrative Agent and shall cause (a) such Person to become a Borrower hereunder pursuant to a Joinder Agreement, (b) the Collateral of such Person to be pledged to the Lenders pursuant to a Security Document similar to those executed by the Borrowers, (c) such Person to execute Revolving Notes in favor of the Lenders and (d) such Person to deliver such other documentation as the Administrative Agent may reasonably request in connection with the foregoing, including, without limitation, appropriate UCC-1 Financing Statements, Acknowledgment Agreements, certified resolutions and other organizational and authorizing documents of such Person and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above), all in form, content and scope reasonably satisfactory to the Administrative Agent.

      7.12 AUDITS/INSPECTIONS

      Each of the Credit Parties agrees that the Administrative Agent or its agents may enter upon the premises of any of the Credit Parties at any time and from time to time, during normal business hours, upon reasonable notice and, on and after the occurrence and during the continuation of an Event of Default which continues and is continuing beyond the expiration of any grace or cure period applicable thereto and which has not otherwise been waived by the Administrative Agent, at any time at all, for the purpose of (a) enabling the Administrative Agent's internal auditors or other designees to conduct field examinations at such of the Credit Party's expense, (b) inspecting the Collateral, (c) inspecting and/or copying (at the Credit Parties' expense) any and all records pertaining thereto, (d) discussing the affairs, finances and business of any Credit Party or with any officers, employees and directors of any Credit Party with its certified independent accountant and (e) verifying Eligible Accounts Receivable and/or Eligible Inventory. The Lenders, in the reasonable discretion of the Administrative Agent, may accompany the Administrative Agent at their sole expense in connection with the foregoing inspections.

      7.13 INVENTORY

      Within thirty (30) days after the end of each month, upon the request of the Administrative Agent from time to time, the Credit Parties will provide to the Administrative Agent written statements listing categories of Inventory in reasonable detail as requested by the Administrative Agent. The Credit Parties will conduct annually a physical count of their Inventory and will provide the Administrative Agent with prior written notice indicating when the physical count is to be performed, and a copy of such count will be promptly supplied to the Administrative Agent accompanied by a report of the value (valued at FIFO) of such Inventory; provided that the Credit Parties will conduct such a physical count at such other times and as of such dates as the Administrative Agent shall reasonably request.

      7.14 COLLATERAL RECORDS

      Each Credit Party agrees to maintain such books and records regarding Accounts and the other Collateral as the Administrative Agent may reasonably require, and agrees that such books and records will reflect the Lenders' interest in the Accounts and such other Collateral. Each of the Credit Parties agrees to afford the Administrative Agent thirty (30) days prior written notice of any change in the location at which any Collateral is stored or maintained (other than Inventory held for shipment by third Persons, Inventory in transit, Inventory held for processing by third Persons or immaterial quantities of assets, equipment or Inventory) or in the location of its chief executive office or place of business from the locations specified in Schedule 6.21, and to execute in advance of such change, cause to be filed and/or delivered to the Administrative Agent any financing statements or other documents required by the Administrative Agent, all in form and substance satisfactory to the Administrative Agent. Each of the Credit Parties agrees to advise the Administrative Agent promptly, in sufficient detail, of any material change relating to the type, quantity or quality of the Collateral or any event which could reasonably be expected to have a Material Adverse Effect. Each of the Credit Parties agrees to furnish any Lender with such other information regarding its business affairs and financial condition as such Lender may reasonably request from time to time.

      7.15 SECURITY INTERESTS

      Each Credit Party will defend all or any portion of the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein, except where the amount of such Collateral is immaterial and the failure to so defend such Collateral would not reasonably be expected to have a Material Adverse Effect. Each Credit Party agrees to comply with the requirements of all state, provincial and federal laws in order to grant to the Lenders a valid and perfected first security interest in the Collateral. The Administrative Agent is hereby authorized by each Credit Party to file any financing statements covering the Collateral. Each Credit Party agrees to do whatever the Administrative Agent may reasonably request, from time to time, by way of: filing notices of liens, financing statements, fixture filings and amendments, renewals and continuations thereof; cooperating with the Administrative Agent's custodians; keeping stock records; obtaining waivers from landlords and mortgagees and from warehousemen, fillers, processors and packers and their respective landlords and mortgagees; paying claims, which might if unpaid, become a Lien (other than a Permitted Lien) on the Collateral; and performing such further acts as the Administrative Agent may require in order to effect the purposes of this Credit Agreement and the other Credit Documents. Any and all fees, costs and expenses of whatever kind and nature (including any Taxes, reasonable attorneys' fees or costs for insurance of any kind), which the Administrative Agent may reasonably incur with respect to the Collateral or the Obligations: in filing public notices; in preparing or filing documents; making title examinations or rendering opinions; in protecting, maintaining, or preserving the Collateral or its interest therein; in enforcing or foreclosing the Liens hereunder, whether through judicial procedures or otherwise; or in defending or prosecuting any actions or proceedings arising out of or relating to its transactions with any of the Credit Parties under this Credit Agreement or any other Credit Document, will be borne and paid by the Credit Parties. If same are not promptly paid by the Credit Parties, the Administrative Agent may pay same on the Credit Parties' behalf, and the amount thereof shall be an Obligation secured hereby and due to the Administrative Agent on demand.

      7.16 SCHEDULES OF ACCOUNTS AND PURCHASE ORDERS

      In furtherance of the continuing assignment and security interest in the Accounts of each of the Credit Parties granted pursuant to the Security Agreement, at the request of the Administrative Agent, upon the creation of Accounts, each of the Credit Parties will execute and deliver to the Administrative Agent in such form and manner as the Administrative Agent may reasonably require, solely for its convenience in maintaining records of collateral, such confirmatory schedules of Accounts, and other appropriate reports designating, identifying and describing the Accounts as the Administrative Agent may require. In addition, upon the Administrative Agent's request, upon the occurrence and during the continuation of an Event of Default, each Credit Party will provide the Administrative Agent with copies of agreements with, or purchase orders from, the customers of each of the Credit Parties, and copies of invoices to customers, proof of shipment or delivery and such other documentation and information relating to said Accounts and other collateral as the Administrative Agent may reasonably require. Failure to provide the Administrative Agent with any of the foregoing shall in no way affect, diminish, modify or otherwise limit the security interests granted herein. Each Credit Party hereby authorizes the Administrative Agent to regard such Credit Party's printed name or rubber stamp signature on assignment schedules or invoices as the equivalent of a manual signature by such Credit Party's authorized officers or agents.

      7.17 COLLECTION OF ACCOUNTS

      Unless an Event of Default has occurred and is continuing beyond the expiration of the applicable grace or cure period, or has not otherwise been waived by the Administrative Agent, each Credit Party may and will in accordance with prudent business practices enforce, collect and receive all amounts owing on the Accounts (subject to any amounts that such Credit Party is required to rebate to the applicable account debtor pursuant to any agreement between such Credit Party and such account debtor), for the Lenders' benefit and on the Lenders' behalf but at the Credit Parties' expense in accordance with the provisions of Section 3.1 or 3.2, as applicable; the Administrative Agent may, and upon the request of the Required Lenders shall, shall terminate such privilege, without notice to the Credit Parties which is hereby expressly waived by the Credit Parties, upon the occurrence of any Event of Default which occurs and continues beyond the expiration of any applicable grace or cure period, or which has not otherwise been waived by the Required Lenders. Any checks, cash, notes or other instruments or property received by any Credit Party with respect to any Accounts shall be held by such Credit Party in trust for the benefit of the Lenders, separate from such Credit Party's own property and funds, and immediately turned over to the Administrative Agent, with proper assignments or endorsements. No checks, drafts or other instruments received by the Agent shall constitute final payment unless and until such instruments have actually been collected.

      7.18 NOTICE; CREDIT MEMORANDA; AND RETURNED GOODS

      Each Credit Party will notify the Administrative Agent promptly of any matters materially affecting the value, enforceability or collectibility of any Account, and of all material customer disputes, offsets, defenses, counterclaims, returns and rejections, and all reclaimed or repossessed merchandise or goods, provided, however, that such notice shall only be required as to any such matter that affects Accounts outstanding at any one time from any account debtor, which affected Accounts have a value greater than $500,000, or to the extent that the outcome of such matter could reasonably be expected to have a Material Adverse Effect. Each Credit Party will issue credit memoranda promptly (with duplicates to the Administrative Agent upon its request for same) upon accepting returns or granting allowances, and may continue to do so until the occurrence of an Event of Default which continues beyond the expiration of the applicable grace or cure period, or which has not otherwise been waived by the Required Lenders or upon the request of the Administrative Agent or upon the request of the Required Lenders. After the occurrence and during the continuance of an Event of Default, each Credit Party agrees that all returned, reclaimed or repossessed merchandise or goods shall be set aside by such Credit Party, marked with the Lenders' name and held by such Credit Party for the Lenders' account as owner and assignee.

      7.19 ACKNOWLEDGMENT AGREEMENTS

      Each Credit Party will use commercially reasonable efforts (which shall not require any Credit Party to expend any material sums) to assist the Administrative Agent in obtaining executed Acknowledgment Agreements from each of the warehousemen, processors, packers, fillers, landlords and mortgagees with whom such Credit Party conducts business from time to time or who have an interest in any real property on which any of the Collateral is located.

      7.20 TRADEMARKS

      Each Consolidated Parties will do and cause to be done all things necessary to preserve and keep in full force and effect all registrations of trademarks, service marks and other marks, trade names or other trade rights owned or licensed by such Consolidated Parties, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

      7.21 SPC MATTERS

      After the termination of the Permitted Securitization, promptly upon the request of the Agent, the Company shall cause the SPC to merge with one or more of the Borrowers or cause the assets of the SPC to be distributed to one or more of the Borrowers.

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

                                  ARTICLE VIII

                               FINANCIAL COVENANTS

      Each Borrower hereby covenants and agrees that so long as this Agreement is in effect and until the Loans and LOC Obligations, together with interest, fees and other Obligations hereunder, have been paid in full and the Commitments and Letters of Credit hereunder shall have terminated that they will do or cause to be done the following:

      8.1 FIXED CHARGE COVERAGE RATIO

      During any period beginning on the date on which the Obligations outstanding shall equal or exceed $18,000,000 and continuing until the termination of this Credit Agreement and the repayment in full of all Obligations hereunder, the Consolidated Parties shall maintain a Fixed Charge Coverage Ratio of not less than the following amounts as of the last day of each month ended in the periods indicated below:

                         Period                              Ratio
-------------------------------------------------------   -----------
1st Fiscal Quarter 2005 through 1st Fiscal Quarter 2006   1.00 to 1.0
2nd Fiscal Quarter 2006 through 3rd Fiscal Quarter 2006   1.05 to 1.0
4th Fiscal Quarter 2006 through 2nd Fiscal Quarter 2007   1.10 to 1.0
3rd Fiscal Quarter 2007                                   1.15 to 1.0
4th Fiscal Quarter 2007 and thereafter                    1.20 to 1.0

      8.2 CAPITAL EXPENDITURES

      The Consolidated Parties shall not make Consolidated Capital Expenditures in excess of $15,000,000 during any fiscal year.

      8.3 MINIMUM CONSOLIDATED EBITDA

      Commencing with the fiscal quarter of the Consolidated Parties ending April 3, 2005, Consolidated EBITDA for the Consolidated Parties shall be greater than or equal to the following amounts for the indicated fiscal quarter, calculated on a rolling four quarter basis:

                           Minimum Consolidated
     Fiscal Quarter               EBITDA
-----------------------    --------------------
1st Fiscal Quarter 2005        $33,500,000
2nd Fiscal Quarter 2005        $27,500,000
3rd Fiscal Quarter 2005        $30,000,000
4th Fiscal Quarter 2005        $32,000,000
1st Fiscal Quarter 2006        $33,500,000
2nd Fiscal Quarter 2006        $34,500,000
3rd Fiscal Quarter 2006        $36,000,000
4th Fiscal Quarter 2006        $37,000,000
1st Fiscal Quarter 2007        $37,000,000
2nd Fiscal Quarter 2007        $38,500,000
3rd Fiscal Quarter 2007        $39,500,000
4th Fiscal Quarter 2007        $41,000,000
    and thereafter

      8.4 MINIMUM EXCESS AVAILABILITY

      Excess Availability shall be at least $5,000,000 at all times.

                                   ARTICLE IX

                               NEGATIVE COVENANTS

      Each Borrower hereby covenants and agrees that so long as this Agreement is in effect and until the Loans and LOC Obligations, together with interest, fees and other Obligations hereunder, have been paid in full and the Commitments and Letters of Credit hereunder shall have terminated that it will do or cause to be done the following:

      9.1 INDEBTEDNESS

      The Consolidated Parties will not contract, create, incur, assume or permit to exist any Indebtedness, except:

            (a) Indebtedness arising under this Agreement and the other Credit Documents or any Interest Rate Protection Agreement;

            (b) Indebtedness existing as of the Closing Date as referenced in
Section 6.9 (and renewals, refinancings or extensions thereof, in whole or in part, on terms and conditions substantially the same as such existing Indebtedness and in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing or extension);

            (c) Indebtedness in respect of current accounts payable and accrued expenses incurred in the ordinary course of business including, to the extent not current, accounts payable and accrued expenses that are subject to bona fide dispute;

            (d) purchase money Indebtedness (including capital leases and synthetic leases) incurred by the Consolidated Parties to finance the purchase of fixed assets; provided that

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(i) the total of all such Indebtedness for all of the Consolidated Parties taken together shall not exceed an aggregate principal amount of $2,500,000 at any one time outstanding (including any such Indebtedness referred to in subsection (b) above); (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed; and (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

            (e) unsecured Indebtedness owing from one Credit Party to another Credit Party;

            (f) the guaranty by one Credit Party of another Credit Party's Indebtedness, to the extent such Indebtedness is permitted hereunder;

            (g) Indebtedness of the Company arising under the 2008 Senior Note Indenture and the 2008 Senior Notes in an aggregate principal amount of up to $150,000,000;

            (h) Indebtedness of the Company arising under the 2009 Senior Note Indenture and the 2009 Senior Notes in an aggregate principal amount of up to $120,000,000 (and renewals, exchanges, refinancings or extensions thereof, in whole or in part, on terms and conditions substantially the same as such existing Indebtedness and in a principal amount not in excess of that outstanding as of the date of such renewal, exchange, refinancing or extension);

            (i) Indebtedness in respect of Existing Letters of Credit;

            (j) Indebtedness of non-Credit Party, Consolidated Parties to Credit Parties, permitted pursuant to clause (k) of the definition of Permitted Investments;

            (k) the Guaranty dated September 22, 2004 by the Company in favor of Cambridge 16, S. de R.L. de C.V. ("Landlord"), guarantying obligations under that certain Lease dated September 22, 2004 between Landlord and WLVN de Latinoamerica, S. de. R.L. de C.V. not exceeding $10.0 million in the aggregate;

            (l) Indebtedness incurred in connection with the Permitted Securitization; and

            (m) other Indebtedness, so long as (i) such Indebtedness is unsecured; (ii) no Default or Event of Default shall exist immediately prior to or after the incurrence of such Indebtedness; (iii) the Borrowers shall be in pro forma compliance with all financial covenants contained in Article VIII hereof; (iv) the documentation evidencing such Indebtedness shall not contain covenants which are more restrictive than the covenants contained herein and (v) such Indebtedness shall not exceed an aggregate principal amount of $5,000,000 at any one time outstanding.

      9.2 LIENS

      No Consolidated Party shall contract, create, incur, assume or permit to exist any Lien except for Permitted Liens; provided that in no event shall any Consolidated Party contract, create, incur, assume or permit to exist any Lien on any of its Capital Stock except for Liens arising under

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this Agreement and the other Credit Documents or any Interest Rate Protection
Agreement to secure the Obligations.

      9.3 NATURE OF BUSINESS

      No Consolidated Party shall substantively alter the character of its business from that conducted as of the Closing Date.

      9.4 CONSOLIDATION OR MERGER

      No Consolidated Party shall dissolve, liquidate or wind up its affairs or enter into any transaction of merger, amalgamation or consolidation; provided, however, that (i) the Company may merge or consolidate with any Subsidiary so long as the Company shall be the continuing or surviving corporation, (ii) any Credit Party (other than the Company) may merge or consolidate with any other Credit Party, (iii) any Subsidiary of the Company that is not a Credit Party may be merged with or into any other Subsidiary of the Company that is not a Credit Party and (iv) any Subsidiary of the Company that is not a Credit Party may merge or consolidate with any Credit Party so long as the Credit Party shall be the continuing or surviving corporation.

      9.5 SALE OR LEASE OF ASSETS

      No Consolidated Party will convey, sell, lease, assign, transfer or otherwise dispose of any assets (including the Capital Stock of any Subsidiary of the Company) other than (a) sales of Inventory in the ordinary course of business, (b) sales or other dispositions in the ordinary course of business of assets or properties that are obsolete or that are no longer used or useful in the conduct of such Borrower's or Subsidiary's business (not to exceed in the aggregate in any fiscal year assets with a net book value of $3,000,000), (c) [intentionally omitted], (d) sales in the ordinary course of business of assets or properties (other than Inventory) used in such Borrower's or Subsidiary's business that are worn out or in need of replacement and that are replaced with assets of reasonably equivalent value or utility, (e) sales, leases, assignments, transfers and other dispositions among the Credit Parties, (f) sales of assets or properties set forth on Schedule 9.5; provided, that the net cash proceeds of such sales are applied in accordance with Section 4.4(b)(ii),
(g) dispositions of equipment to WLVN de Latinoamerica, S. de. R.L. de C.V. and WLV Mexico, S. de. R.L. de C.V. not to exceed equipment with a net book value of $12.5 million in the aggregate (when added to any Investments made as permitted under clause (q) of the definition of Permitted Investments); (h) sales or other dispositions of accounts receivables in connection with the Permitted Securitization; and (i) sales, leases, assignments, transfers and other dispositions approved by the Required Lenders.

      9.6 ACQUISITIONS

      The Consolidated Parties will not make any Acquisitions.

      9.7 TRANSACTIONS WITH AFFILIATES

      The Consolidated Parties will not enter into any transaction or series of transactions (other than transactions between the Credit Parties), whether or not in the ordinary course of business, with any officer, director, shareholder, Subsidiary or Affiliate except (i) upon terms and conditions that

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would be obtainable in a comparable arm's-length transaction with a Person other than an Affiliate, (ii) employment arrangements, payment of directors' fees, and transactions pursuant to employees' and directors' stock option plans, each in the ordinary course of business and (iii) transactions permitted pursuant to Sections 9.4, 9.5, or 9.11.

      9.8 OWNERSHIP OF SUBSIDIARIES

      The Credit Parties will not sell, transfer or otherwise dispose of, any shares of capital stock of any of their Subsidiaries who are Credit Parties, or permit any of their Subsidiaries who are Credit Parties to issue, sell or otherwise dispose of, any shares of capital stock of any of their Subsidiaries, except to other Credit Parties.

      9.9 FISCAL YEAR

      The Consolidated Parties will not change any of their respective fiscal years without the prior written consent of the Required Lenders.

      9.10 INVESTMENTS

      The Consolidated Parties will not make any Investments except for Permitted Investments.

      9.11 RESTRICTED PAYMENTS

      The Consolidated Parties will not make a Restricted Payment, other than
(a) dividends, distributions or other payments from any Subsidiary to any Borrower or from any Consolidated Party to a Credit Party, (b) dividends payable solely in the same class of Capital Stock of the Company, (c) [intentionally omitted], and (d) dividends, distributions or other payments applied to the payment of the 2008 Senior Notes and to the payment of the 2009 Senior Notes to the extent any such payments are permitted to be made pursuant to Section 9.15 hereof; provided, however, that in each case described under clause (d) hereof, immediately before and after giving effect to such dividend, distribution or other payment, no Event of Default shall exist and the Company shall be in compliance with the terms and provisions of the 2008 Senior Note Indenture and the terms and provisions of the 2009 Senior Note Indenture.

      9.12 NO ADDITIONAL BANK ACCOUNTS

      The Credit Parties will not open, maintain or otherwise have any checking, savings or other accounts at any bank or other financial institution, or any other account where money is or may be deposited or maintained with any Person, other than the accounts set forth on Schedule 9.12 hereto and, after the Closing Date, such other accounts so long as each such account is subject to a tri-party lockbox or other blocked account agreement satisfactory to the Administrative Agent. To the extent required by Section 3.1 or 3.2, as the case may be, all such checking, savings or other accounts of the Credit Parties shall be under the sole dominion and control of the Administrative Agent in accordance with
Section 3.1 or 3.2.

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      9.13 AMENDMENTS OF ORGANIZATIONAL DOCUMENTS, ETC

      The Consolidated Parties will not, without the prior written consent of the Administrative Agent, amend, modify, cancel or terminate or permit the amendment, modification, cancellation of the Articles or Certificate of Incorporation or other equivalent organizational document of any of the Consolidated Parties, except to the extent (i) permitted under Section 7.2 and
Section 9.4 and (ii) such amendment or modification would not materially adversely effect the Lenders. The Consolidated Parties will not, without the prior written consent of the Administrative Agent, amend, modify, cancel or terminate or permit the amendment or modification of the Consignment Agreement or the agreements evidencing the Permitted Securitization except to the extent such amendment or modification would not (a) make the covenants or events of default contained therein more restrictive or (b) materially adversely effect the Lenders.

      9.14 ADDITIONAL NEGATIVE PLEDGES

      The Consolidated Parties will not create or otherwise cause or suffer to exist or become effective, directly or indirectly, (i) any prohibition or restriction (including any agreement to provide equal and ratable security to any other Person in the event a Lien is granted to or for the benefit of the Administrative Agent and the Lenders) on the creation or existence of any Lien upon the assets of any Consolidated Party, other than (x) Permitted Liens and
(y) the 2008 Senior Note Indenture and the 2009 Senior Note Indenture or (ii) any contractual obligation which may restrict or inhibit the Administrative Agent's rights or ability to sell or otherwise dispose of the Collateral or any part thereof after the occurrence of an Event of Default.

      9.15 OTHER INDEBTEDNESS

      The Consolidated Parties will not effect or permit any change in or amendment to any document or instrument pertaining to the terms of payment or required prepayments of the 2008 Senior Notes or the 2009 Senior Notes, effect or permit any change in or amendment to any document or instrument pertaining to the covenants or events of default of the 2008 Senior Notes or the 2009 Senior Notes if the effect of any such change or amendment is to make such covenants or events of default more restrictive, give any notice of optional redemption or optional prepayment or offer to repurchase under any such document or instrument, or, directly or indirectly, make any payment of principal of or interest on or in redemption, retirement or repurchase of the 2008 Senior Notes or the 2009 Senior Notes, except for (a) scheduled payments required by the terms of the documents and instruments evidencing 2008 Senior Notes and the 2009 Senior Notes, as the case may be and (b) so long as no Default or Event of Default shall have occurred and be continuing immediately prior to or immediately after giving effect to any of the actions or payments contemplated by this subsection 9.15(b), the Consolidated Parties may prepay, redeem or repurchase long-term (as such term is defined in accordance with GAAP) Indebtedness of any Borrower (i) in an amount not to exceed $10,000,000 in any fiscal year, provided the Excess Availability immediately prior to and immediately after giving effect to such prepayment shall be equal to or greater than $20,000,000 or (ii) with the proceeds from (1) the sale of any assets or properties permitted by Section 9.5(f) after compliance with Section 4.4(b)(ii) or (2) any Equity Issuance occurring after the Closing Date.

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      9.16 LICENSES, ETC

      The Consolidated Parties will not enter into licenses of, or otherwise restrict the use of, any patents, trademarks or copyrights which would prevent any Consolidated Party from selling, transferring, encumbering or otherwise disposing of any such patent, trademark or copyright.

      9.17 LIMITATIONS

      The Consolidated Parties will not, directly or indirectly, create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Consolidated Party to (a) pay dividends or make any other distribution on any of its Capital Stock, (b) pay any Indebtedness owed to a Credit Party, (c) make loans or advances to a Credit Party or (d) transfer any of its property to a Credit Party, except for encumbrances or restrictions existing under or by reason of (i) customary non-assignment provisions in any lease governing a leasehold interest, (ii) any agreement or other instrument of a Person existing at the time it becomes a Subsidiary of a Borrower; provided that such encumbrance or restriction is not applicable to any other Person, or any property of any other Person, other than such Person becoming a Subsidiary of a Borrower and was not entered into in contemplation of such Person becoming a Subsidiary of a Borrower, (iii) this Credit Agreement and the other Credit Documents and (iv) the 2008 Senior Note Indenture and the 2009 Senior Note Indenture.

                                   ARTICLE X

                                     POWERS

      10.1 APPOINTMENT OF ADMINISTRATIVE AGENT AS ATTORNEY-IN-FACT

            (a) Power of Administrative Agent. Each Borrower hereby irrevocably authorizes and appoints the Administrative Agent, or any Person or agent the Administrative Agent may designate, as such Borrower's attorney-in-fact, at the Borrowers' cost and expense, to exercise, subject to the limitations set forth in Section 10.2, all of the following powers, which being coupled with an interest, shall be irrevocable until all of the Obligations to the Lenders have been paid and satisfied in full (other than contingent indemnification obligations) and all of the Commitments have been terminated:

                  (i) To receive, take, endorse, sign, assign and deliver, all in the name of the Administrative Agent, the Lenders or such Borrower, as the case may be, any and all checks, notes, drafts, and other documents or instruments relating to the Collateral;

                  (ii) To receive, open and dispose of all mail addressed to such Borrower and to notify postal authorities to change the address for delivery thereof to such address as the Administrative Agent may designate;

                  (iii) To request at any time from customers indebted on Accounts, in the name of such Borrower or a third party designee of the Administrative Agent, information concerning the Accounts and the amounts owing thereon;

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                  (iv) To give customers indebted on Accounts notice of the
      Lenders' interest therein, and/or to instruct such customers to make payment directly to the Administrative Agent for such Borrower's account; and

                  (v) To take or bring, in the name of the Administrative Agent, the Lenders or such Borrower, all steps, actions, suits or proceedings deemed by the Administrative Agent necessary or desirable to enforce or effect collection of the Accounts.

      10.2 LIMITATION ON EXERCISE OF POWER

      Notwithstanding anything hereinabove to the contrary, the powers set forth in Section 10.1(a) and (b) above may only be exercised by the Administrative Agent on and after the occurrence and during the continuation of an Event of Default which has not otherwise been waived by the Administrative Agent.

                                   ARTICLE XI

                         EVENTS OF DEFAULT AND REMEDIES

      11.1 EVENTS OF DEFAULT

      An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):

            (a) Payment. Any Borrower shall default in the payment of (i) any principal owing hereunder, under any of the Credit Documents or in connection herewith when due or (ii) any interest, fees or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith within five days after the date due;

            (b) Representations. Any representation, warranty or statement made or deemed to be made by any Credit Party herein, in any of the Credit Documents, or in any written statement or certificate delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was made or deemed to have been made;

            (c) Covenants. Any Credit Party shall

                  (i) default in the due performance or observance of any term condition or agreement contained in Sections 7.1(i), 7.12, Article VIII or
      Article IX, or

                  (ii) default in the due performance or observance of any term or condition in Section 7.1(a), (b), (c) or (d) and such default shall remain unremedied for a period of fifteen (15) Business Days after the occurrence thereof.

                  (iii) default in the due performance or observance of any term, covenant or agreement (other than those referred to in subsections
      (a), (b), (c)(i) or (c)(ii)

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      of this Section 11.1) contained in this Agreement and such default shall continue unremedied for a period of thirty (30) days after the occurrence thereof;

            (d) Other Credit Documents. (i) Any Credit Party shall default in the due performance or observance of any term, covenant or agreement in any of the other Credit Documents (subject to applicable grace or cure periods, if any), or (ii) any covenant, agreement or obligation of any party (other than the Administrative Agent or any of the Lenders) contained in or evidenced by any of the Credit Documents shall cease to be enforceable in accordance with its terms, or any party (other than the Administrative Agent or the Lenders) to any Credit Document shall deny or disaffirm its obligations under any of the Credit Documents, or any Credit Document shall be canceled, terminated, revoked or rescinded without the express prior written consent of the Administrative Agent, or any action or proceeding shall have been commenced by any Person (other than the Administrative Agent or any Lender) seeking to cancel, revoke, rescind or disaffirm the obligations of any party to any Credit Document, or any court or other Governmental Authority shall issue a judgment, order, decree or ruling to the effect that any of the obligations of any party to any Credit Document are illegal, invalid or unenforceable;

            (e) Termination Event, Etc. The occurrence of an amortization event, termination event, event of default or other similar event under the Permitted Securitization or the occurrence of an event of default under the Consignment Agreement;

            (f) Bankruptcy, etc. The occurrence of any Bankruptcy Event with respect to a Credit Party;

            (g) Defaults under Other Agreements. With respect to any Indebtedness in excess of $2,500,000 (other than Indebtedness outstanding under this Agreement), the 2008 Senior Notes, the 2009 Senior Notes or any Interest Rate Protection Agreement, (i) a Credit Party shall (A) default in any payment (beyond the applicable grace period with respect thereto, if any, but not more than ten(10) days) with respect to any such Indebtedness, or (B) default in the observance or performance relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit, the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required), any such Indebtedness to become due prior to its stated maturity; or (ii) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof;

            (h) Judgments. One or more judgments or decrees shall be entered against a Credit Party involving a liability of $2,500,000 or more in the aggregate (to the extent not paid or fully covered by insurance (subject to payment of the applicable deductible) provided by a carrier who, upon request, has not denied coverage) and any such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within thirty (30) days from the entry thereof;

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            (i) ERISA. Any Termination Event with respect to a Benefit Plan shall have occurred and be continuing thirty (30) days after notice thereof shall have been given to the Company by the Agent or any Lender, and the then current value of such Benefit Plan's benefits guaranteed under Title IV of ERISA exceeds the then current value of such Benefit Plan's assets allocable to such benefits by more than $100,000 (or in the case of a Termination Event involving the withdrawal of a substantial employer, the withdrawing employer's proportionate share of such excess exceeds such amount);

            (j) Ownership. There shall occur a Change of Control; or

            (k) Defective Liens. Any other Credit Document shall fail to be in full force and effect or to give the Administrative Agent and/or the Lenders the security interests, liens, rights, powers and privileges purported to be created thereby (except as such documents may be terminated or no longer in force and effect in accordance with the terms thereof, other than those indemnities and provisions which by their terms shall survive).

      11.2 ACCELERATION; REMEDIES

      Upon the occurrence of an Event of Default, and at any time thereafter, the Administrative Agent shall, upon the request and direction of the Required Lenders, by written notice to the Borrowers, take any of the following actions without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against any Credit Party, except as otherwise specifically provided for herein:

            (a) Termination of Commitments. Declare the Commitments terminated whereupon the Commitments shall be immediately terminated.

            (b) Acceleration of Loans. Declare the unpaid principal of and any accrued interest in respect of all Loans and any and all other indebtedness or obligations of any and every kind owing by the Borrowers to any of the Lenders hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.

            (c) Cash Collateral. Direct the Borrowers to pay (and the Borrowers agree that upon receipt of such written notice, or upon the occurrence of an Event of Default under Section 11.1(f), they will immediately pay) to the Administrative Agent additional cash, to be held by the Administrative Agent, for the benefit of the Lenders, in a cash collateral account as security for the LOC Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an aggregate amount equal to 105% of the maximum aggregate amount which may be drawn under all Letters of Credits then outstanding. Accrued interest on the cash collateral account shall be for the account of the Borrowers, subject to the prior payment in full in cash of all of the Obligations.

            (d) Enforcement of Rights. Enforce any and all rights and interests created and existing under the Credit Documents or at law, including, without limitation, the Security Agreement, the Pledge Agreement, and all rights of set-off.

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Notwithstanding the foregoing, if an Event of Default specified in Section
11.1(f) shall occur, then the Commitments shall automatically terminate and all Loans, all reimbursement obligations under Letters of Credit, all accrued interest in respect thereof, all accrued and unpaid fees and other indebtedness or obligations owing to the Lenders hereunder shall immediately become due and payable without the giving of any notice or other action by the Agent or the Lenders which notice or other action is expressly waived by the Borrowers.

                                   ARTICLE XII

                                   TERMINATION

      Except as otherwise provided in Article XI of this Credit Agreement, the Commitments made hereunder shall terminate on the Maturity Date, and all then outstanding Loans and LOC Obligations shall be immediately due and payable in full. The Credit Parties may terminate in full the Commitments hereunder at any time and all then outstanding Loans and LOC Obligations shall be immediately due and payable in full. Unless sooner demanded in accordance with this Agreement, all Obligations shall become due and payable as of any termination hereunder or under Article XI and, pending a final accounting, the Administrative Agent may withhold, or cause to be withheld, any balances in the Borrowers' Loan accounts, in an amount sufficient, in the Administrative Agent's reasonable discretion, to cover all of the Obligations, whether absolute or contingent, unless supplied with a satisfactory indemnity to cover all of such Obligations. All of the Agent's and the Lenders' rights, liens and security interests shall continue after any termination until all Obligations have been paid and satisfied in full.

                                  ARTICLE XIII

                                    THE AGENT

      13.1 APPOINTMENT

      Each Lender hereby designates and appoints Wachovia as Administrative Agent to act as specified herein and the other Credit Documents, and each such Lender hereby authorizes the Administrative Agent as the agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated by the terms hereof and of the other Credit Documents, together with such other powers as are reasonably incidental thereto, including, without limitation, holding all Collateral and all payments of principal, interest, fees, charges and expenses received pursuant to this Credit Agreement or any other Credit Document for the benefit of the Lenders. Notwithstanding any provision to the contrary elsewhere herein and in the other Credit Documents, the Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any of the other Credit Documents, or shall otherwise exist against the Agent. The provisions of this Article are solely for the benefit of the Agent and the Lenders and none of the Consolidated Parties

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shall have any rights as a third party beneficiary of the provisions hereof. In performing its functions and duties under this Agreement and the other Credit Documents, the Agent shall act solely as agent of the Lenders and do not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for the Borrowers or any of the Consolidated Parties.

      Without limiting the generality of this Section 13.1, each Lender expressly authorizes the Administrative Agent to determine, subject to the terms of this Credit Agreement, on behalf of such Lender whether or not Accounts shall be deemed to constitute Eligible Accounts Receivable or Inventory shall be deemed to constitute Eligible Inventory, to deduct reserves from the Borrowing Base, and to increase and decrease such reserves from time to time. Such authorization may be withdrawn by the Required Lenders; provided, however, that unless otherwise agreed by the Administrative Agent such withdrawal of authorization shall not become effective until the thirtieth Business Day after receipt of such notice by the Administrative Agent. Thereafter, the Required Lenders shall jointly instruct the Administrative Agent in writing regarding such matters with such frequency as the Required Lenders shall jointly determine.

      13.2 DELEGATION OF DUTIES

      The Agent may execute any of their respective duties hereunder or under the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected with reasonable care.

      13.3 EXCULPATORY PROVISIONS

      The Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall not be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection herewith or in connection with any of the other Credit Documents (except for its or such Person's own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any of the Consolidated Parties contained herein or in any of the other Credit Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection herewith or in connection with the other Credit Documents, or enforceability or sufficiency therefor of any of the other Credit Documents, or for any failure of any of the Borrowers to perform its obligations hereunder or thereunder. The Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement, or any of the other Credit Documents or for any representations, warranties, recitals or statements made herein or therein or made by the Borrowers or any of the Consolidated Parties in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Agent to the Lenders or by or on behalf of the Consolidated Parties to the Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default or to inspect the properties,

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books or records of the Consolidated Parties. The Agent is not a trustee for the
Lenders and owes no fiduciary duty to any of the Lenders.

      13.4 RELIANCE ON COMMUNICATIONS

      The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, e-mail, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrowers or any of the Consolidated Parties, independent accountants and other experts selected by the Administrative Agent with reasonable care). The Agent may deem and treat the Lenders as the owner of its respective interests hereunder for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent in accordance with Section 14.3(b). The Agent shall be fully justified in failing or refusing to take any action under this Agreement or under any of the other Credit Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any of the other Credit Documents in accordance with a request of the Required Lenders (or to the extent specifically provided in Section 14.6, all the Lenders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders (including their successors and assigns).

      13.5 NOTICE OF DEFAULT

      The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or a Consolidated Parties referring to the Credit Document, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be directed by the Required Lenders.

      13.6 NON-RELIANCE ON AGENT AND OTHER LENDERS

      Each Lender expressly acknowledges that neither of the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates (including, without limitation, Wachovia Capital Markets, LLC (the "Arranger"); it being understood that each reference to affiliate in this Section 13.6 shall include the Arranger) has made any representations or warranties to it and that no act by the Agent or any affiliate thereof hereinafter taken, including any review of the affairs of the Consolidated Parties, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Consolidated Parties and made its own decision to make its Loans hereunder and enter into this

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Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Consolidated Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial or other conditions, prospects or creditworthiness of the Consolidated Parties which may come into the possession of the Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates.

      13.7 INDEMNIFICATION

      The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to their respective Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Agent in its respective capacity as such in any way relating to or arising out of this Agreement or the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Agent. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent, acting reasonably, be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section shall survive the payment of the Obligations and all other amounts payable hereunder and under the other Credit Documents.

      13.8 AGENT IN ITS INDIVIDUAL CAPACITY

      The Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrowers or any other member of the Consolidated Parties as though the Agent were not agent hereunder. With respect to the Loans made, the Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not agent hereunder, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

      13.9 SUCCESSOR AGENT

      The Agent may, at any time, resign upon twenty (20) days' written notice to the Lenders and the Company. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent, which successor, so long as no Event of Default then exists, shall be reasonably acceptable to the Company. If no successor Agent shall have been so appointed by

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the Required Lenders, and shall have accepted such appointment, within thirty
(30) days after the notice of resignation, then the retiring Agent shall select a successor Agent provided that such successor is a Lender hereunder or a commercial bank or financial institution organized or licensed under the laws of the United States of America or any State thereof, and has a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent, hereunder by a successor, such successor Administrative Agent, shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations as Administrative Agent under this Agreement and the other Credit Documents and the provisions of this Section 13.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement.

      13.10 COLLATERAL MATTERS

            (a) Each Lender authorizes and directs the Agent to enter into the Security Documents for the benefit of the Lenders. Each Lender authorizes and directs the Administrative Agent to make such changes to the form of Acknowledgment Agreement attached hereto as Exhibit A as it deems necessary from time to time in order to obtain any Acknowledgment Agreement from any landlord, warehouseman, filler, packer, processor, mortgagee or any other party who has an interest in any real property where Collateral is located with respect to any Credit Party. Each Lender also authorizes and directs the Agent to review and approve all agreements regarding the lockboxes and the lockbox accounts (including the Lockbox Agreements) on such terms as the Agent deems necessary. Each Lender hereby agrees, and each holder of any Note by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Required Lenders or each of the Lenders, as applicable, in accordance with the provisions of this Credit Agreement or the Security Documents, and the exercise by the Required Lenders or each of the Lenders, as applicable, of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. The Administrative Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to any Collateral or Security Document which may be necessary or appropriate to perfect and maintain perfected the security interest in and liens upon the Collateral granted pursuant to the Security Documents.

            (b) The Lenders hereby authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by it upon any Collateral (i) upon termination of the Commitments and payment in cash and satisfaction of all of the Obligations (including the LOC Obligations) at any time arising under or in respect of this Credit Agreement or the Credit Documents or the transactions contemplated hereby or thereby, (ii) constituting property being sold or disposed of upon receipt of the proceeds of such sale by the Agent if the applicable Credit Party certifies to the Agent that the sale or disposition is made in compliance with Section 9.5 (and the Agent may rely conclusively on any such certificate, without further inquiry) or (iii) if approved, authorized or ratified in writing by the Required Lenders, unless such release is required to be approved by all of the Lenders hereunder. Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this
Section 13.10(b).

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            (c) Upon any sale and transfer of Collateral which is expressly permitted pursuant to the terms of this Credit Agreement, or consented to in writing by the Required Lenders or all of the Lenders, as applicable, and upon at least five (5) Business Days' prior written request by the applicable Credit Party, the Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Administrative Agent for the benefit of the Lenders herein or pursuant hereto upon the Collateral that was sold or transferred; provided that (i) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, acting reasonably, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of such Credit Party in respect of) all interests retained by such Credit Party, including, without limitation, the proceeds of the sale, all of which shall continue to constitute part of the Collateral. In the event of any sale or transfer of Collateral, or any foreclosure with respect to any of the Collateral, the Administrative Agent shall be authorized to deduct all of the expenses reasonably incurred by it from the proceeds of any such sale, transfer or foreclosure.

            (d) The Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by the Credit Parties or is cared for, protected or insured or that the liens granted to the Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Agent in this Section 13.10 or in any of the Security Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Administrative Agent may act in any manner it may deem appropriate, in its reasonable discretion, given the Agent's own interest in the Collateral as one of the Lenders and that the Agent shall have no duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct.

      13.11 RIGHTS AND REMEDIES TO BE EXERCISED BY AGENT ONLY

      Each Lender agrees that, except as set forth in Subsection 14.2, no Lender shall have any right individually (i) to realize upon the security created by the Security Documents or any other Credit Document, (ii) to enforce any provision of this Credit Agreement or any other Credit Document against one or more of the Credit Parties, or (iii) to make demand under this Credit Agreement or any other Credit Document against one or more of the Credit Parties.

                                   ARTICLE XIV

                                  MISCELLANEOUS

      14.1 NOTICES

      Except as otherwise expressly provided herein, all notices, requests and other communications shall have been duly given and shall be effective (a) when delivered by hand, (b) when transmitted via telecopy (or other facsimile device), (c) the Business Day following the day on

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which the same has been delivered prepaid to a reputable national overnight air courier service, or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address or telecopy numbers set forth on Schedule
14.1 attached hereto, or at such other address as such party may specify by written notice to the other parties hereto; provided, however, that if any notice is delivered on a day other than a Business Day, or after 5:00 P.M. (Eastern time) on any Business Day, then such notice shall not be effective until the next Business Day; and provided further, that notices of default shall be effective only upon delivery by hand or by a reputable national overnight air courier service (unless a telecopy notice of default is sent and receipt is confirmed by telephone or telecopy by a Senior Management Member or Senior Financial Officer of the Company, in which case such notice of default shall be effective upon receipt).

      14.2 RIGHT OF SET-OFF

      In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuation of an Event of Default, each Lender is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived), to set-off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Lender (including, without limitation branches, agencies or Affiliates of such Lender wherever located) to or for the credit or the account of a Credit Party against obligations and liabilities of a Credit Party to such Lender hereunder, under the Notes, the other Credit Documents or otherwise, irrespective of whether such Lender shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Lender subsequent thereto. Each Credit Party hereby agrees that any Person purchasing a participation in the Loans and Commitments hereunder pursuant to Section 14.3(c) may exercise all rights of set-off with respect to its participation interest as fully as if such Person were a Lender hereunder.

      14.3 BENEFIT OF AGREEMENT

            (a) Generally. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that a Borrower may not assign and transfer any of its interests without prior written consent of the Lenders; and provided further that the rights of each Lender to transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth in this
Section 14.3.

            (b) Assignments. Subject to the consent of the Borrowers (provided, however, that no consent shall be required during the existence and continuation of an Event of Default) and of the Administrative Agent, which consents shall not be unreasonably withheld, each Lender may assign all or a portion of its rights and obligations hereunder pursuant to an assignment agreement substantially in the form of Exhibit J to one or more Eligible Assignees; provided that any such assignment shall be in a minimum aggregate amount of $5,000,000 of the Commitments and in integral multiples of $1,000,000 above such amount and that each such

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assignment shall be of a constant, not varying, percentage of all of the assigning Lender's rights and obligations under this Agreement. Any assignment hereunder shall be effective upon satisfaction of the conditions set forth in the preceding sentence and delivery to the Administrative Agent of written notice of the assignment, together with a transfer fee of $3,500 payable to the Administrative Agent for its own account. Upon the effectiveness of any such assignment, the assignee shall become a "Lender" for all purposes of this Agreement and the other Credit Documents and, to the extent of such assignment, the assigning Lender shall be relieved of its obligations hereunder to the extent of the Loans and Commitment components being assigned. Along such lines, the Borrowers agree that upon effectiveness of any such assignment and surrender of the appropriate Note or Notes, it will promptly provide to the assigning Lender and to the assignee separate promissory notes in the amount of their respective interests substantially in the form of the original Note (but with notation thereon that it is given in substitution for and replacement of the original Note or any replacement notes thereof). In addition to the assignments permitted under this Section 14.3(b), any Lender may (without notice to the Borrowers, the Administrative Agent or any other Lender and without payment of any fee) (i) assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank and (ii) assign all or any portion of its rights under this Agreement and its Loans and its Notes to an Affiliate. No such assignment, as set forth in the preceding sentence, shall release the assigning Lender from its obligations hereunder.

            By executing and delivering an assignment agreement in accordance with this Section 14.3(b), the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and the assignee warrants that it is an Eligible Assignee;
(ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto or the financial condition of the Consolidated Parties or the performance or observance by any of the Consolidated Parties of any of their obligations under this Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such assignment agreement; (iv) such assignee confirms that it has received a copy of this Agreement, the other Credit Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such assignment agreement; (v) such assignee will independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Credit Documents; (vi) such assignee appoints and authorizes the Agent to take such action on its behalf and to exercise such powers under this Agreement or any other Credit Document as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms

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of this Agreement and the other Credit Documents are required to be performed by it as a Lender.

            (c) Participations. Each Lender may sell, transfer, grant or assign participations in all or any part of such Lender's rights, obligations or rights and obligations hereunder; provided that (i) such selling Lender shall remain a "Lender" for all purposes under this Agreement (such selling Lender's obligations under the Credit Documents remaining unchanged) and the participant shall not constitute a Lender hereunder, (ii) no such participant shall have, or be granted, rights to approve any amendment or waiver relating to this Agreement or the other Credit Documents except to the extent any such amendment or waiver would (A) reduce the principal of or rate of interest on or fees in respect of any Loans in which the participant is participating, (B) postpone the date fixed for any payment of principal (including extension of the Maturity Date, but excluding any mandatory prepayment), interest or fees in which the participant is participating, or (C) release all or substantially all of the collateral (except as expressly provided in the Credit Documents) supporting any of the Loans or Commitments in which the participant is participating, and (iii) sub-participations by the participant (except to an affiliate, parent company or affiliate of a parent company of the participant) shall be prohibited. In the case of any such participation, the participant shall not have any rights under this Agreement or the other Credit Documents (the participant's rights against the selling Lender in respect of such participation to be those set forth in the participation agreement with such Lender creating such participation) and all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not sold such participation, provided, however, that such participant shall be entitled to receive additional amounts under Sections 4.9 through 4.14; provided that such participant shall not be entitled to receive any amount greater than such selling Lender would have received had such Lender not sold such participation.

      14.4 NO WAIVER; REMEDIES CUMULATIVE

      The Borrowers hereby waive due diligence, demand, presentment and protest and any notices thereof as well as notice of nonpayment. No failure or delay on the part of the Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrowers or any other Credit Party and the Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Agent or any Lender would otherwise have. No notice to or demand on the Borrowers in any case shall entitle the Borrowers or any other Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Lenders to any other or further action in any circumstances without notice or demand.

      14.5 PAYMENT OF EXPENSES; INDEMNIFICATION

      The Borrowers agree to: (a) pay all reasonable out-of-pocket costs and expenses of (i) the Administrative Agent and the Arranger in connection with the negotiation, preparation, execution and delivery, and the administration, of this Agreement and the other Credit Documents and the

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documents and instruments referred to therein (including, without limitation, the reasonable fees and expenses of legal counsel to the Agent and all due diligence, appraisal, field exam, environmental audit and other similar costs (including ongoing per diem and out of pocket expenses related to field exams and appraisals)) and any amendment, waiver or consent relating hereto and thereto including, but not limited to, any such amendments, waivers or consents resulting from or related to any work-out, renegotiation or restructure relating to the performance by the Borrowers under this Agreement or any other Credit Party under the other Credit Documents and (ii) the Agent and the Lenders in connection with (A) enforcement of the Credit Documents and the documents and instruments referred to therein (including, without limitation, in connection with any such enforcement, the reasonable fees and disbursements of counsel for the Agent and each of the Lenders), and (B) any investigation (including, without limitation, background checks) performed to determine whether any Credit Party, or any officer, director or Affiliate of a Credit Party has violated any Anti-Terrorism Law or other similar law; (b) pay and hold each of the Lenders harmless from and against any and all claims for Non-Excluded Taxes as set forth in Section 4.13 and hold each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such Non-Excluded Taxes; and (c) indemnify each Agent, the Arranger and each Lender, its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not any Agent, the Arranger or Lender is a party thereto) related to the entering into and/or performance of any Credit Document or the use of proceeds of any Loans (including other extensions of credit) hereunder or the consummation of any other transactions contemplated in any Credit Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent they relate to disputes solely between or among the Lenders (excluding Wachovia acting in its capacity as Administrative Agent) or they are incurred by reason of gross negligence or willful misconduct on the part of the Person to be indemnified).

      14.6 AMENDMENTS, WAIVERS AND CONSENTS

      Neither the amendment or waiver of any provision of this Credit Agreement or any other Credit Document, nor the consent to any departure by any Borrower or other Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, or if the Lenders shall not be parties thereto, by the parties thereto and consented to by the Required Lenders, and each such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment, waiver or consent shall unless in writing and signed by all the Lenders, do any of the following: (a) increase the Commitments of the Lenders or subject the Lenders to any additional obligations, (b) except as otherwise expressly provided in this Credit Agreement, reduce the principal of, or interest on, any Note or any Letter of Credit reimbursement obligations or any fees hereunder, (c) postpone any date fixed for any payment in respect of principal of, or interest on, any Note or any Letter of Credit reimbursement obligations or any fees hereunder, (d) change the percentage of the Commitments, or any minimum requirement necessary for the Lenders or the Required Lenders to take any action hereunder, (e) amend or waive this Section 14.6, or change the definition of Required Lenders, (f) release any Borrower,

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(g) except as otherwise expressly provided in this Credit Agreement, and other than in connection with the financing, refinancing, sale or other disposition of any asset of the Credit Parties permitted under this Credit Agreement, release any Liens in favor of the Lenders on any material portion of the Collateral or
(h) amend or modify the definition of "Borrowing Base" or any defined term or component set forth in the definition thereof such that more credit would be available to the Borrowers; provided, however, that (i) the foregoing shall not limit the adjustment by the Administrative Agent of any reserve implemented by Administrative Agent, and (ii) the foregoing shall not prevent the Administrative Agent from restoring any component of the Borrowing Base which had been lowered by the Administrative Agent back to the value of such component as in effect on the Closing Date or to an intermediate value; and provided, further, that no amendment, waiver or consent affecting the rights or duties of the Agent or the Issuing Lender under any Credit Document shall in any event be effective, unless in writing and signed by the Agent and/or the Issuing Lender, as applicable, in addition to the Lenders required hereinabove to take such action. Notwithstanding any of the foregoing to the contrary, the consent of the Borrowers shall not be required for any amendment, modification or waiver of the provisions of Article XIII (other than the provisions of Section 13.9). In addition, the Borrowers and the Lenders hereby authorize the Administrative Agent to modify this Credit Agreement by unilaterally amending or supplementing
Schedule 1.1A from time to time in the manner requested by the Borrowers, the Agent or any Lender in order to reflect any assignments or transfers of the Loans as provided for hereunder; provided, however, that the Administrative Agent shall promptly deliver a copy of any such modification to the Borrowers and each Lender.

      14.7 DEFAULTING LENDER

      Each Lender understands and agrees that if such Lender is a Defaulting Lender then it shall not be entitled to vote on any matter requiring the consent of the Required Lenders or to object to any matter requiring the consent of all the Lenders; provided, however, that all other benefits and obligations under the Credit Documents shall apply to such Defaulting Lender.

      14.8 COUNTERPARTS

      This Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. Delivery of an executed counterpart by telecopy shall be as effective as delivery of a manually executed counterpart hereto and shall constitute a representation that an original executed counterpart will be provided.

      14.9 HEADINGS

      The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

      14.10 SURVIVAL OF INDEMNIFICATION AND REPRESENTATIONS AND WARRANTIES

      All indemnities set forth herein and all representations and warranties made herein shall survive the execution and delivery of this Agreement, the making of the Loans, the issuance of the

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Letters of Credit, and the repayment of the Loans, LOC Obligations and other obligations and the termination of the Commitments hereunder.

      14.11 CURRENCY

      The use of term "dollars" or "Dollars" or the symbol "$" or "U.S. $" in the Credit Documents shall mean a reference to lawful money of the United States of America unless specifically indicated otherwise.

      14.12 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE

            (a) THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA. Any legal action or proceeding with respect to this Credit Agreement or any other Credit Document shall be brought in the courts of the State of North Carolina in Mecklenburg County or of the United States for the Western District of North Carolina, and, by execution and delivery of this Credit Agreement, each of the Borrowers hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. Each of the Borrowers further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out for notices pursuant to
Section 14.1, such service to become effective three (3) days after such mailing. Nothing herein shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any Borrower in any other jurisdiction.

            (b) Each of the Borrowers hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Credit Agreement or any other Credit Document brought in the courts referred to in subsection (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

            (c) The Company hereby irrevocably appoints CT Corporation System, which currently maintains a North Carolina office situated at 225 Hillsborough Street, Raleigh, North Carolina 27603, as its agent to receive service of process or other legal summons for purposes of any legal action or proceeding. So long as the Company has any obligation under this Credit Agreement or any of the Credit Documents, it will maintain a duly appointed agent in North Carolina for the service of such process or summons, and if it fails to maintain such an agent, any such process or summons may be served by mailing a copy thereof by registered mail, or a form of mail substantially equivalent thereto, addressed to it at its address as provided for notices hereunder.

      14.13 ARBITRATION

            (a) Notwithstanding the provisions of Section 14.12 to the contrary, upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Credit Agreement and other Credit Documents ("Disputes") between or among parties to this Credit Agreement shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, disputes as to whether a matter is subject to arbitration, claims brought as class actions, claims arising from Credit Documents executed in the future, or claims arising out of or connected with the transaction reflected by this Credit Agreement.

            Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in Charlotte, North Carolina. A hearing shall begin within ninety (90) days of demand for arbitration and all hearings shall be concluded within one hundred twenty (120) days of demand for arbitration. These time limitations may not be extended unless a party shows cause for extension and then no more than a total extension of sixty (60) days. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. The panel from which all arbitrators are selected shall be comprised of licensed attorneys selected from the Commercial Financial Dispute Arbitration Panel of the AAA. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted or if such person is not available to serve, the single arbitrator may be a licensed attorney. The parties hereto do not waive applicable Federal or state substantive law except as provided herein. A judgment upon the award may be entered in any court having jurisdiction. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to Hedging Agreements.

            (b) Notwithstanding the preceding binding arbitration provisions, the Administrative Agent, the Lenders and the Borrowers agree to preserve, without diminution, certain remedies that the Administrative Agent on behalf of the Lenders may employ or exercise freely, independently or in connection with an arbitration proceeding or after an arbitration action is brought. The Administrative Agent on behalf of the Lenders shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted under Credit Documents or under applicable law or by judicial foreclosure and sale, including a proceeding to confirm the sale; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, setoff, and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment. Any claim or controversy with regard to the Administrative Agent's entitlement on behalf of the Lenders to exercise such remedies is a Dispute. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

            (c) The parties hereto agree that they shall not have a remedy of punitive or exemplary damages against the other in any Dispute and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute whether the Dispute is resolved by arbitration or judicially.

            (d) By execution and delivery of this Credit Agreement, each of the parties hereto accepts, for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction relating to any arbitration proceedings conducted under the Arbitration Rules in Charlotte, North Carolina and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Credit Agreement from which no appeal has been taken or is available.

      14.14 WAIVER OF JURY TRIAL

      TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

      14.15 SEVERABILITY

      If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

      14.16 LOAN ENTIRETY

      This Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein; provided, however, that the Administrative Agent Fee Letter shall remain in effect subsequent to the execution and delivery of this Agreement.

      14.17 BINDING EFFECT; AMENDMENT AND RESTATEMENT OF EXISTING CREDIT AGREEMENT; FURTHER ASSURANCES

      This Agreement shall become effective at such time, on or after the Closing Date, that the conditions precedent set forth in Section 5.1 have been satisfied and when it shall have been executed by each Borrower and the Agent, and the Agent shall receive copies hereof (telecopied or otherwise) which, when taken together, bear the signatures of each Lender (including the Issuing Lenders), and thereafter this Agreement shall be binding upon and inure to the benefit of each Borrower, each Lender (including the Issuing Lenders) and the Agent, together with their respective successors and assigns. The Borrowers agree, upon the request of the Administrative Agent and/or the Required Lenders, to promptly take such actions, as reasonably requested, as are appropriate to carry out the intent of this Agreement and the other Credit Documents, including, but not limited to, such actions as are reasonably necessary to ensure that the Lenders have a perfected security interest in all collateral securing the Obligations, subject to no Liens other than Permitted Liens. This Agreement amends and restates the Existing Credit Agreement and is not intended to be or operate as a novation or an accord and satisfaction of the Existing Credit Agreement or the Obligations evidenced or secured thereby or provided for thereunder.

      14.18 CONFIDENTIALITY

      The Agent and the Lenders agree to keep confidential (and to cause their respective affiliates, officers, directors, employees, agents and representatives to keep confidential) all information, materials and documents furnished to the Agent or any such Lender by or on behalf of the Credit Parties (whether before or after the Closing Date) which relates to the Credit Parties (the "Information"). Notwithstanding the foregoing, the Agent and Lenders shall be permitted to disclose Information (i) to its affiliates, officers, directors, employees, agents and representatives in connection with their participation in any of the transactions evidenced by this Agreement or any other Credit Documents or the administration of this Agreement or any other Credit Documents (so long as such Persons are notified of the confidential nature of the information); (ii) to the extent required by applicable laws and regulations or by any subpoena or similar legal process, or requested by any Governmental Authority; (iii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Credit Agreement or any agreement entered into pursuant to clause (iv) below, (B) becomes available to the Agent or any Lender on a non-confidential basis or (C) was available to the Agent or Lenders on a non-confidential basis prior to its disclosure to the Agent or any Lender by the Credit Parties; (iv) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first specifically agrees in a writing furnished to and for the benefit of the parties hereto to be bound by the terms of this Section; (v) to Gold Sheets and other similar bank trade publications; such information to consist of deal terms and other information customarily found in such publications or (vi) to the extent that the Credit Parties shall have consented in writing to such disclosure. Nothing set forth in this Section shall obligate the Agent or any Lender to return any materials furnished by the Credit Parties.

      14.19 JUDGMENT CURRENCY

            (a) If for the purposes of obtaining judgment in any court it is necessary to convert all or any part of the Indebtedness or any other amount due to the Lenders hereunder or under any security in respect of the Borrowers' obligations hereunder in any currency (the "Original Currency") into another currency (the "Other Currency") each Borrower to the fullest extent that it may effectively do so, agrees that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the Administrative Agent could purchase the Original Currency with the Other Currency at its principal offices in Charlotte, North Carolina on the day (a "Business Day") on which the Administrative Agent is open for the transaction of its banking business at such offices immediately preceding the day on which any such judgment, or any relevant part thereof, is paid or otherwise satisfied.

            (b) The obligation of each Borrower in respect of any sum due in the Original Currency from it to the Lenders hereunder or under any security in respect of the Borrowers' obligation hereunder shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by the Agent of any sum adjudged to be so due in such Other Currency or of any other sum in any Other Currency the Agent may, in accordance with their normal banking procedures, purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to the Lenders in the Original Currency, the Borrowers shall, as a separate obligation and notwithstanding any such judgment, indemnify the Agent against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due to the Lenders, the Agent shall remit such excess to the Borrowers.

      14.20 MAXIMUM RATE

      Notwithstanding anything to the contrary contained elsewhere in this Credit Agreement or in any other Credit Document, the Borrowers, the Administrative Agent and the Lenders hereby agree that all agreements among them under this Credit Agreement and the other Credit Documents, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever shall the amount paid, or agreed to be paid, to the Administrative Agent or any Lender for the use, forbearance, or detention of the money loaned to any Borrower and evidenced hereby or thereby or for the performance or payment of any covenant or obligation contained herein or therein, exceed the Highest Lawful Rate. If due to any circumstance whatsoever, fulfillment of any provisions of this Credit Agreement or any of the other Credit Documents at the time performance of such provision shall be due shall exceed the Highest Lawful Rate, then, automatically, the obligation to be fulfilled shall be modified or reduced to the extent necessary to limit such interest to the Highest Lawful Rate, and if from any such circumstance any Lender should ever receive anything of value deemed interest by applicable law which would exceed the Highest Lawful Rate, such excessive interest shall be applied to the reduction of the principal amount then outstanding hereunder or on account of any other then outstanding Obligations and not to the payment of interest, or if such excessive interest exceeds the principal unpaid balance then outstanding hereunder and such other then outstanding Obligations, such excess shall be refunded to the applicable Borrower. All sums paid or agreed to be paid to the Administrative Agent or any Lender for the use, forbearance, or detention of the Obligations and other indebtedness of the Borrowers to the Administrative Agent or any Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest on account of all such indebtedness does not exceed the Highest Lawful Rate throughout the entire term of such indebtedness. The terms and provisions of this Section shall control every other provision of this Credit Agreement and all agreements among the Borrowers, the Administrative Agent and the Lenders.

      14.21 CONCERNING JOINT AND SEVERAL LIABILITY OF THE BORROWERS

            (a) Each of the Borrowers is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the Lenders under this Credit Agreement, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of each of the Borrowers to accept joint and several liability for the obligations of each of them.

            (b) Each of the Borrowers jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers with respect to the payment and performance of all of the Obligations, it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each of the Borrowers without preferences or distinction among them.

            (c) If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event, the other Borrowers will make such payment with respect to, or perform, such Obligation.

            (d) The obligations of each Borrower under the provisions of this
Section 14.21 constitute full recourse obligations of such Borrower, enforceable against it to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Credit Agreement or any other circumstances whatsoever.

            (e) Except as otherwise expressly provided herein or in the other Credit Documents, each Borrower hereby waives notice of acceptance of its joint and several liability, notice of any Loan made under this Credit Agreement, notice of occurrence of any Event of Default, or of any demand for any payment under this Credit Agreement, notice of any action at any time taken or omitted by any Lender under or in respect of any of the Obligations, any requirement of diligence and, generally, all demands, notices and other formalities of every kind in connection with this Credit Agreement. Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by any Lender at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Credit Agreement, any and all other indulgences whatsoever by any Lender in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of any Lender, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with the applicable laws or regulations thereunder which might, but for the provisions of this
Section 14.21, afford grounds for terminating, discharging or relieving such Borrower, in whole or in part, from any of its obligations under this Section 14.21, it being the intention of each Borrower that, so long as any of the Obligations remain unsatisfied, the obligations of such Borrower under this
Section 14.21 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Borrower under this Section
14.21 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Borrower or any Lender. The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any Borrower or any Lender.

            (f) The provisions of this Section 14.21 are made for the benefit of the Lenders and their respective successors and assigns, and may be enforced by any such Person from time to time against any of the Borrowers as often as occasion therefor may arise and without requirement on the part of any Lender first to marshal any of its claims or to exercise any of its rights against any of the other Borrowers or to exhaust any remedies available to it against any of the other Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations or to elect any other remedy. The provisions of this Section 14.21 shall remain in effect until all the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by any Lender upon the insolvency, bankruptcy or reorganization of any of the Borrowers, or otherwise, the provisions of this Section 14.21 will forthwith be reinstated in effect, as though such payment had not been made.

            (g) Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, to the extent the joint obligations of a Borrower shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of each Borrower hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the U.S. federal Bankruptcy Code).

            (h) The Borrowers hereby agree, as among themselves, that if any Borrower shall become an Excess Funding Borrower (as defined below), each other Borrower shall, on demand of such Excess Funding Borrower (but subject to the next sentence hereof and to subsection (B) below), pay to such Excess Funding Borrower an amount equal to such Borrower's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, assets, liabilities and debts of such Excess Funding Borrower) of such Excess Payment (as defined below). The payment obligation of any Borrower to any Excess Funding Borrower under this Section 14.21(h) shall be subordinate and subject in right of payment to the prior payment in full of the Obligations of such Borrower under the other provisions of this Credit Agreement, and such Excess Funding Borrower shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such Obligations. For purposes hereof, (i) "Excess Funding Borrower" shall mean, in respect of any Obligations arising under the other provisions of this Credit Agreement (hereafter, the "Joint Obligations"), a Borrower that has paid an amount in excess of its Pro Rata Share of the Joint Obligations; (ii) "Excess Payment" shall mean, in respect of any Joint Obligations, the amount paid by an Excess Funding Borrower in excess of its Pro Rata Share of such Joint Obligations; and (iii) "Pro Rata Share", for the purposes of this Section 14.21(h), shall mean, for any Borrower, the ratio (expressed as a percentage) of (A) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Borrower (including contingent, subordinated,

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

unmatured, and unliquidated liabilities, but excluding the obligations of such Borrower hereunder) to (B) the amount by which the aggregate present fair salable value of all assets and other properties of such Borrower and all of the other Borrowers exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Borrower and the other Borrowers hereunder) of such Borrower and all of the other Borrowers, all as of the Closing Date (if any Borrower becomes a party hereto subsequent to the Closing Date, then for the purposes of this Section 14.21(h) such subsequent Borrower shall be deemed to have been a Borrower as of the Closing Date and the information pertaining to, and only pertaining to, such Borrower as of the date such Borrower became a Borrower shall be deemed true as of the Closing Date).

      14.22 NONLIABILITY OF AGENTS AND LENDERS

      The relationship between any Borrower on the one hand and the Lenders and the Agent on the other hand shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to any Borrower. Neither the Agent nor any Lender undertakes any responsibility to any Borrower to review or inform such Borrower of any matter in connection with any phase of such Borrower's business or operations.

      14.23 INDEPENDENT NATURE OF LENDERS' RIGHTS

      The amounts payable at any time hereunder to each Lender under such Lender's Note or Notes shall be a separate and independent debt.

      14.24 POWER OF ATTORNEY

      Each Subsidiary Borrower hereby agrees that by its execution of this Agreement, such Subsidiary Borrower appoints each of Johann R. Manning, Jr. President and Chief Operating Officer, Dennis Horowitz, Chief Executive Officer and Chairman, Thomas B. Sabol, Senior Vice President, Chief Financial Officer and Secretary, and Allan J. Williamson, Corporate Controller, to be its attorneys ("its Attorneys") and in its name and on its behalf and as its act and deed or otherwise to sign all documents and carry out all such acts as are necessary or appropriate in connection with executing any Notice of Borrowing, Notice of Extension/Conversion or any Borrowing Base Certificate or any security documents (the "Documents") in connection with this Agreement or any other Credit Document. This Power of Attorney shall be valid for the duration of the term of this Agreement; provided, however, the above referenced persons may be replaced upon written notice by the Borrower to the Administrative Agent. Each Subsidiary Borrower hereby undertakes to ratify everything which either of its Attorneys shall do in order to execute the Documents mentioned herein.

      14.25 PATRIOT ACT NOTICE.

      Each Lender and the Administrative Agent (for itself and not on behalf of any other party) hereby notifies the Company and each other Credit Party that, pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001 (the "Patriot Act"), it is required to obtain, verify and record information that identifies the Company and each other Credit Party, which information includes the name and address of the Company, each other Credit Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Company and each other Credit Party in accordance with the Patriot Act.

                  [Remainder of page intentionally left blank]

      Each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.

                                   COMPANY:

                                   WOLVERINE TUBE, INC.

                                   By: /s/ Thomas B. Sabol
                                       -----------------------------
                                   Name: Thomas B. Sabol
                                   Title: Senior Vice President, CFO
                                          And Secretary

                                   SUBSIDIARY BORROWERS:

                                   TF INVESTOR, INC.

                                   By: /s/ Thomas B. Sabol
                                       -----------------------------
                                   Name: Thomas B. Sabol
                                   Title: Vice President And Treasurer

                                   TUBE FORMING HOLDINGS, INC.

                                   By: /s/ Thomas B. Sabol
                                       -----------------------------
                                   Name: Thomas B. Sabol
                                   Title: Vice President And Treasurer

                                   TUBE FORMING, L.P.

                                   By: Tube Forming Holdings, Inc.,
                                       its General Partner

                                       By: /s/ Thomas B. Sabol
                                           -----------------------------
                                       Name: Thomas B. Sabol
                                       Title: Vice President And Treasurer

                                      S-1  Amended and Restated Credit Agreement

                                   WOLVERINE FINANCE, LLC

                                   By: /s/ Thomas B. Sabol
                                       -----------------------------
                                   Name: Thomas B. Sabol
                                   Title: Vice Manager And Treasurer

                                   SMALL TUBE MANUFACTURING, LLC

                                   By: /s/ Thomas B. Sabol
                                       -----------------------------
                                   Name: Thomas B. Sabol
                                   Title: Vice President And Treasurer

                                   WOLVERINE JOINING TECHNOLOGIES, LLC

                                   By: /s/ Thomas B. Sabol
                                       -----------------------------
                                   Name: Thomas B. Sabol
                                   Title: Vice President And Treasurer

                                   WOLVERINE CHINA INVESTMENTS, LLC

                                   By: Wolverine Tube, Inc.,
                                       its Managing Member

                                       By: /s/ Thomas B. Sabol
                                           -----------------------------
                                       Name: Thomas B. Sabol
                                       Title: Senior Vice President, CFO
                                              And Secretary

                                   WT HOLDING COMPANY, INC.

                                   By: /s/ Thomas B. Sabol
                                       -----------------------------
                                   Name: Thomas B. Sabol
                                   Title: Vice President And Treasurer

                                      S-2  Amended and Restated Credit Agreement

                                   LENDERS:

                                   WACHOVIA BANK,
                                   NATIONAL ASSOCIATION, in its capacity
                                   as Administrative Agent and as a Lender

                                   By: /s/ Laurie D. O'Fallon
                                       -----------------------------
                                   Name: Laurie D. O'Fallon
                                   Title: Director

                                      S-3  Amended and Restated Credit Agreement

                                    EXHIBIT A

                        FORM OF ACKNOWLEDGMENT AGREEMENT

                 [use brackets where Subsidiary stores property]

Wachovia Bank, National Association
191 Peachtree Street
Atlanta, GA  30303
Mail Code GA8056
30th Floor
Attn: Laurie D. O'Fallon

Ladies and Gentlemen:

      [________________, ("______________"), a subsidiary of] Wolverine Tube,
Inc. (the "Company") now does or hereafter may store certain of its merchandise, inventory, or other of its personal property at premises (the "Premises") owned or leased by ______________________, including, without limitation, such Premises described on Exhibit A attached hereto.

      The Company and certain of the Company's Subsidiaries (collectively, the "Credit Parties") have entered or may enter into certain financing arrangements (the "Credit Facility") with certain financial institutions (the "Secured Parties") and Wachovia Bank, National Association, as administrative agent for itself and the Secured Parties (in such capacity, the "Collateral Agent") and, as a condition to the Secured Parties entering into any such Credit Facility, the Secured Parties require, among other things, liens on all of [___________'s and] the Company's [INVENTORY] located on the Premises ("Collateral").

      To induce the Secured Parties (together with their respective agents and assigns) to provide said Credit Facility, and for other good and valuable consideration, the undersigned hereby agrees that:

            (i) the undersigned consents to the extensions of credit under the Credit Facility, the execution of any and all documents relating to, evidencing or securing the Credit Facility, the collateral assignment of any contracts between the undersigned and [__________] the Company and the recordation of UCC financing statements relating to the Collateral;

            (ii) upon payment in full of all outstanding normal and customary [warehouse] [packaging] [processing] charges payable by [_____________] the Company to the undersigned, the undersigned will not assert against any of [_________'s ] Company's assets any statutory or possessory liens, including, without limitation, rights of levy or distraint for rent, all of which it hereby waives;

            (iii) the Collateral shall be identifiable as being owned by [___________] the Company and kept reasonably separate and distinct from other property in the undersigned's possession;

            (iv) none of the Collateral located on the Premises shall be deemed to be fixtures;

            (v) if the Credit Parties default on their obligations to the Secured Parties or the Collateral Agent and, as a result, the Collateral Agent, on behalf of itself and the Secured Parties, undertakes to enforce its security interest in the Collateral, the undersigned will cooperate with the Collateral Agent in its efforts to assemble all of the Collateral located on the Premises and will permit the Collateral Agent, upon payment in full of all outstanding normal and customary warehouse charges payable by [______________] the Company to the undersigned, to either remain on the Premises for sixty (60) days after the Collateral Agent declares the default, or, at the Collateral Agent's option, to remove the Collateral from the Premises within a reasonable time, not to exceed sixty (60) days after the Collateral Agent declares the default, provided that the Collateral Agent leaves the Premises in the same condition as existed immediately prior to such sixty (60) day period, and the Collateral Agent shall indemnify the undersigned for any damages arising out of its temporary occupancy of the Premises, and the undersigned will not hinder the Collateral Agent's actions in enforcing its liens on the Collateral.

      Any notice(s) required or desired to be given hereunder shall be directed to the party to be notified at the address stated herein.

      The agreements contained herein shall continue in force until all of Credit Parties' obligations and liabilities to the Secured Parties and the Collateral Agent are paid and satisfied in full and all financing arrangements among the Secured Parties, the Collateral Agent and the Credit Parties have been terminated.

      The undersigned will notify all successor owners, transferees, purchasers and mortgagees of the existence of this agreement. The agreements contained herein may not be modified or terminated orally and shall be binding upon the successors, assigns and personal representatives of the undersigned, upon any successor owner or transferee of any of Premises, and upon any purchasers, including any mortgagee, from the undersigned.

      Executed and delivered this ___ day of _______, _____.

                                           [Premises Owner/Lessee]

                                           By ____________________________

                                           Title _________________________

                                           Address _______________________

Accepted and Agreed:

[Applicable Credit Party]

By:______________________
   Name:
   Title

                                    EXHIBIT A

                           to Acknowledgment Agreement

      Location of Premises

                          Form of Warehouse Lien Waiver

[Date]

[Name and address of warehouse owner]

            Re: [NAME OF BORROWER]

Ladies and Gentlemen:

      The undersigned, Wachovia Bank, National Association, as administrative agent for certain lenders, ("Wachovia") has been informed by [NAME OF BORROWER] (the "Borrower") that the Borrower has delivered and will, from time to time hereafter, deliver certain goods and other inventory (the "Goods") to you for storage in your facility located at the address set forth above.

      Wachovia is engaged in a financing to the Borrower, which financing is secured by a security interest in certain personal property of the Borrower, including the Goods.

      By execution of this letter, you agree that Wachovia's security interest in the Goods shall be senior to all liens, claims and interests you may now have or hereafter obtain in the Goods whether by operation of law, contract or otherwise, other than your lien for any accrued and unpaid reasonable storage fees charged by you for the actual storage of the Goods. To protect Wachovia's security interest in the Goods, all warehouse receipts and other documents of title, if any, which evidence any Goods now or hereafter delivered by the Borrower to you shall be non-negotiable and issued to or for the account of Wachovia. You agree to provide Wachovia or its designee with a copy of such warehouse receipts and other documents upon Wachovia's request therefor.

      Notwithstanding the issuance of such receipts or other documents to or for the account of Wachovia, Wachovia hereby authorizes you, subject to the conditions described below, to release any of the Goods to any authorized agent of the Borrower upon the Borrower's request. Your authority to release the Goods to the Borrower or the Borrower's customers is subject to the following conditions: (i) upon the written request of Wachovia, within one day after your release of the Goods, you shall mail to Wachovia at 191 Peachtree Street, Atlanta, GA 30303, Mail Code GA8056, 30th Floor, Attention: Laurie D. O'Fallon or her designee, a copy of a receipt describing the agent to whom such Goods were released and the quantity and description of the released Goods, and (ii) upon the oral or written direction of Wachovia, you shall refuse to release the Goods to the Borrower or the Borrower's customers and you shall only release such Goods to Wachovia or the party designated by Wachovia in such oral or written direction.

      The Borrower agrees that you shall have no liability to the Borrower if you comply with Wachovia's oral or written direction as described above. The Borrower further agrees that it will continue to pay all storage fees and other expenses related to the storage of the Goods and will reimburse you for all reasonable costs or expenses incurred as a direct result of your compliance with the terms and provisions of this letter.

      Please confirm your agreement with the terms of this letter by signing the enclosed copy of this letter as indicated and returning it to Wachovia at Wachovia at 191 Peachtree Street, Atlanta, GA 30303, Mail Code GA8056, 30th Floor, Attention: Laurie D. O'Fallon.

                                       Very truly yours,

                                       WACHOVIA BANK, NATIONAL ASSOCIATION

                                       By:_____________________________
                                       Name:
                                       Title:

ACKNOWLEDGED AND AGREED TO:

[NAME OF BORROWER]

By:____________________________
Title:___________________________

Date:______________________

ACKNOWLEDGED AND AGREED TO:

[NAME OF WAREHOUSE OWNER]

By:____________________________
Title:__________________________

Date:_____________________

                                    EXHIBIT B

                           FORM OF LANDLORD AGREEMENT

                         LANDLORD LIEN WAIVER AGREEMENT

Drawn by and return to:
Mayer, Brown, Rowe & Maw LLP
214 North Tryon Street, Suite 3800
Charlotte, NC 28202

      THIS LANDLORD LIEN WAIVER AGREEMENT (the "Agreement") is entered as of this <<DATE>> by and between ______________________, a _________________ (the
"Landlord"), the owner of certain real property, buildings and improvements located in _______________, and Wachovia Bank, National Association in its capacity as administrative agent (the "Administrative Agent") for itself and the other lenders (the "Lenders") providing revolving credit and letter of credit facilities to Wolverine Tube, Inc. and certain other borrowing entities (collectively, the "Borrowers") pursuant to that certain Amended and Restated Credit Agreement, dated as of April 28, 2005 (as it may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement").

Recitals:

      1. The Lenders have agreed to provide the Borrowers with credit facilities (the "Loans") up to an aggregate amount of $35,000,000 under the terms and conditions of the Credit Agreement. The Borrowers have secured the repayment of the Loans inter alia by granting the Administrative Agent, for the ratable benefit of the Lenders, a first priority security interest in all of the Borrowers' accounts receivable and inventory, whether now owned or hereafter acquired, including without limitation, all raw materials, work-in-process, finished goods, packaging materials and all other materials and supplies of any nature related thereto, and all proceeds of any of the foregoing (collectively, the "Collateral").

      2. ____________________ has assumed lease obligations with respect to the Premises (as hereinafter defined) for the purpose of storing and warehousing the Collateral.

      3. As a condition to extending the Loans, the Lenders and the Administrative Agent have requested the Borrowers to obtain, and cause Landlord to provide, Landlord's waiver and subordination all of its rights as a lessor against any of the Collateral for so long as the Loans remain outstanding. Landlord has agreed to execute this Agreement upon request by the Borrowers.

      NOW, THEREFORE, in consideration of the foregoing, and the mutual benefits accruing to the Administrative Agent and Landlord as a result of the credit facilities provided by the Lenders, the sufficiency and receipt of such consideration being hereby acknowledged, the parties hereto agree as follows:

      1. For so long as any of the Loans remain outstanding, Landlord hereby waives, releases, and quitclaims in favor of the Administrative Agent and each and every party now or hereafter participating as a Lender under the Credit Agreement all rights that Landlord, or its successors and assigns, may now or hereafter have to a lien, claim, charge or encumbrance of any kind or nature, arising by statute, contract, common law or otherwise, relating to the storage of the Collateral at any premises owned or controlled by Landlord (the "Premises").

      2. For so long as any of the Loans remain outstanding, Landlord hereby agrees that the liens and security interests existing in favor of the Administrative Agent, for the ratable benefit of each and every party now or hereafter participating as a Lender under the Credit Agreement, shall be prior and superior to (i) any and all rights of distraint, levy, and execution which Landlord may now or hereafter have against the Collateral, (ii) any and all liens and security interests which Landlord may now or hereafter have on and in the Collateral, and (iii) any and all other rights, demands and claims of every nature whatsoever which Landlord may now or hereafter have on or against the Collateral for any rent, storage charge, or similar expense, cost or sum due or to become due Landlord by any of the Borrowers under the provisions of any lease, storage agreement or otherwise, and Landlord hereby subordinates all of its foregoing rights and interests in the Collateral to the security interest of the Administrative Agent in the Collateral.

      3. Upon notice from the Administrative Agent that an event of default has occurred under the Credit Agreement, Landlord agrees that the Administrative Agent or its delegates or assigns may enter upon the Premises at any time or times, during normal business hours, to inspect or remove the Collateral, or any part thereof, from the Premises, without charge. The Administrative Agent shall repair or pay reasonable compensation to Landlord for damage, if any, to the Premises caused by the removal of Collateral.

      4. Landlord represents and warrants: (a) that it has not assigned its claims for payment, if any, nor its right to perfect or assert a lien of any kind whatsoever against the inventory; (b) that it has the right, power and authority to execute this Agreement; (c) that it holds legal title to the Premises. Landlord further agrees to provide the Administrative Agent with prompt written notice in the event that Landlord sells the Premises, or any portion thereof where any of the Borrowers stores any Collateral; and (d) that it is not aware of any breach or default by _____________________ of its lease obligations with respect to the Premises.

      5. This Agreement shall continue in effect during the term of the Credit Agreement, and any extensions, renewals or modifications thereof and any substitutions therefor, shall be binding upon the successors, assigns and transferees of Landlord, and shall inure to the benefit of the transferees of Landlord, and shall inure to the benefit of the Administrative Agent, each Lender, and their respective successors and assigns. Landlord hereby waives notice of the Administrative Agent's acceptance of and reliance on this Agreement.

      IN WITNESS WHEREOF, Landlord and the Administrative Agent have each caused this Agreement to be duly executed by their respective authorized representatives as of the date first above written.

                                       WACHOVIA BANK, NATIONAL
                                       ASSOCIATION, as Administrative
                                       Agent for the Lenders

                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________

                                       [LANDLORD]

                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________

Acknowledged and Agreed:

________________________________, as Lessee

By:___________________________________
Name:_________________________________
Title:________________________________

                                    EXHIBIT C

                                     FORM OF

                              [NOTICE OF BORROWING]
                       [NOTICE OF CONTINUATION/CONVERSION]

TO:         _____ Wachovia Bank, National Association, as Administrative Agent
                  191 Peachtree Street
                  Atlanta, GA  30303
                  Mail Code GA8056
                  30th Floor
                  Attn: Laurie D. O'Fallon

RE: Amended and Restated Credit Agreement entered into as of April 28, 2005 among Wolverine Tube, Inc. (the "Company"), and certain of the Company's Subsidiaries (collectively, the "Borrowers"), Wachovia Bank, National Association, as Administrative Agent, and the Lenders party thereto (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement").

DATE:_____________

1. This Notice of Borrowing/Continuation/Conversion is made pursuant to the terms of the Credit Agreement. All capitalized terms used herein unless otherwise defined shall have the meanings set forth in the Credit Agreement.

2. _______ Please be advised that the Borrowers are requesting a Revolving Loan in the amount of $__________ to be funded on ____________, ______ to accrue interest at the interest rate set forth in paragraph 4 below. Subsequent to the funding of the requested Revolving Loan, the aggregate amount of outstanding Revolving Loans will be $___________.

3. ______ Please be advised that the Borrowers are requesting that a portion of the current outstanding Revolving Loans in the amount of $______________ that is currently accruing interest at the ____________ be [continued at or converted to] the interest rate option set forth in paragraph 5 below.

4. The interest rate option applicable to the requested Revolving Loan set forth in paragraph 2 above shall be:

      (a)   ________ the Base Rate;

      (b)   ________ the Adjusted Eurodollar Rate for an Interest Period of:

            ________ one month

            ________ two months
            ________ three months; or

      (c)   the LMIR.

5. The interest rate option applicable to the continuation or conversion of all or part of the existing Revolving Loans, as set forth in paragraph 3 above, shall be equal to:

      (a)   ________ the Base Rate;

      (b)   ________ the Adjusted Eurodollar Rate for an Interest Period of:

            ________ one month
            ________ two months
            ________ three months; or

      (c)   the LMIR.

6. Subsequent to the continuation or conversion of all or part of the existing Revolving Loans, the sum of Revolving Loans outstanding plus IRPA Obligations plus LOC Obligations outstanding will not exceed the lesser of the Borrowing Base and the Revolving Loan Commitment.

7. The representations and warranties made in the Credit Agreement are true and correct in all material respects at and as if made on the date hereof.

8. As of the date hereof, no Default or Event of Default has occurred and is continuing or would be caused by the requested Revolving Loan.

9.    No Material Adverse Effect has occurred since the Closing Date.

10. Immediately after giving effect to the making of the requested Revolving Loan, the sum of Revolving Loans outstanding plus IRPA Obligations plus LOC Obligations outstanding will not exceed the lesser of the Borrowing Base and the Revolving Loan Commitment.

11. Immediately after giving effect to the making of the requested Revolving Loan or after the requested conversion or continuance, as applicable, all Indebtedness for borrowed money of the Company or any Subsidiary of the Company under the Credit Agreement in an aggregate principal amount which, together with the aggregate amount of Attributable Indebtedness deemed to be outstanding in respect of all Sale/Leaseback Transactions entered into pursuant to clause (a) of Section 4.4 of the 2008 Senior Note Indenture (exclusive of any such Sale/Leaseback Transaction otherwise permitted under clauses (a) through (h) of such Indenture), shall not exceed 10% of Consolidated Net Tangible Assets (with each of the defined terms used in this Section 11 having the meaning assigned to such terms in the 2008 Senior Note Indenture). In the event the first sentence of this Section 11 is not true, the Lenders shall not have an obligation to make an advance hereunder or to convert or continue existing borrowings or extensions of credit as requested hereunder. The calculation demonstrating compliance with this
      Section 11 is set forth in Schedule 1 hereto.

                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________

----------
* Base Rate Loans Eurodollar Loans and LMIR Loans are U.S. Dollar Loans.

                                   Schedule 1
                           to the Notice of Borrowing

  [Calculation regarding Compliance with Section 11 of the Notice of Borrowing]

                                    EXHIBIT D

                          FORM OF REVOLVING CREDIT NOTE

$________________ <<DATE>>

      FOR VALUE RECEIVED, the undersigned, _________________, a _______________
corporation (the "Borrower"), hereby promises to pay to the order of _________________ (the "Lender") c/o _______________________, as agent for the
Lender (the "Administrative Agent"), ________________ (or at such other place or places as the holder of this Revolving Credit Note may designate) in lawful money (in the currency in which the Revolving Loan was made) and in immediately available funds, the principal amount of _____________ Million Dollars ($____________), or such lesser amount as may then constitute the unpaid aggregate principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to the Credit Agreement (as defined below), at the times set forth in the Credit Agreement, but no later than the Maturity Date.

The Borrower further agrees to pay interest at said office, in like money, on the unpaid principal amount owing hereunder from time to time outstanding from the date of disbursement on the dates and at the rates specified in Article IV of the Credit Agreement.

This promissory note is one of the Revolving Credit Notes referred to in the Amended and Restated Credit Agreement, dated as of April 28, 2005 (together with all modifications, renewals or replacements, the "Credit Agreement"), among the Borrowers, the Lender, certain other financial institutions parties thereto and Wachovia Bank, National Association, as Administrative Agent, and is subject to, and entitled to, all provisions and benefits thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. Capitalized terms used herein without definition shall have the meanings given to such terms in the Credit Agreement. The Credit Agreement, among other things, provides [after giving effect to the Assignment and Acceptance executed by the Lender and [name of assigning Lender] as of the date hereof](1) for the making of Revolving Loans by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned.

Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement which have not been cured by the Borrower or waived by the Administrative Agent at the direction of the Required Lenders, the Administrative Agent shall, upon the written, telecopied or telex request of the Required Lenders, and by delivery of written notice to the Borrower from the Administrative Agent, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, the Lender or any holder of this Revolving Credit Note to enforce its claims against the Borrower: (a) declare all Obligations due hereunder to be immediately due and payable (except with respect to any Event of Default set forth in Section 11.1(f) of the Credit Agreement, in which case all Obligations due hereunder shall automatically become immediately due and payable without the necessity of any notice or other demand) without presentment, demand, protest or any

----------

(1)   To be used for replacement Revolving Notes.

other action or obligation of the Lender; and (b) immediately terminate the Credit Agreement and the Commitments thereunder.

This Revolving Credit Note is secured by Security Agreements referenced in the Credit Agreement [and re-evidences the indebtedness outstanding on the date hereof with respect to the Revolving Loans which indebtedness has been assigned to the Lender pursuant to Section 14.3 of the Credit Agreement].(1)

The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

      THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS REVOLVING CREDIT NOTE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NORTH CAROLINA WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

                                       _________________________________

                                       By:______________________________
                                       Title:___________________________

----------

(1)   To be used for replacement Revolving Notes.

                                  EXHIBIT E-1

               [FORM OF AMENDED AND RESTATED SECURITY AGREEMENT]

      THIS AMENDED AND RESTATED SECURITY AGREEMENT (this "Security Agreement") is entered into as of April 28, 2005 by and among WOLVERINE TUBE, INC., a Delaware corporation (the "Company"), its Subsidiaries identified as Subsidiary Borrowers on the signature pages to the Credit Agreement referred to below and any additional Subsidiaries of the Company which become Borrowers thereunder in accordance with the terms thereof (together with the Company, the "Borrowers") (hereinafter the Borrowers are collectively referred to as the "Obligors" and individually as an "Obligor"), and WACHOVIA BANK, NATIONAL ASSOCIATION, in its capacity as the administrative agent under the Credit Agreement referred to below (in such capacity, the "Administrative Agent" or the "Agent".

                                    RECITALS

      WHEREAS, certain of the Borrowers, the Administrative Agent, and certain lenders are each party to that certain Credit Agreement, dated as of March 27, 2002 (as heretofore amended, supplemented or otherwise modified, the "Existing Credit Agreement");

      WHEREAS, the Existing Credit Agreement is being amended and restated by the Amended and Restated Credit Agreement (as amended, modified, extended, renewed or replaced from time to time, the "Credit Agreement"), dated as of April 28, 2005, among the Borrowers, the Administrative Agent, and the lenders from time to time party thereto (the "Lenders"), pursuant to which the Lenders have agreed to make Revolving Loans to the Borrowers and to issue or participate in Letters of Credit;

      WHEREAS, in order to secure the Obligations under and as defined in the Existing Credit Agreement, the Borrowers and the Administrative Agent entered into that certain Security Agreement, dated as of March 27, 2002 (as heretofore amended, the "Existing Security Agreement"), pursuant to which the Borrowers agreed to grant to the Administrative Agent, for the benefit of itself and the Lenders, a first priority security interest in the Collateral (as defined therein), whether now existing or hereafter acquired and wheresoever located, all as more specifically set forth in the Existing Security Agreement;

      WHEREAS, the Borrower, the Lenders and Administrative Agent intend that the Obligations under and as defined in the Existing Credit Agreement shall continue to exist under, and to be evidenced by, the Credit Agreement;

      WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement and the obligation of the Lenders to make Revolving Loans to the Borrowers or to issue or participate in Letters of Credit under the Credit Agreement, that the Obligors shall have executed and delivered this Security Agreement to the Agent for the benefit of itself and the Lenders.

      NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Definitions.

            (a) Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement, and the following terms which are defined in the Uniform Commercial Code from time to time in effect in the State of North Carolina (the "UCC") are used herein as so defined: Accessions, Accounts, As-Extracted Collateral, Certificated Security, Chattel Paper, Consumer Goods, Control, Deposit Accounts, Documents, Equipment, Farm Products, Instruments, Inventory, Investment Property, General Intangibles, Letter-of-Credit Rights, Manufactured Homes, Proceeds, Securities Intermediary, Standing Timber, Supporting Obligations and Tangible Chattel Paper. For purposes of this Security Agreement, the term "Lender" shall include any Affiliate of any Lender which has entered into a Hedging Agreement with any Obligor (to the extent the obligations of such Obligor thereunder constitute Secured Obligations).

            (b) In addition, the following terms shall have the following meaning:

            "Secured Obligations": (a) all of the Obligations, howsoever evidenced, created, incurred or acquired, whether primary, secondary, direct, contingent, or joint and several and (b) all expenses and charges, legal and otherwise, incurred by the Administrative Agent and/or the Lenders in collecting or enforcing any Obligation or in realizing on or protecting any security therefor, including without limitation the security afforded hereunder.

            "Trademark License": means any agreement, written or oral, providing for the grant by or to an Obligor of any right to use any Trademark.

            "Trademarks": (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof and (b) all renewals thereof.

            "Trigger Event" means the initial incurrence of Obligations by the Borrowers which in the aggregate equal or exceed $18,000,000.

            The words "hereof", "herein" and "hereunder" and words of similar import when used in this Security Agreement or any other Credit Document shall refer to this Security Agreement as a whole and not to any particular provision of this Security Agreement, and all Section, Schedule and Annex references are to this Security Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms

      2. Grant of Security Interest in the Collateral. To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations, each Obligor hereby grants to the Administrative Agent, for the benefit of itself and the Lenders, a continuing security interest in, and a right to set off against, any and all right, title and interest of such Obligor in and to the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the "Collateral"):

            (a)   all Accounts;

            (b) all cash and Cash Equivalents relating to Accounts or Inventory;

            (c)   all Chattel Paper relating to Accounts or Inventory;

            (d)   all Deposit Accounts relating to Accounts or Inventory;

            (e)   all Documents relating to Accounts or Inventory;

            (f)   all Instruments relating to Accounts or Inventory;

            (g)   all Inventory;

            (h)   all Investment Property relating to Accounts or Inventory;

            (i)   all Letter-of-Credit Rights relating to Accounts or Inventory;

            (j) all Deposit Accounts, including, without limitation, the Lockbox Accounts, the Wachovia Cash Collateral Accounts, the Wachovia Funding Account, the Concentration Account, the WLV Joining Technologies Account and any replacement or successor accounts relating thereto;

            (k)   all General Intangibles relating to Accounts and Inventory.

            (l)   all Supporting Obligations relating to Accounts or Inventory;

            (m) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks, and related data processing software (owned by such Obligor or in which it has an assignable interest) that at any time evidence or contain information relating to any Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon;

            (n) immediately upon the occurrence of the Trigger Event, without any further action on the part of any Obligor, all Equipment, and any and all of the foregoing relating to Equipment; and

            (o) to the extent not otherwise included, all Accessions, Proceeds and products of any and all of the foregoing.

      The Obligors and the Administrative Agent, on behalf of the Lenders, hereby acknowledge and agree that the security interest created hereby in the Collateral (i) constitutes continuing collateral security for all of the Secured Obligations, whether now existing or hereafter arising and (ii) is not to be construed as an assignment of any Trademarks or Trademark Licenses.

      The parties hereto acknowledge and agree that any Lien, ownership interest or security interest created hereby in favor of the Agent in and to any Accounts which are sold or otherwise transferred by the Obligors in connection with the Permitted Securitization, shall be released automatically upon the sale or other transfer of any such Accounts, without any further action by any party hereto; provided, however, that if any of such Accounts is repurchased by, or otherwise returned to, an Obligor, such Account shall constitute Collateral hereunder.

      3. Provisions Relating to Accounts, Contracts and Agreements.

            (a) Anything herein to the contrary notwithstanding, each of the Obligors shall remain liable under each of its Accounts, contracts and agreements to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account or the terms of such contract or agreement. Neither the Agent nor any Lender shall have any obligation or liability under any Account (or any agreement giving rise thereto), contract or agreement by reason of or arising out of this Security Agreement or the receipt by the Agent or any Lender of any payment relating to such Account, contract or agreement pursuant hereto, nor shall the Agent or any Lender be obligated in any manner to perform any of the obligations of an Obligor under or pursuant to any Account (or any agreement giving rise thereto), contract or agreement, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

            (b) At any time and from time to time, the Agent shall have the right, but not the obligation, to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and the Obligors shall furnish all such assistance and information as the Agent may reasonably require in connection with such test verifications. Upon the Agent's request and at the expense of the Obligors, the Obligors shall cause independent public accountants or others satisfactory to the Agent to furnish to the Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts. The Agent in its own name or in the name of others may communicate with account debtors on the Accounts to verify with them to the Agent's satisfaction the existence, amount and terms of any Accounts.

      4. Representations and Warranties. Each Obligor hereby represents and warrants to the Agent, for the benefit of the Lenders, that on the Closing Date and each date upon which a Borrowing Notice, a Compliance Certificate, or a request for a Letter of Credit is delivered and at all other times so long as any of the Secured Obligations remain outstanding or any Credit Document or Hedging Agreement between any Obligor and any Lender is in effect or any Letter of Credit shall remain outstanding, and until all of the Commitments shall have been terminated (provided, however, the representations and warranties in the first sentence of Section 4(a) or Sections 4(b), (e) or (f) made at such other times shall not constitute an Event of Default if untrue provided the Obligor shall have caused such representation or warranty to be true in all material respects within thirty (30) days of such date):

            (a) Chief Executive Office; Books and Records; Legal Name; State of Formation. Each Obligor's chief executive office and chief place of business are (and for the prior four months has been) located at the locations set forth on Schedule 4(a)(i) hereto (as updated from time to time), and each Obligor keeps its books and records at such locations. Each Obligor's exact legal name is as shown in this Security Agreement and its state of formation is (and for the prior four months has been) the state set forth on Schedule 4(a)(i) hereto. No Obligor has in the past four months changed its name, been party to a merger, consolidation or other change in structure or used any tradename not disclosed on Schedule 4(a)(ii) attached hereto (as updated from time to time).

            (b) Location of Tangible Collateral. The location of all tangible Collateral owned by each Obligor is as shown on Schedule 4(b) (as updated from time to time).

            (c) Ownership. Each Obligor is the legal and beneficial owner of its Collateral and has the right to pledge, sell, assign or transfer the same, subject to Permitted Liens.

            (d) Security Interest/Priority. This Security Agreement creates a valid security interest in favor of the Agent, for the benefit of the Lenders, in the Collateral of such Obligor and, when properly perfected by filing or upon the Agent obtaining Control of such Collateral, shall constitute a valid first priority, perfected security interest in such Collateral, to the extent such security interest can be perfected by filing or through Control under the UCC (or similar local law), free and clear of all Liens except for Permitted Liens.

            (e) Consents. Except for the filing or recording of UCC financing statements or obtaining Control to perfect the Liens created by this Security Agreement that may be perfected through the filing of a UCC financing statement or obtaining Control, no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or

      Governmental Authority and no consent of any other Person (including, without limitation, any stockholder, member or creditor of such Obligor), is required (except as such have been duly obtained, made or given and are in full force and effect) (i) for the grant by such Obligor of the security interest in the Collateral granted hereby or for the execution, delivery or performance of this Security Agreement by such Obligor or (ii) for the perfection of such security interest or the exercise by the Agent of the rights and remedies provided for in this Security Agreement.

            (f) Types of Collateral. None of the Collateral consists of, or is the Proceeds of, As-Extracted Collateral, Consumer Goods, Farm Products, Manufactured Homes or Standing Timber.

            (g) Accounts. With respect to the Accounts of the Obligors: (i) the goods sold and/or services furnished giving rise to each Account are not subject to any security interest or Lien except Permitted Liens; (ii) each Account and the papers and documents of the applicable Obligor relating thereto are genuine and in all material respects what they purport to be;
      (iii) each Account arises out of a bona fide transaction for goods sold and delivered (or in the process of being delivered) by an Obligor or for services actually rendered by an Obligor, which transaction was conducted in the ordinary course of the Obligors' business and was completed in accordance with the terms of any documents pertaining thereto; (iv) none of the Obligors Accounts are evidenced by any Instrument or Chattel Paper unless such Instrument or Chattel Paper has been previously endorsed over and delivered to, or submitted to the Control of, the Agent; (v) the amount of each Account as shown on the applicable Obligor's books and records, and on all invoices and statements which may be delivered to the Agent with respect thereto, is due and payable to the applicable Obligor;
      (vi) to each of the Obligors' knowledge, the account debtor with respect to each Account has the capacity to contract; and (vii) no surety bond was required or given in connection with any Account of an Obligor or the contracts or purchase orders out of which they arose.

            (h) Documents, Instruments and Chattel Paper. All Documents, Instruments and Chattel Paper describing, evidencing or constituting Collateral are, to the Obligors' knowledge, complete, valid, and genuine.

            (i) Equipment. With respect to any Obligor's Equipment: (i) such Obligor has good and marketable title thereto; (ii) all such Equipment is in normal operating condition and repair and is suitable for the uses to which it is customarily put in the conduct of such Obligor's business; and
      (iii) no Equipment used in the conduct of such Obligor's business is leased, except for non-material items or other items subject to operating leases entered into in the ordinary course of such Obligor's business.

            (j) Restrictions on Security Interest. No Obligor is a party to any license or other agreement which would materially limit the Agent's (or any of the Agent's transferees) right to sell, lease, or otherwise use any Inventory or Equipment upon the Agent's proper exercise of its remedies hereunder and under the other Credit Documents, except for, in the case of Equipment, Permitted Liens.

      5. Covenants. Each Obligor covenants that, so long as any of the Secured Obligations remain outstanding or any Credit Document or Hedging Agreement between any Obligor and any Lender is in effect or any Letter of Credit shall remain outstanding, and until all of the Commitments shall have been terminated, such Obligor shall:

            (a) Other Liens. Defend the Collateral against the claims and demands of all other parties claiming an interest therein, and keep the Collateral free from all Liens, except for Permitted Liens. Neither the Agent nor any Lender authorizes any Obligor to, and no Obligor shall, sell, exchange, transfer, assign, lease or otherwise dispose of the Collateral or any interest therein, except as permitted under the Credit Agreement or this Security Agreement.

            (b) Preservation of Collateral. Keep the Collateral in good order, condition and repair in all material respects and provide all maintenance, service and repairs necessary for such purpose; not use the Collateral in violation of the provisions of this Security Agreement or any other agreement relating to the Collateral or any policy insuring the Collateral or any applicable statute, law, bylaw, rule, regulation or ordinance; not permit any Collateral to be or become a fixture to real property or an accession to other personal property unless the Agent has a valid, perfected and first priority security interest for the benefit of the Lenders in such real or personal property and not, without the prior written consent of the Agent, alter or remove any identifying symbol or serial number on its Equipment or, if any, on its Inventory.

            (c) Possession or Control of Certain Collateral. If (i) any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Tangible Chattel Paper, Certificated Security or Supporting Obligation or (ii) if any Collateral shall be stored or shipped subject to a Document or (iii) if any Collateral shall consist of Investment Property in the form of certificated securities, promptly notify the Agent of the existence of such Collateral and, at the request of the Agent, deliver such Instrument, Chattel Paper, Certificated Security, Supporting Obligation, Document or Investment Property to the Agent, duly endorsed in a manner satisfactory to the Agent, to be held as Collateral pursuant to this Security Agreement. If any Collateral shall consist of Deposit Accounts, Chattel Paper in electronic form, Letter-of-Credit Rights or uncertificated Investment Property, execute and deliver (and, with respect to any Collateral consisting of uncertificated Investment Property, cause the Securities Intermediary with respect to such Investment Property to execute and deliver) to the Agent, upon the Agent's request, all control agreements, assignments, instruments or other documents as reasonably requested by the Agent for the purposes of obtaining and maintaining control of such Collateral within the meaning of the UCC (or similar local law).

            (d) Changes in Corporate Structure or Location. Not, without providing 30 days prior written notice to the Agent and without filing (or confirming that the Agent has filed) such amendments to any previously filed financing statements as the Agent may require, (i) alter its corporate existence or, in one transaction or a series of transactions, merge into or consolidate with any other entity, or sell all or substantially all of its assets, (ii) change its state of incorporation or formation, (iii) change its registered corporate name, (iv) change the location of its chief executive office and chief place of business (as well as its books and records) from the locations set forth on Schedule 4(a) hereto or (v) change the location of its Collateral from the locations set forth for such Obligor on Schedule 4(b) hereto.

            (e) Inspection. Allow the Agent or its representatives to visit and inspect the Collateral as set forth in Section 7.12 of the Credit Agreement.

            (f) Perfection of Security Interest. Each Obligor hereby authorizes the Agent to prepare and file such financing statements (including renewal statements, continuation statements and in lieu statements) or amendments thereof or supplements thereto or other instruments as the Agent may from time to time deem necessary or appropriate in order to perfect and maintain the security interests granted hereunder in accordance with the UCC (or similar local law). Any financing statement filed by the Agent may contain a general description of the Collateral covered thereby. Each Obligor shall also execute and deliver to the Agent such agreements, assignments or instruments (including affidavits, notices, reaffirmations and amendments and restatements of existing documents) as the Agent may reasonably request and do all such other things as the Agent may reasonably deem necessary or appropriate (i) to assure to the Agent its security interests hereunder are perfected, including such financing statements (including renewal statements and continuation statements) or amendments thereof or supplements thereto or other instruments as the Agent may from time to time reasonably request in order to perfect and maintain the security interests granted hereunder in accordance with the UCC and any other personal property security legislation in the appropriate state(s) or province(s), (ii) to consummate the transactions contemplated hereby and (iii) to otherwise protect and assure the Agent of its rights and interests hereunder. To that end, each Obligor hereby irrevocably makes, constitutes and appoints the Agent, its nominee or any other person whom the Agent may designate, as such Obligor's attorney-in-fact with full power and for the limited purpose to sign in the name of such Obligor any such financing statements, or amendments and supplements to financing statements, in lieu statements, renewal financing statements, continuation statements, notices or any similar documents which in the Agent's reasonable discretion would be necessary, appropriate or convenient in order to perfect and maintain perfection of the security interests granted hereunder, such power, being coupled with an interest, being and remaining irrevocable so long as any of the Secured Obligations remain outstanding or any Credit Document or Hedging Agreement between any Obligor and any Lender is in effect or any Letter of Credit shall remain outstanding and until all of the Commitments shall have terminated. Each Obligor hereby agrees that a carbon, photographic or other reproduction of this Security Agreement or any such financing statement is sufficient for filing as a financing statement by the Agent without notice thereof to such Obligor wherever the Agent may in its sole discretion desire to file the same. In the event for any reason the law of any jurisdiction other than North Carolina becomes or is applicable to the Collateral of any Obligor or any part thereof, or to any of the Secured Obligations, such Obligor agrees to execute and deliver all such instruments and to do all such other things as the Agent in its sole discretion reasonably deems necessary or appropriate to preserve, protect and enforce the security interests of the Agent under the law of such other jurisdiction (and, if an Obligor shall fail to do so promptly upon the request of the Agent, then the Agent may execute any and all such requested documents on behalf of such Obligor pursuant to the power of attorney granted hereinabove). Each Obligor agrees to mark its books and records located at its principal offices, including without limitation each location set forth in Schedule 6.21 to the Credit Agreement and all other books and records required to be marked to maintain the Agent's perfected security interest in the Collateral, to reflect the security interest of the Agent in the Collateral and upon the request of the Agent after the occurrence and during the continuance of an Event of Default, each Obligor agrees to mark all other books and records, including without limitation such books and records which may be distributed to third parties from time to time..

            (g) Collateral Held by Warehouseman, Bailee, etc. If any Collateral is at any time in the possession or control of a warehouseman, bailee or any agent or processor of such Obligor, (i) notify the Agent of such possession, (ii) notify such Person of the Agent's security interest for the benefit of the Lenders in such Collateral, (iii) instruct such Person to hold all such Collateral for the Agent's account subject to the Agent's instructions and (iv) use its best reasonable efforts to obtain an acknowledgment from such Person that it is holding such Collateral for the benefit of the Agent.

            (h) Treatment of Accounts. (i) Comply with all provisions of the Credit Agreement relating to the establishment and maintenance of the Lockboxes, (ii) comply with all reporting requirements set forth in the Credit Agreement with respect to Accounts, (iii) not grant or extend the time for payment of any Account, or compromise or settle any Account for less than the full amount thereof, or release any person or property, in whole or in part, from payment thereof, or allow any credit or discount thereon, other than as normal and customary in the ordinary course of an Obligor's business and (iv) maintain at its principal place of business a record of Accounts consistent with customary business practices.

            (i) Covenants Relating to Inventory.

                  (i) Maintain, keep and preserve its Inventory in good salable condition at its own cost and expense.

                  (ii) Comply with all reporting requirements set forth in the
            Credit Agreement with respect to Inventory.

                  (iii) If any of the Inventory is at any time evidenced by a document of title, promptly upon request by the Agent, deliver such document of title to the Agent.

            (j) Bank Accounts. At all times, maintain the Lockbox Accounts, the Wachovia Cash Collateral Account, the Wachovia Funding Account and the Concentration Account and any replacement or successor accounts relating thereto in accordance with the terms of the Lockbox Agreements and the Credit Agreement, as applicable, and cause all amounts received in the Lockboxes relating thereto to be deposited into the applicable Lockbox Account, the Wachovia Cash Collateral Account, the Wachovia Funding Account or the Concentration Account, as the case may be, and to be applied as set forth in the applicable Lockbox Agreement, the Credit Agreement and the Intercreditor Agreement, as appropriate. All amounts on deposit in the Lockbox Accounts, the Wachovia Cash Collateral Account, the Wachovia Funding Account and the Concentration Account and any replacement or successor account relating thereto shall be subject to the Lien of the Agent hereunder.

            (k) Insurance. Insure, repair and replace the Collateral of such Obligor as set forth in the Credit Agreement. All insurance proceeds relating to the Collateral shall be subject to the security interest of the Agent hereunder, subject to Permitted Liens.

            (l) Use of Trademarks. Upon the occurrence and during the continuation of an Event of Default, the Obligors agree that the Agent shall have the following rights:

            (i) The exclusive license and right to sell or otherwise liquidate all work in process, finished goods and raw material inventory held by the Obligors or their Subsidiaries under the Obligors' trade names, Trademarks or Trademark Licenses.

            (ii) The exclusive license and right to complete all work in progress of the Obligors or their Subsidiaries and liquidate the same under the Obligors' trade names, Trademarks or Trademark Licenses.

            (iii) The exclusive license and right to use Obligors' trade names,
                  Trademarks or Trademark Licenses on and in connection with the development, manufacture, promotion and sale of the goods in respect of which Obligors' enjoy rights under Obligors' trade names, Trademarks or Trademark Licenses.

            (iv) The exclusive license and right to perform on behalf of the Obligors or their Subsidiaries under any private label manufacturing agreements.

      6. Special Provisions Regarding Inventory.

            (a) Notwithstanding anything to the contrary contained in this Security Agreement, each Obligor may, unless and until an Event of Default occurs and is continuing and the Agent instructs such Obligor otherwise, without further consent or approval of the Agent, use, consume, sell, lease and exchange its Collateral in the ordinary course of its business as presently conducted, whereupon, in the case of such a sale or exchange, the security interest created hereby in the Inventory so sold or exchanged (but not in any Proceeds arising from such sale or exchange) shall cease immediately without any further action on the part of the Agent.

            (b) Upon the Lenders' making any Loan pursuant to the Credit Agreement or the Issuing Bank issuing any Letter of Credit pursuant to the Credit Agreement, each Obligor shall be deemed to have warranted that all warranties of such Obligor set forth in this Security Agreement with respect to its Inventory are true and correct in all material respects with respect to such Inventory, including without limitation that such Inventory is located at a location set forth on Schedule 4(b) hereto (as updated from time to time).

      7. Performance of Obligations; Advances by Agent. On failure of any Obligor to perform any of the covenants and agreements contained herein, the Agent may, at its sole option and in its sole discretion, perform or cause to be performed the same and in so doing may expend such sums as the Agent may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien, expenditures made in defending against any adverse claim and all other expenditures which the Agent may make for the protection of the security interest hereof or may be compelled to make by operation of law. All such sums and amounts so expended shall be repayable by the Obligors on a joint and several basis promptly upon timely notice thereof and demand therefor, shall constitute additional Secured Obligations and shall bear interest from the date said amounts are expended at the default rate set forth in Section 4.2 of the Credit Agreement. No such performance of any covenant or agreement by the Agent on behalf of any Obligor, and no such advance or expenditure therefor, shall relieve the Obligors of any default under the terms of this Security Agreement, the other Credit Documents or any Hedging Agreement between any Obligor and any Lender. The Agent may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by an Obligor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

      8. Events of Default.

      The occurrence of an Event of Default under the Credit Agreement shall be an event of default hereunder (an "Event of Default").

      9. Remedies.

            (a) General Remedies. Upon the occurrence of an Event of Default and during continuation thereof, the Agent on behalf of the Lenders and each of the Lenders shall have, in addition to the rights and remedies provided herein, in the Credit Documents, in any Hedging Agreement between any Obligor and any Lender or by law (including, but not limited to, levy of attachment, garnishment and the rights and remedies set forth in the Uniform Commercial Code (or similar local law) of the jurisdiction applicable to the affected Collateral), the rights and remedies of a secured party under the UCC (regardless of whether the UCC is the law of the jurisdiction where the rights and remedies are asserted and regardless of whether the UCC applies to the affected Collateral), and further, the Agent may, with or without judicial process or the aid and assistance of others, (i) enter on any premises on which any of the Collateral may be located and, without resistance or interference by the Obligors, take possession of the Collateral, (ii) dispose of any Collateral on any such premises, (iii) require the Obligors to assemble and make available to the Agent at the expense of the Obligors any Collateral at any place and time designated by the Agent which is reasonably convenient to both parties, (iv) remove any Collateral from any such premises for the purpose of effecting sale or other disposition thereof, and/or (v) without demand and without advertisement, notice, hearing or process of law, all of which each of the Obligors hereby waives to the fullest extent permitted by law, at any place and time or times, sell and deliver any or all Collateral held by or for it at public or private sale, by one or more contracts, in one or more parcels, for cash, upon credit or otherwise, at such prices and upon such terms as the Agent deems advisable, in its sole discretion. Neither the Agent's compliance with any applicable state, provincial or federal law in the conduct of such sale, nor its disclaimer of any warranties relating to the Collateral, shall be considered to adversely affect the commercial reasonableness of such sale. In addition to all other sums due the Agent and the Lenders with respect to the Secured Obligations, the Obligors shall pay the Agent and each of the Lenders all reasonable costs and expenses incurred by the Agent or any such Lender, including, but not limited to, reasonable attorneys' fees and court costs, in obtaining or liquidating the Collateral, in enforcing payment of the Secured Obligations, or in the prosecution or defense of any action or proceeding by or against the Agent or the Lenders or the Obligors concerning any matter arising out of or connected with this Security Agreement, any Collateral or the Secured Obligations, including, without limitation, any of the foregoing arising in, arising under or related to a case under any bankruptcy, insolvency or similar law. To the extent the rights of notice cannot be legally waived hereunder, each Obligor agrees that any requirement of reasonable notice shall be met if such notice is personally served on or mailed, postage prepaid, to the Borrower in accordance with the notice provisions of Section 14.1 of the Credit Agreement at least ten
      (10) days before the time of sale or other event giving rise to the requirement of such notice. The Agent and the Lenders shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. To the extent permitted by law, any Lender may be a purchaser at any such sale. To the extent permitted by applicable law, each of the Obligors hereby waives all of its rights of redemption with respect to any such sale. Subject to the provisions of applicable law, the Agent and the Lenders may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, to the extent permitted by law, be made at the time and place to which the sale was postponed, or the Agent and the Lenders may further postpone such sale by announcement made at such time and place.

            (b) Remedies Relating to Accounts. Upon the occurrence of an Event of Default and during the continuation thereof, whether or not the Agent has exercised any or all of its rights and remedies hereunder, the Agent shall have the right to enforce any Obligor's rights against any account debtors and obligors on such Obligor's Accounts. Each Obligor acknowledges and agrees that the Proceeds of its Accounts remitted to or on behalf of the Agent in accordance with the provisions hereof shall be solely for the Agent's own convenience and that such Obligor shall not have any right, title or interest in such Proceeds or in any such other amounts except as expressly provided herein. The Agent and the Lenders shall have no liability or responsibility to any Obligor for acceptance of a check, draft or other order for payment of money bearing the legend "payment in full" or words of similar import or any other restrictive legend or endorsement or be responsible for determining the correctness of any remittance. The Agent shall have no obligation to apply or give credit for any item included in proceeds of Accounts or other Collateral until the applicable Lockbox Bank has received final payment therefor at its offices in cash. However, if the Agent does permit credit to be given for any item prior to a Lockbox Bank receiving final payment therefor and such Lockbox Bank fails to receive such final payment or an item is charged back to the Agent or any Lockbox Bank for any reason, the Agent may at its election in either instance charge the amount of such item back against any such Lockbox Accounts, together with interest thereon at a rate per annum equal to the default rate set forth in Section 4.2 of the Credit Agreement. Each Obligor hereby agrees to indemnify the Agent and the Lenders from and against all liabilities, damages, losses, actions, claims, judgments, costs, expenses, charges and reasonable attorneys' fees suffered or incurred by the Agent or the Lenders (each, an "Indemnified Party") because of the maintenance of the foregoing arrangements except as relating to or arising out of the gross negligence or willful misconduct of an Indemnified Party or its officers, employees or agents. In the case of any investigation, litigation or other proceeding, the foregoing indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by an Obligor, its directors, shareholders or creditors or an Indemnified Party or any other Person or any other Indemnified Party is otherwise a party thereto. The Agent shall have no liability or responsibility to any Obligor for a Lockbox Bank accepting any check, draft or other order for payment of money bearing the legend "payment in full" or words of similar import or any other restrictive legend or endorsement whatsoever or be responsible for determining the correctness of any remittance (it being understood that this sentence shall in no way affect the liability or responsibility of any such Lockbox
      Bank).

            (c) Access. In addition to the rights and remedies hereunder, upon the occurrence of an Event of Default and during the continuation thereof, the Agent shall have the right to enter and remain upon the various premises of the Obligors without cost or charge to the Agent, and use the same, together with materials, supplies, books and records of the Obligors for the purpose of collecting and liquidating the Collateral, or for preparing for sale and conducting the sale of the Collateral, whether by foreclosure, auction or otherwise. In addition, the Agent may remove Collateral, or any part thereof, from such premises and/or any records with respect thereto, in order to effectively collect or liquidate such Collateral. If the Agent exercises its right to take possession of the Collateral, each Obligor shall also at its expense perform any and all other steps reasonably requested by the Agent to preserve and protect the security interest hereby granted in the Collateral, such as placing and maintaining signs indicating the security interest of the Agent, appointing overseers for the Collateral and maintaining inventory records.

            (d) Nonexclusive Nature of Remedies. Failure by the Agent or the Lenders to exercise any right, remedy or option under this Security Agreement, any other Credit Document, any Hedging Agreement between any Obligor and any Lender or as provided by law, or any delay by the Agent or the Lenders in exercising the same, shall not operate as a waiver of any such right, remedy or option. No waiver hereunder shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated, which in the case of the Agent or the Lenders shall only be granted as provided herein. To the extent permitted by law, neither the Agent, the Lenders, nor any party acting as attorney for the Agent or the Lenders, shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct hereunder. The rights and remedies of the Agent and the Lenders under this Security Agreement shall be cumulative and not exclusive of any other right or remedy which the Agent or the Lenders may have.

            (e) Retention of Collateral. The Agent may, after providing the notices required by Section 9-620 of the UCC or otherwise complying with the requirements of applicable law of the relevant jurisdiction, accept or retain the Collateral in satisfaction of the Secured Obligations. Unless and until the Agent shall have provided such notices, however, the Agent shall not be deemed to have retained any Collateral in satisfaction of any Secured Obligations for any reason.

            (f) Deficiency. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Agent or the Lenders are legally entitled, the Obligors shall be jointly and severally liable for the deficiency, together with interest thereon at the default rate set forth in Section 4.2 of the Credit Agreement, together with the costs of collection and the reasonable fees of any attorneys employed by the Agent to collect such deficiency. Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to the Obligors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

            (g) Other Security. To the extent that any of the Secured Obligations are now or hereafter secured by property other than the Collateral (including, without limitation, real property and securities owned by an Obligor), or by a guarantee, endorsement or property of any other Person, then the Agent and the Lenders shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence of any Event of Default, and the Agent and the Lenders have the right, in their sole discretion, to determine which rights, security, liens, security interests or remedies the

      Agent and the Lenders shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or any of the Agent's and the Lenders' rights or the Secured Obligations under this Security Agreement, under any other of the Credit Documents or under any Hedging Agreement between any Obligor and any Lender (to the extent the obligations of such Obligor thereunder constitute Secured Obligations).

      10. Rights of the Agent.

            (a) Power of Attorney. In addition to other powers of attorney contained herein, each Obligor hereby designates and appoints the Agent, on behalf of the Lenders, and each of its designees or agents, as attorney-in-fact of such Obligor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuation of an Event of Default:

                  (i) to demand, collect, settle, compromise, adjust, give
            discharges and releases, all as the Agent may reasonably determine;

                  (ii) to commence and prosecute any actions at any court for the purposes of collecting any Collateral and enforcing any other right in respect thereof;

                  (iii) to defend, settle, adjust or compromise any action, suit or proceeding brought with respect to the Collateral and, in connection therewith, give such discharge or release as the Agent may deem reasonably appropriate;

                  (iv) to receive and open mail addressed to an Obligor and
            endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the goods giving rise to the Collateral of such Obligor, or securing or relating to such Collateral, on behalf of and in the name of such Obligor;

                  (v) to sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any Collateral or the goods or services which have given rise thereto, as fully and completely as though the Agent were the absolute owner thereof for all purposes;

                  (vi) to adjust and settle claims under any insurance policy relating to the Collateral;

                  (vii) to execute and deliver all assignments, conveyances, statements, financing statements, renewal financing statements, security agreements, affidavits, notices and other agreements, instruments and documents that the Agent may determine necessary in order to perfect and maintain the security interests and liens granted in this Security Agreement and in order to fully consummate all of the transactions contemplated herein;

                  (viii) to institute any foreclosure proceedings that the Agent may deem appropriate; and

                  (ix) to do and perform all such other acts and things as the
            Agent may reasonably deem to be necessary, proper or convenient in connection with the Collateral.

      This power of attorney is a power coupled with an interest and shall be irrevocable (i) for so long as any of the Secured Obligations remain outstanding, any Credit Document or any Hedging Agreement between any Obligor and any Lender is in effect or any Letter of Credit shall remain outstanding and (ii) until all of the Commitments shall have been terminated. The Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Agent in this Security Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct. This power of attorney is conferred on the Agent solely to protect, preserve and realize upon its security interest in the Collateral.

            (b) Assignment by the Agent. Subject to the terms of the Credit Agreement, the Agent may from time to time assign the Secured Obligations and any portion thereof and/or the Collateral and any portion thereof, and the assignee shall be entitled to all of the rights and remedies of the Agent under this Security Agreement in relation thereto.

            (c) The Agent's Duty of Care. Other than the exercise of reasonable care to assure the safe custody of the Collateral while being held by the Agent hereunder, the Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Obligors shall be responsible for preservation of all rights in the Collateral, and the Agent shall be relieved of all responsibility for the Collateral upon surrendering it or tendering the surrender of it to the Obligors. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Agent shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to any of the Collateral. In the event of a public or private sale of Collateral pursuant to Section 9 hereof, the Agent shall have no obligation to clean-up, repair or otherwise prepare the Collateral for sale.

      11. Application of Proceeds. Any amounts on deposit in the Lockbox Accounts, the Wachovia Cash Collateral Accounts, the Wachovia Funding Account and the Concentration Account and any replacement or successor accounts relating thereto, as applicable, shall be applied by the Agent in accordance with the terms of the Credit Agreement, the Lockbox Agreement relating thereto and the Intercreditor Agreement, as applicable. Upon the occurrence and during the continuation of an Event of Default, any payments in respect of the Secured Obligations and any proceeds of the Collateral, when received by the Agent or any of the Lenders in cash or its equivalent, will be applied in reduction of the Secured Obligations in the order set forth in Section 4.7 of the Credit Agreement, and each Obligor irrevocably waives the right to direct the application of such payments and proceeds and acknowledges and agrees that the Agent shall have the continuing and exclusive right to apply and reapply any and all such payments and proceeds in the Agent's sole discretion, notwithstanding any entry to the contrary upon any of its books and records.

      12. Costs of Counsel. If at any time hereafter, whether upon the occurrence of an Event of Default or not, the Agent employs counsel or after the occurrence and during the continuance of an Event of Default any Lender employs counsel to prepare or consider amendments, waivers or consents with respect to this Security Agreement, or to take action or make a response in or with respect to any legal or arbitral proceeding relating to this Security Agreement or relating to the Collateral, or to protect the Collateral or exercise any rights or remedies under this Security Agreement or with respect to the Collateral, then the Obligors agree to promptly pay upon demand any and all such reasonable costs and expenses of the Agent and the Lenders including attorneys' fees and expenses, all of which costs and expenses shall constitute Secured Obligations hereunder.

      13. Continuing Agreement.

            (a) This Security Agreement shall be a continuing agreement in every respect and shall remain in full force and effect so long as any of the Secured Obligations remain outstanding or any Credit Document or Hedging Agreement between any Obligor and any Lender is in effect or any Letter of Credit shall remain outstanding and until all of the Commitments thereunder shall have terminated. Upon such payment and termination, this Security Agreement shall be automatically terminated and the Agent and the Lenders shall, upon the request and at the expense of the Obligors, forthwith release all of their liens and security interests hereunder and shall execute and deliver all UCC termination statements and/or other documents reasonably requested by the Obligors evidencing such termination. Notwithstanding the foregoing all releases and indemnities provided hereunder shall survive termination of this Security Agreement.

            (b) This Security Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Agent or any Lender as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made; provided that in the event payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including without limitation any reasonable legal fees and disbursements) incurred by the Agent or any Lender in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations.

      14. Amendments; Waivers; Modifications. This Security Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as set forth in Section 14.6 of the Credit Agreement.

      15. Successors in Interest. This Security Agreement shall create a continuing security interest in the Collateral and shall be binding upon each Obligor, its successors and assigns and shall inure, together with the rights and remedies of the Agent and the Lenders hereunder, to the benefit of the Agent and the Lenders and their successors and permitted assigns; provided, however, that none of the Obligors may assign its rights or delegate its duties hereunder without the prior written consent of each Lender or the Required Lenders, as required by the Credit Agreement. To the fullest extent permitted by law, each Obligor hereby releases the Agent and each Lender, each of their respective officers, employees and agents and each of their respective successors and assigns, from any liability for any act or omission relating to this Security Agreement or the Collateral, except for any liability arising from the gross negligence or willful misconduct of the Agent or such Lender or their respective officers, employees and agents.

      16. Notices. All notices required or permitted to be given under this Security Agreement shall be in conformance with Section 14.1 of the Credit Agreement.

      17. Counterparts. This Security Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Security Agreement to produce or account for more than one such counterpart.

      18. Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning, construction or interpretation of any provision of this Security Agreement.

      19. Governing Law; Submission to Jurisdiction and Service of Process; Arbitration; Waiver of Jury Trial. THIS SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA, WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PROVISIONS THEREOF, EXCEPT TO THE EXTENT THE LAWS OF THE JURISDICTION WHERE A PARTICULAR PORTION OF THE COLLATERAL IS LOCATED ARE REQUIRED TO APPLY. The terms of Sections 14.12, 14.13 and 14.14 of the Credit Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

      20. Severability. If any provision of any of the Security Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

      21. Entirety. This Security Agreement, the other Credit Documents and the Hedging Agreements between any Obligor and any Lender represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents, the Hedging Agreements or the transactions contemplated herein and therein.

      22. Survival. All representations and warranties of the Obligors hereunder shall survive the execution and delivery of this Security Agreement, the other Credit Documents and the Hedging Agreements between any Obligor and any Lender, the delivery of the Notes and the making of the Loans and the issuance of the Letters of Credit under the Credit Agreement.

      23. Joint and Several Obligations of Obligors.

            (a) Each of the Obligors is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the Lenders under the Credit Agreement, for the mutual benefit, directly and indirectly, of each of the Obligors and in consideration of the undertakings of each of the Obligors to accept joint and several liability for the obligations of each of them.

            (b) Each of the Obligors jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Obligors with respect to the payment and performance of all of the Secured Obligations arising under this Security Agreement, the other Credit Documents and the Hedging Agreements between any Obligor and any Lender (to the extent the obligations of such Obligor thereunder constitute Secured Obligations), it being the intention of the parties hereto that all the Secured Obligations shall be the joint and several obligations of each of the Obligors without preferences or distinction among them.

            (c) Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, to the extent the obligations of an Obligor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state, provincial or federal law relating to fraudulent conveyances or transfers) then the obligations of such Obligor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether state, provincial or federal and including, without limitation, the Bankruptcy
      Code).

      24. Rights of Required Lenders. All rights of the Agent hereunder, if not exercised by the Agent, may be exercised by the Required Lenders.

      25. Judgment Currency.

            (a) If for the purposes of obtaining judgment in any court it is necessary to convert all or any part of the Secured Obligations or any other amount due to the Lenders hereunder or under other Credit Document in respect of the Obligors' obligations hereunder in any currency (the "Original Currency") into another currency (the "Other Currency") each Obligor to the fullest extent that it may effectively do so, agrees that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the Agent could purchase the Original Currency with the Other Currency at its principal offices in Charlotte, North Carolina on the Business Day on which the Agent is open for the transaction of its banking business at such offices immediately preceding the day on which any such judgment, or any relevant part thereof, is paid or otherwise satisfied.

            (b) The obligation of each Obligor in respect of any sum due in the Original Currency from it to the Agent or the Lenders hereunder or under any other Credit Document in respect of the Obligors' obligation hereunder shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by the Agent of any sum adjudged to be so due in such Other Currency or of any other sum in any Other Currency the Agent may, in accordance with its normal banking procedures, purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to the Agent and the Lenders in the Original Currency, the Obligors shall, as a separate obligation and notwithstanding any such judgment, indemnify the Agent against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due to the Lenders, the Agent shall remit such excess to the Obligors.

                  [remainder of page intentionally left blank]

      Each of the parties hereto has caused a counterpart of this Security Agreement to be duly executed and delivered as of the date first above written.

OBLIGORS:                              WOLVERINE TUBE, INC.

                                       By:______________________________________
                                       Name: ___________________________________
                                       Title: __________________________________

                                       TF INVESTOR, INC.

                                       By:______________________________________
                                       Name: ___________________________________
                                       Title: __________________________________

                                       TUBE FORMING HOLDINGS, INC.

                                       By:______________________________________
                                       Name: ___________________________________
                                       Title: __________________________________

                                       TUBE FORMING, L.P.

                                       By:  Tube Forming Holdings, Inc.,
                                            its General Partner

                                       By:______________________________________
                                       Name: ___________________________________
                                       Title: __________________________________

                                       WOLVERINE FINANCE, LLC

                                       By:______________________________________
                                       Name: ___________________________________
                                       Title: __________________________________

                                         Amended and Restated Security Agreement

                                       SMALL TUBE MANUFACTURING, LLC

                                       By:______________________________________
                                       Name: ___________________________________
                                       Title: __________________________________

                                       WOLVERINE JOINING TECHNOLOGIES, LLC

                                       By:______________________________________
                                       Name: ___________________________________
                                       Title: __________________________________

                                       WOLVERINE CHINA INVESTMENTS, LLC

                                       By:  Wolverine Tube, Inc.
                                            its Managing Member

                                       By:______________________________________
                                       Name: ___________________________________
                                       Title: __________________________________

                                       WT HOLDING COMPANY, INC.

                                       By:______________________________________
                                       Name: ___________________________________
                                       Title: __________________________________

                                         Amended and Restated Security Agreement

Accepted and agreed to as of the date first above written.

WACHOVIA BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:___________________________________
Name:_________________________________
Title:________________________________

                                         Amended and Restated Security Agreement

                                SCHEDULE 4(a)(i)

      CHIEF EXECUTIVE OFFICE/PRINCIPAL PLACE OF BUSINESS/STATE OF FORMATION

                                     Principal Place of
Obligor    Chief Executive Office        Business          State of Formation
-------    ----------------------    ------------------    ------------------
-------    ----------------------    ------------------    ------------------
-------    ----------------------    ------------------    ------------------
-------    ----------------------    ------------------    ------------------
-------    ----------------------    ------------------    ------------------
-------    ----------------------    ------------------    ------------------
-------    ----------------------    ------------------    ------------------
-------    ----------------------    ------------------    ------------------

                                SCHEDULE 4(a)(ii)

             NAME CHANGES/CHANGES IN CORPORATE STRUCTURE/TRADENAMES

                                  SCHEDULE 4(b)

                             LOCATIONS OF COLLATERAL

                                  EXHIBIT E-2

                [FORM OF AMENDED AND RESTATED PLEDGE AGREEMENT]

      THIS AMENDED AND RESTATED PLEDGE AGREEMENT (this "Pledge Agreement") is entered into as of April 28, 2005 by and among WOLVERINE TUBE, INC., a Delaware corporation (the "Company"), its Subsidiaries identified as Subsidiary Borrowers on the signature pages to the Credit Agreement referred to below and any additional Subsidiaries of the Company which become Borrowers thereunder in accordance with the terms thereof (together with the Company, the "Borrowers") (hereinafter the Borrowers are collectively referred to as the "Pledgors" and individually as a "Pledgor"), and WACHOVIA BANK, NATIONAL ASSOCIATION, in its capacity as the administrative agent under the Credit Agreement referred to below (in such capacity, the "Administrative Agent" or the "Agent").

                                    RECITALS

      WHEREAS, certain of the Borrowers, the Administrative Agent, and certain lenders are each party to that certain Credit Agreement, dated as of March 27, 2002 (as heretofore amended, supplemented or otherwise modified, the "Existing Credit Agreement");

      WHEREAS, the Existing Credit Agreement is being amended and restated by the Amended and Restated Credit Agreement (as amended, modified, extended, renewed or replaced from time to time, the "Credit Agreement"), dated as of April 28, 2005, among the Borrowers, the Administrative Agent, and the lenders from time to time party thereto (the "Lenders"), pursuant to which the Lenders have agreed to make Revolving Loans to the Borrowers and to issue or participate in Letters of Credit;

      WHEREAS, in order to secure the Obligations under and as defined in the Existing Credit Agreement, certain of the Borrowers and the Administrative Agent entered into that certain Pledge Agreement, dated as of March 27, 2002 (as heretofore amended, the "Existing Pledge Agreement"), pursuant to which such Borrowers agreed to grant to the Administrative Agent, for the benefit of itself and the Lenders, a first priority security interest in the Pledged Collateral (as defined therein), all as more specifically set forth in the Existing Pledge Agreement;

      WHEREAS, the Borrowers, the Lenders and the Administrative Agent intend that the Obligations under and as defined in the Existing Credit Agreement shall continue to exist under, and to be evidenced by, the Credit Agreement;

      WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement and the obligation of the Lenders to make Revolving Loans to the Borrowers or to issue or participate in Letters of Credit under the Credit Agreement, that the Pledgors shall have executed and delivered this Pledge Agreement to the Agent for the benefit of itself and the Lenders.

      NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Definitions. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement, and the following terms which are defined in the Uniform Commercial Code from time to time in effect in the State of North Carolina (the "UCC") are used herein as so defined: Control, Entitlement Order, Securities Intermediary, Security Account and Security Entitlement. For purposes of this Pledge Agreement, (a) the term "Lender" shall include any Affiliate of any Lender which has entered into a Hedging Agreement with any Pledgor (to the extent the obligations of such Pledgor thereunder constitute Pledgor Obligations (as defined in Section 3 hereof)), (b) the term "Domestic Subsidiary" shall mean any Subsidiary that is organized and existing under the laws of the United States or any state or commonwealth thereof or under the laws of the District of Columbia and (c) the term "Foreign Subsidiary" shall mean any Subsidiary that is not a Domestic Subsidiary.

      2. Pledge and Grant of Security Interest. To secure the prompt payment and performance in full when due, whether by lapse of time or otherwise, of the Pledgor Obligations (as defined in Section 3 hereof), each Pledgor hereby pledges and assigns to the Agent, for the benefit of itself and the Lenders, and grants to the Agent, for the benefit of itself and the Lenders, a continuing security interest in any and all right, title and interest of such Pledgor in and to the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the "Pledged Collateral"):

            (a) Pledged Capital Stock. (i) 100% (or, if less, the full amount owned by such Pledgor) of the issued and outstanding Capital Stock owned by such Pledgor of the SPC and each Domestic Subsidiary set forth on Schedule 2(a) attached hereto and (ii) 65% (or, if less, the full amount owned by such Pledgor) of each class of the issued and outstanding Capital Stock entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) ("Voting Equity") and 100% (or, if less, the full amount owned by such Pledgor) of each class of the issued and outstanding Capital Stock not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) ("Non-Voting Equity") owned by such Pledgor of each Foreign Subsidiary set forth on Schedule 2(a) attached hereto (but only to the extent that the pledge of such Non-Voting Equity would not cause the Obligations to be treated as "United States property" of such Foreign Subsidiary within the meaning of Treas. Reg. Section 1.956-2) (collectively, together with the Capital Stock and other interests described in clauses (y) and (z) and in Sections 2(b) and 2(c) below, the "Pledged Capital Stock"), in each case together with the certificates (or other agreements or instruments), if any, representing such Capital Stock, including, but not limited to, the following:

                  (y) subject to the percentage restrictions described above and in Section 2(b) below, all shares, securities, membership interests or other equity interests representing a dividend on any of the Pledged Capital Stock, or representing a distribution or return of capital upon or in respect of the Pledged Capital Stock, or resulting from a stock split, revision, reclassification or other exchange therefor, and any subscriptions, warrants, rights or options issued to the holder of, or otherwise in respect of, the Pledged Capital Stock; and

                  (z) subject to the percentage restrictions described above and in Section 2(b) below and without affecting the obligations of the Pledgors under

                                           Amended and Restated Pledge Agreement
            any provision prohibiting such action hereunder or under the Credit Agreement, in the event of any consolidation or merger involving the issuer of any Pledged Capital Stock and in which such issuer is not the surviving entity, all shares of each class of the Capital Stock of the successor entity formed by or resulting from such consolidation or merger.

            (b) Additional Interests. 65% (or, if less, the full amount owned by such Pledgor) of the Voting Equity and 100% (or, if less, the full amount owned by such Pledgor) of the Non-Voting Equity of any Person which hereafter becomes a Foreign Subsidiary (but only to the extent that the pledge of such Non-Voting Equity would not cause the Obligations to be treated as "United States property" of such Foreign Subsidiary within the meaning of Treas. Reg. Section 1.956-2), including, without limitation, the certificates (or other agreements or instruments), if any, representing such Capital Stock.

            (c) Other Equity Interests. Subject to the percentage restrictions described above, any and all other Capital Stock or other equity interests owned by any Pledgor in any Foreign Subsidiary, WT Holding or the SPC.

            (d) Proceeds. All proceeds and products of the foregoing, however and whenever acquired and in whatever form.

      Without limiting the generality of the foregoing, it is hereby specifically understood and agreed that a Pledgor may from time to time hereafter pledge and deliver additional shares of stock or other interests to the Agent as collateral security for the Pledgor Obligations. Upon such pledge and delivery to the Agent, such additional shares of stock or other interests shall be deemed to be part of the Pledged Collateral of such Pledgor and shall be subject to the terms of this Pledge Agreement whether or not Schedule 2(a) is amended to refer to such additional shares.

      Notwithstanding the foregoing, it is further understood and agreed as follows:

            (i) In lieu of Wolverine China Investments, LLC pledging shares in Wolverine Tube (Shanghai) Limited ("Shanghai"), the Borrowers and Shanghai agree that upon the occurrence of an Event of Default pursuant to Section 11.1(a), (f) or (j) of the Credit Agreement, Shanghai shall, upon the request of Agent, immediately transfer all of its cash to Agent and promptly liquidate all of its other assets into cash and remit the proceeds thereof to the Agent, all in payment of the Obligations. The Agent is hereby granted a lien upon all said assets of Shanghai as collateral for the obligations of Shanghai herein. The Agent shall have all the rights of a secured party against said collateral as provided by law, including the UCC.

            (ii) WT Holding Company, Inc. ("WT Holding") shall not be required to pledge its interest in the Capital Stock of 3072452 Nova Scotia Company or 3072453 Nova Scotia Company.

                                           Amended and Restated Pledge Agreement

            (iii) Wolverine Tube, Inc. shall only be required to pledge 65% (or such greater percentage that may be permitted at any date after the date hereof, without such pledge being treated as an indirect pledge, pursuant to Treas. Reg. Section 1.956-2(c)(2)), as amended or replaced from time to time, or 100% if such regulation is repealed or no longer in effect and no comparable successor law or regulation is enacted or promulgated, but in each case limited to the full amount owned by such Pledgor) of each class of the issued and outstanding Capital Stock of WT Holding entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% (or, if less, the full amount owned by such Pledgor) of each class of the issued and outstanding Capital Stock of WT Holding not entitled to vote (within the meaning of Treas. Reg. Section 1.956(c)(2)) (but only to the extent that the pledge of such Non-Voting Equity would not cause the Obligations to be treated as "United States property" of such Foreign Subsidiary within the meaning of Treas. Reg. Section 1.956-2), in each case together with the certificates (or other agreements or instruments), if any, representing such Capital Stock of WT Holding, and all options and other rights, contractual or otherwise, with respect thereto.

      3. Security for Pledgor Obligations. The security interest created hereby in the Pledged Collateral of each Pledgor constitutes continuing collateral security for all of the following, whether now existing or hereafter incurred (the "Pledgor Obligations"): (a) all of the Obligations, howsoever evidenced, created, incurred or acquired, whether primary, secondary, direct, contingent, or joint and several and (b) all expenses and charges, legal and otherwise, reasonably incurred by the Agent and/or the Lenders in collecting or enforcing any Obligation or in realizing on or protecting any security therefor, including without limitation the security granted hereunder.

      4. Delivery of the Pledged Collateral; Perfection of Security Interest. Each Pledgor hereby agrees that:

            (a) Delivery of Certificate. Each Pledgor shall deliver to the Agent
      (i) simultaneously with or prior to the execution and delivery of this Pledge Agreement, all certificates representing the Pledged Capital Stock, if such Pledged Stock is certificated, of such Pledgor, and (ii) promptly upon the receipt thereof by or on behalf of a Pledgor, all other certificates and instruments constituting Pledged Collateral, if such Pledged Collateral is certificated or otherwise evidenced by an instrument, of a Pledgor. Prior to delivery to the Agent, all such certificates and instruments constituting Pledged Collateral of a Pledgor shall be held in trust by such Pledgor for the benefit of the Agent pursuant hereto. All such certificates shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, substantially in the form provided in Exhibit 4(a) attached hereto.

            (b) Additional Securities. If such Pledgor shall receive by virtue of its being or having been the owner of any Pledged Collateral, any (i) certificate, including without limitation, any certificate representing a dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares or membership or equity interests, stock splits, spin-off or split-off, promissory notes or other instrument; (ii) option or right, whether as an addition to, substitution for, or an exchange for, any Pledged Collateral or otherwise; (iii) dividends

                                           Amended and Restated Pledge Agreement
      payable in securities; or (iv) distributions of securities or other equity interests in connection with a partial or total liquidation, dissolution or reduction of capital, capital surplus or paid-in surplus, then such Pledgor shall receive such certificate, instrument, option, right or distribution in trust for the benefit of the Agent, shall segregate it from such Pledgor's other property and shall deliver it forthwith to the Agent in the exact form received together with any necessary endorsement and/or appropriate stock power duly executed in blank, substantially in the form provided in Exhibit 4(a), to be held by the Agent as Pledged Collateral and as further collateral security for the Pledgor Obligations.

            (c) Financing Statements. Each Pledgor shall execute and deliver to the Agent such UCC or other applicable financing statements as may be reasonably requested by the Agent in order to perfect and protect the security interest created hereby in the Pledged Collateral of such Pledgor.

            (d) Provisions Relating to Securities Entitlements and Securities Accounts. With respect to any Pledged Collateral consisting of a Securities Entitlement or held in a Securities Account, (a) the applicable Pledgor and the applicable Securities Intermediary shall enter into an agreement with the Agent granting Control to the Agent over such Pledged Collateral, such agreement to be in form and substance satisfactory to the Agent and (b) the Agent shall be entitled, upon the occurrence and during the continuance of a Default or an Event of Default, to notify the applicable Securities Intermediary that it should follow the Entitlement Orders of the Agent and no longer follow the Entitlement Orders of the applicable Pledgor. Upon receipt by a Pledgor of notice from a Securities Intermediary of its intent to terminate the Securities Account of such Pledgor held by such Securities Intermediary, prior to the termination of such Securities Account the Pledged Collateral in such Securities Account shall be (i) transferred to a new Securities Account which is subject to a control agreement as provided above or (ii) transferred to an account held by the Agent (in which it will be held until a new Securities Account is established).

      5. Representations and Warranties. Each Pledgor hereby represents and warrants to the Agent, for the benefit of the Lenders, that so long as any of the Pledgor Obligations remain outstanding or any Credit Document or Hedging Agreement between any Credit Party and any Lender is in effect or any Letter of Credit shall remain outstanding, and until all of the Commitments shall have been terminated:

            (a) Authorization of Pledged Capital Stock. The Pledged Capital Stock is duly authorized and validly issued, is fully paid and nonassessable and is not subject to the preemptive rights of any Person. All other shares of Capital Stock constituting Pledged Collateral will be duly authorized and validly issued, fully paid and nonassessable and not subject to the preemptive rights of any Person.

            (b) Title. Each Pledgor has good and indefeasible title to the Pledged Collateral of such Pledgor and will at all times be the legal and beneficial owner of such Pledged Collateral free and clear of any Lien, other than Permitted Liens. There exists no

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

      "adverse claim" within the meaning of Section 8-102 of the UCC with respect to the Pledged Capital Stock of such Pledgor.

            (c) Exercising of Rights. The exercise by the Agent of its rights and remedies hereunder will not violate any law or governmental regulation or any material contractual restriction binding on or affecting a Pledgor or any of its property.

            (d) Pledgor's Authority. No authorization, approval or action by, and no notice or filing with any Governmental Authority, the issuer of any Pledged Capital Stock or third party is required either (i) for the pledge made by a Pledgor or for the granting of the security interest by a Pledgor pursuant to this Pledge Agreement or (ii) for the exercise by the Agent or the Lenders of their rights and remedies hereunder (except as may be required by laws affecting the offering and sale of the Pledged Capital Stock).

            (e) Security Interest/Priority. This Pledge Agreement creates a valid security interest in favor of the Agent for the benefit of itself and the Lenders, in the Pledged Collateral. The taking possession by the Agent of the certificates (if any) representing the Pledged Capital Stock and all other certificates and instruments constituting Pledged Collateral will perfect and establish the first priority of the Agent's security interest in all certificated Pledged Capital Stock and such certificates and instruments. Upon the filing of UCC financing statements in the appropriate filing office in the jurisdiction of each Pledgor's formation, the Agent shall have a first priority perfected security interest in all uncertificated Pledged Capital Stock consisting of partnership or limited liability company interests that do not constitute a security pursuant to
      Section 8-103(c) of the UCC. With respect to any Pledged Collateral consisting of a Securities Entitlement or held in a Securities Account, upon execution and delivery by the applicable Pledgor, the applicable Securities Intermediary and the Agent of an agreement granting Control to the Agent over such Pledged Collateral, the Agent shall have a first priority perfected security interest in such Pledged Collateral. Except as set forth in this Section, no action is necessary to perfect or otherwise protect such security interest.

            (f) No Other Capital Stock. Except as set forth on Schedule 2(a) attached hereto, no Pledgor owns any Capital Stock of the Company or any of its Subsidiaries.

            (g) Partnership and Limited Liability Company Interests. Except as previously disclosed in writing to the Agent, none of the Pledged Capital Stock consisting of partnership or limited liability company interests (i) is dealt in or traded on a securities exchange or in a securities market,
      (ii) by its terms expressly provides that it is a security governed by
      Article 8 of the UCC, (iii) is an investment company security, (iv) is held in a securities account or (v) constitutes a "security" or a "financial asset" as such terms are defined in Article 8 of the UCC.

      6. Covenants. Each Pledgor hereby covenants, that so long as any of the Pledgor Obligations remain outstanding or any Credit Document or Hedging Agreement between any Credit Party and any Lender is in effect or any Letter of Credit shall remain outstanding, and until all of the Commitments shall have been terminated, such Pledgor shall:

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

            (a) Books and Records. Mark its books and records (and shall cause the issuer of the Pledged Capital Stock of such Pledgor to mark its books and records) to reflect the security interest granted to the Agent, for the benefit of itself and the Lenders, pursuant to this Pledge Agreement.

            (b) Defense of Title. Warrant and defend title to and ownership of the Pledged Collateral of such Pledgor at its own expense against the claims and demands of all other parties claiming an interest therein, keep the Pledged Collateral free from all Liens, except for Permitted Liens, and not sell, exchange, transfer, assign, lease or otherwise dispose of Pledged Collateral of such Pledgor or any interest therein, except as permitted under the Credit Agreement and the other Credit Documents.

            (c) Further Assurances. Promptly execute and deliver at its expense all further instruments and documents and take all further action that may be necessary and desirable or that the Agent may reasonably request in order to (i) perfect and protect the security interest created hereby in the Pledged Collateral of such Pledgor (including, without limitation, the execution and filing of UCC financing statements and any and all action necessary to satisfy the Agent that the Agent has obtained a first priority perfected security interest in all Pledged Capital Stock); (ii) enable the Agent to exercise and enforce its rights and remedies hereunder in respect of the Pledged Collateral of such Pledgor; and (iii) otherwise effect the purposes of this Pledge Agreement, including, without limitation and if requested by the Agent, delivering to the Agent irrevocable proxies in respect of the Pledged Collateral of such Pledgor.

            (d) Amendments. Not make or consent to any amendment or other modification or waiver with respect to any of the Pledged Collateral of such Pledgor or enter into any agreement or allow to exist any restriction with respect to any of the Pledged Collateral of such Pledgor other than pursuant hereto or as may be permitted under the Credit Agreement.

            (e) Compliance with Securities Laws. File all reports and other information now or hereafter required to be filed by such Pledgor with the United States Securities and Exchange Commission and any other state, federal or foreign agency in connection with the ownership of the Pledged Collateral of such Pledgor.

            (f) Issuance or Acquisition of Capital Stock. Not without executing and delivering, or causing to be executed and delivered, to the Agent such agreements, documents and instruments as the Agent may reasonably require, issue or acquire any Capital Stock consisting of an interest in a partnership or a limited liability company that (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a security governed by Article 8 of the UCC,
      (iii) is an investment company security, (iv) is held in a securities account or (v) constitutes a "security" or a "financial asset" as such terms are defined in Article 8 of the UCC.

                                           Amended and Restated Pledge Agreement

      7. Stock of the SPC; Limitation on Actions. The parties hereto acknowledge that the pledge hereunder of the capital stock (the "SPC Stock") of the SPC is prohibited by the terms of the Receivables Purchase Agreement, dated as of April 28, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the "Securitization Receivables Purchase Agreement"), among the SPC, as seller, Wolverine Finance, LLC, a Tennessee limited liability company, as servicer, the Company, as Performance Guarantor, Blue Ridge Asset Funding Corporation, Wachovia Bank, National Association, as a Purchaser and the other Purchasers party thereto, and Wachovia Bank, National Association, as Agent for certain secured parties thereunder (in such capacity, together with the successors and assigns, the "Securitization Agent"), unless certain limitations with respect to the pledge of the SPC Stock are set forth herein. Accordingly, in order to induce the Securitization Agent on behalf of the Secured Parties (as defined in the Securitization Receivables Purchase Agreement), to permit the pledge of the SPC Stock, the parties hereto agree to the following limitations relating only to the pledge of the SPC Stock and not to any other Pledged Collateral.

      To induce the Securitization Agent on behalf of the Secured Parties (as defined in the Securitization Receivables Purchase Agreement), to permit the pledge of the SPC Stock, the parties hereto agree to the following limitations:

            (a)   Notwithstanding anything to the contrary contained herein:

                        (i) Prior to the date that is one year and one day after
            the Final Payout Date (as defined in the Securitization Receivables Purchase Agreement), the Agent, for itself and for the Lenders, agrees that, with respect to the SPC Stock, it will not, without the prior written consent of the Securitization Agent, take any action adverse to the interests of the Securitization Agent or any Secured Party under and as defined in the Securitization Receivables Purchase Agreement, including, without limitation, (A) causing the SPC to violate or breach any term or provision in any Transaction Document (as defined in the Securitization Receivables Purchase Agreement), (B) amending or altering any of the SPC's organizational documents, (C) causing the SPC to incur any debt, other than, in each case, as may be allowed in the Transaction Documents or (D) otherwise take any action which would compromise or call into questions the intended bankruptcy remote structure of the transactions contemplated by the Securitization Receivables Purchase Agreement and the other Transaction Documents; provided, that any prepayment or termination of the Securitization Receivables Purchase Agreement in accordance with the terms thereof shall not be deemed to be adverse to the interests of the Securitization Agent or any Secured Party under and as defined in the Securitization Receivables Purchase Agreement;

                        (ii) Prior to the Final Payout Date (as defined in the
            Securitization Receivables Purchase Agreement), (A) in the event that the Agent receives any payments or funds constituting Securitization Collateral (as defined in the Intercreditor Agreement), the Agent shall hold such payments or funds in trust for the benefit of the Securitization Agent, and shall promptly transfer such

                                           Amended and Restated Pledge Agreement
            payments or funds to the Securitization Agent and (B) the Agent, for itself and for the Lenders, agrees that, with respect to the SPC Stock, it will not, without the prior written consent of the Securitization Agent, make any dividends or distributions on such Pledged Collateral;

                        (iii) Prior to the Final Payout Date (as defined in the
            Securitization Receivables Purchase Agreement), (A) this Section 7 shall not be amended, restated, supplemented or otherwise modified without the prior written consent of the Securitization Agent, at the reasonable discretion of the Securitization Agent, and the provisions of this Section 7 shall be contained in any agreement that amends and restates this Agreement and (B) the Agent for itself and for the Lenders agrees that no such party shall enter into any additional agreement that would adversely affect the rights of the Securitization Agent set forth in Section 7 hereof; and

                        (iv) Prior to the date that is one year and one day
            after the Final Payout Date (as defined in the Securitization Receivables Purchase Agreement), neither the Agent nor any Lender shall object to or contest in any administrative, legal or equitable action or proceeding (including, without limitation, any insolvency, bankruptcy, receivership, liquidation, reorganization, winding up, readjustment, composition or other similar proceeding relating to the Company, any Originator (as defined in the Securitization Receivables Purchase Agreement) or the SPC or their respective property) or object to or contest in any other manner (1) the interests of the SPC and its successors and assigns in any of the assets transferred (or purported to be transferred) by any Originator to the SPC pursuant to the Transaction Documents (as defined in the Securitization Receivables Purchase Agreement) and/or
            (2) the interests of the Securitization Agent, and/or any Secured Party (as defined in the Securitization Receivables Purchase Agreement) in the Securitization Collateral (as defined in the Intercreditor Agreement) or otherwise take any action which would compromise or call into questions the intended bankruptcy remote structure of the transactions contemplated by the Securitization Receivables Purchase Agreement and the other Transaction Documents. Neither the Agent nor any Lender shall object to or contest in any manner the receipt of any payment by the Securitization Agent and/or any Secured Party with respect to the Securitization Collateral in accordance with the terms of the Transaction Documents for the satisfaction of the Obligations (as defined in the Securitization Receivables Purchase Agreement).

            The provisions of this Section 7 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of the Obligations (as defined in the Securitization Receivables Purchase Agreement) is rescinded or must otherwise be returned by the Securitization Agent or any of the lenders upon the insolvency, bankruptcy or reorganization of any Originator (as defined in the Securitization Receivables Purchase Agreement), the Company or the SPC or otherwise, all as though such payment had not been made.

                                           Amended and Restated Pledge Agreement

            (b) The Securitization Agent for the benefit of the Secured Parties (as defined in the Securitization Receivables Purchase Agreement) shall be a third-party beneficiary with respect to this Section 7.

            (c) The provisions of this Section 7 provide for relative rights of the Agent and the Securitization Agent for the benefit of the Agent and the Lenders and the Secured Parties (as defined in the Securitization Receivables Purchase Agreement), respectively, and are not intended for the benefit of any Originator (as defined in the Securitization Receivables Purchase Agreement), the Company or the SPC, nor shall such provisions limit or modify the obligations of the Company under the Credit Documents or the Transaction Documents (as defined in the Securitization Receivables Purchase Agreement), respectively.

      8. Performance of Obligations; Advances by Agent. On failure of any Pledgor to perform any of the covenants and agreements contained herein, the Agent may, at its sole option and in its sole discretion, perform or cause to be performed the same and in so doing may expend such sums as the Agent may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien, expenditures made in defending against any adverse claim and all other expenditures which the Agent may make for the protection of the security hereof or which may be compelled to make by operation of law. All such sums and amounts so expended shall be repayable by the Pledgors on a joint and several basis promptly upon timely notice thereof and demand therefor, shall constitute additional Pledgor Obligations and shall bear interest from the date said amounts are expended at the default rate set forth in Section 4.2 of the Credit Agreement. No such performance of any covenant or agreement by the Agent on behalf of any Pledgor, and no such advance or expenditure therefor, shall relieve the Pledgors of any default under the terms of this Pledge Agreement, the other Credit Documents or any Hedging Agreement between any Credit Party and any Lender. The Agent may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by a Pledgor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

      9. Events of Default. The occurrence of an Event of Default under the Credit Agreement shall be an event of default hereunder (an "Event of Default").

      10. Remedies.

            (a) General Remedies. Upon the occurrence of an Event of Default and during the continuation thereof, the Agent on behalf of the Lenders and each of the Lenders shall have, in respect of the Pledged Collateral of any Pledgor, in addition to the rights and remedies provided herein, in the Credit Documents, in any Hedging Agreement between any Credit Party and any Lender or by law, the rights and remedies of a secured party under the UCC or any other applicable law.

                                           Amended and Restated Pledge Agreement

            (b) Sale of Pledged Collateral. Upon the occurrence of an Event of Default and during the continuation thereof, without limiting the generality of this Section and without notice, the Agent may, in its sole discretion, sell or otherwise dispose of or realize upon the Pledged Collateral, or any part thereof, in one or more parcels, at public or private sale, at any exchange or broker's board or elsewhere, at such price or prices and on such other terms as the Agent may deem commercially reasonable, for cash, credit or for future delivery or otherwise in accordance with applicable law. To the extent permitted by law, any Lender may in such event, bid for the purchase of such securities. Each Pledgor agrees that, to the extent notice of sale shall be required by law and has not been waived by such Pledgor, any requirement of reasonable notice shall be met if notice, specifying the place of any public sale or the time after which any private sale is to be made, is personally served on or mailed, postage prepaid, to such Pledgor, in accordance with the notice provisions of Section 14.1 of the Credit Agreement at least ten (10) days before the time of such sale. The Agent shall not be obligated to make any sale of Pledged Collateral of such Pledgor regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

            (c) Private Sale. Upon the occurrence of an Event of Default and during the continuation thereof, the Pledgors recognize that the Agent may deem it impracticable to effect a public sale of all or any part of the Pledged Collateral and that the Agent may, therefore, determine to make one or more private sales of any such Pledged Collateral to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sale shall be deemed to have been made in a commercially reasonable manner and that the Agent shall have no obligation to delay sale of any such Pledged Collateral for the period of time necessary to permit the issuer of such Pledged Collateral to register such Pledged Collateral for public sale under the Securities Act of 1933. Each Pledgor further acknowledges and agrees that any offer to sell such Pledged Collateral which has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of Charlotte, North Carolina or New York, New York (to the extent that such offer may be advertised without prior registration under the Securities Act of 1933), or (ii) made privately in the manner described above shall be deemed to involve a "public sale" under the UCC, notwithstanding that such sale may not constitute a "public offering" under the Securities Act of 1933, and the Agent may, in such event, bid for the purchase of such Pledged Collateral.

            (d) Retention of Pledged Collateral. In addition to the rights and remedies hereunder, upon the occurrence of an Event of Default and during the continuation thereof, the Agent may, after providing the notices required by Section 9-620 of the UCC

                                           Amended and Restated Pledge Agreement
      or otherwise complying with the requirements of applicable law of the relevant jurisdiction, accept or retain all or any portion of the Pledged Collateral in satisfaction of the Pledgor Obligations. Unless and until the Agent shall have provided such notices, however, the Agent shall not be deemed to have retained any Pledged Collateral in satisfaction of any Pledgor Obligations for any reason.

            (e) Deficiency. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Agent or the Lenders are legally entitled, the Pledgors shall be jointly and severally liable for the deficiency, together with interest thereon at the default rate set forth in Section 4.2 of the Credit Agreement, together with the costs of collection and the reasonable fees of any attorneys employed by the Agent to collect such deficiency. Any surplus remaining after the full payment and satisfaction of the Pledgor Obligations shall be returned to the Pledgors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

            (f) Other Security. To the extent that any of the Pledgor Obligations are now or hereafter secured by property other than the Pledged Collateral (including, without limitation, real and other personal property owned by a Pledgor), or by a guarantee, endorsement or property of any other Person, then the Agent and the Lenders shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence of any Event of Default, and the Agent and the Lenders have the right, in their sole discretion, to determine which rights, security, liens, security interests or remedies the Agent and the Lenders shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or any of the Agent's and the Lenders' rights or the Pledgor Obligations under this Pledge Agreement, under any other of the Credit Documents or under any Hedging Agreement between any Credit Party and any Lender.

      11. Rights of the Agent.

            (a) Power of Attorney. In addition to other powers of attorney contained herein, each Pledgor hereby designates and appoints the Agent, on behalf of the Lenders, and each of its designees or agents as attorney-in-fact of such Pledgor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuation of an Event of Default:

                        (i) to demand, collect, settle, compromise, adjust and
            give discharges and releases concerning the Pledged Collateral of such Pledgor, all as the Agent may reasonably determine;

                        (ii) to commence and prosecute any actions at any court
            for the purposes of collecting any of the Pledged Collateral of such Pledgor and enforcing any other right in respect thereof;

                                           Amended and Restated Pledge Agreement

                        (iii) to defend, settle, adjust or compromise any
            action, suit or proceeding brought with respect to the Collateral and, in connection therewith, give such discharge or release as the Agent may deem reasonably appropriate;

                        (iv) to pay or discharge taxes, liens, security
            interests, or other encumbrances levied or placed on or threatened against the Pledged Collateral of such Pledgor;

                        (v) to direct any parties liable for any payment under
            any of the Pledged Collateral to make payment of any and all monies due and to become due thereunder directly to the Agent or as the Agent shall direct;

                        (vi) to receive payment of and receipt for any and all
            monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Pledged Collateral of such Pledgor;

                        (vii) to sign and endorse any drafts, assignments,
            proxies, stock powers, verifications, notices and other documents relating to the Pledged Collateral of such Pledgor;

                        (viii) to execute and deliver all assignments,
            conveyances, statements, financing statements, renewal financing statements, pledge agreements, affidavits, notices and other agreements, instruments and documents that the Agent may determine necessary in order to perfect and maintain the security interests and liens granted in this Pledge Agreement and in order to fully consummate all of the transactions contemplated herein;

                        (ix) to exchange any of the Pledged Collateral of such
            Pledgor or other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Pledged Collateral of such Pledgor with any committee, depository, transfer agent, registrar or other designated agency upon such terms as the Agent may determine;

                        (x) to vote for a shareholder, partner or member
            resolution, or to sign an instrument in writing, sanctioning the transfer of any or all of the Pledged Capital Stock of such Pledgor into the name of the Agent or one or more of the Lenders or into the name of any transferee to whom the Pledged Capital Stock of such Pledgor or any part thereof may be sold pursuant to Section 9 hereof; and

                        (xi) to do and perform all such other acts and things as
            the Agent may reasonably deem to be necessary, proper or convenient in connection with the Pledged Collateral of such Pledgor.

                                           Amended and Restated Pledge Agreement

      This power of attorney is a power coupled with an interest and shall be irrevocable (i) for so long as any of the Pledgor Obligations remain outstanding, any Credit Document or any Hedging Agreement between any Credit Party and any Lender is in effect or any Letter of Credit shall remain outstanding and (ii) until all of the Commitments shall have been terminated. The Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Agent in this Pledge Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct. This power of attorney is conferred on the Agent solely to protect, preserve and realize upon its security interest in the Pledged Collateral.

            (b) Assignment by the Agent. The Agent may from time to time assign the Pledgor Obligations or any portion thereof and/or the Pledged Collateral or any portion thereof, and the assignee shall be entitled to all of the rights and remedies of the Agent under this Pledge Agreement in relation thereto.

            (c) The Agent's Duty of Care. Other than the exercise of reasonable care to ensure the safe custody of the Pledged Collateral while being held by the Agent hereunder, the Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that Pledgors shall be responsible for preservation of all rights in the Pledged Collateral of such Pledgor, and the Agent shall be relieved of all responsibility for Pledged Collateral upon surrendering it or tendering the surrender of it to the Pledgors. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which the Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Agent shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not the Agent has or is deemed to have knowledge of such matters; or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

            (d) Voting Rights in Respect of the Pledged Collateral.

                  (i) So long as no Event of Default shall have occurred and be continuing, to the extent permitted by law, each Pledgor may exercise any and all voting and other consensual rights pertaining to the Pledged Collateral of such Pledgor or any part thereof for any purpose not inconsistent with the terms of this Pledge Agreement or the Credit Agreement; and

                  (ii) Upon the occurrence and during the continuance of an Event of Default, all rights of a Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to

                                           Amended and Restated Pledge Agreement
      paragraph (i) of this subsection (d) shall cease and all such rights shall thereupon become vested in the Agent which shall then have the sole right to exercise such voting and other consensual rights.

            (e) Dividend and Distribution Rights in Respect of the Pledged Collateral.

                  (i) So long as no Event of Default shall have occurred and be continuing and subject to Section 4(b) hereof, each Pledgor may receive and retain any and all dividends (other than stock or ownership interest dividends and other dividends constituting Pledged Collateral which are addressed hereinabove), distributions or interest paid in respect of the Pledged Collateral to the extent they are allowed under the Credit Agreement.

                  (ii) Upon the occurrence and during the continuation of an
            Event of Default:

                        (A) all rights of a Pledgor to receive the dividends,
                  distributions and interest payments which it would otherwise be authorized to receive and retain pursuant to paragraph (i) of this subsection (e) shall cease and all such rights shall thereupon be vested in the Agent which shall then have the sole right to receive and hold as Pledged Collateral such dividends, distributions and interest payments; and

                        (B) all dividends, distributions and interest payments
                  which are received by a Pledgor contrary to the provisions of clause (A) of this paragraph (ii) shall be received in trust for the benefit of the Agent, shall be segregated from other property or funds of such Pledgor, and shall be forthwith paid over to the Agent as Pledged Collateral in the exact form received, to be held by the Agent as Pledged Collateral and as further collateral security for the Pledgor Obligations.

            (f) Release of Pledged Collateral. The Agent may release any of the Pledged Collateral from this Pledge Agreement or may substitute any of the Pledged Collateral for other Pledged Collateral without altering, varying or diminishing in any way the force, effect, lien, pledge or security interest of this Pledge Agreement as to any Pledged Collateral not expressly released or substituted, and this Pledge Agreement shall continue as a first priority lien on all Pledged Collateral not expressly released or substituted.

            (g) Filing of Financing Statements. The Pledgors authorize the Agent to file financing statements (including renewal statements and in lieu statements) and amendments thereof and supplements thereto with respect to the Pledged Collateral in such form and in such filing offices as the Agent reasonably determines appropriate to perfect the security interests of the Agent under this Pledge Agreement. Any financing statement filed by the Agent may contain a general description of the Collateral covered thereby, as permitted by the UCC.

                                           Amended and Restated Pledge Agreement

      12. Rights of Required Lenders. All rights of the Agent hereunder, if not exercised by the Agent, may be exercised by the Required Lenders.

      13. Application of Proceeds. Upon the occurrence and during the continuation of an Event of Default, any payments in respect of the Pledgor Obligations and any proceeds of any Pledged Collateral, when received by the Agent or any of the Lenders in cash or its equivalent, will be applied in reduction of the Pledgor Obligations in the order set forth in Section 4.7 of the Credit Agreement, and each Pledgor irrevocably waives the right to direct the application of such payments and proceeds and acknowledges and agrees that the Agent shall have the continuing and exclusive right to apply and reapply any and all such payments and proceeds in the Agent's sole discretion, notwithstanding any entry to the contrary upon any of its books and records.

      14. Costs of Counsel. If at any time hereafter, whether upon the occurrence of an Event of Default or not, the Agent employs counsel or after the occurrence and during the continuance of an Event of Default any Lender employs counsel to prepare or consider amendments, waivers or consents with respect to this Pledge Agreement, or to take action or make a response in or with respect to any legal or arbitral proceeding relating to this Pledge Agreement or relating to the Pledged Collateral, or to protect the Pledged Collateral or exercise any rights or remedies under this Pledge Agreement or with respect to the Pledged Collateral, then the Pledgors agree to promptly pay upon demand any and all such reasonable costs and expenses of the Agent and the Lenders including attorneys' fees and expenses, all of which costs and expenses shall constitute Pledgor Obligations hereunder.

      15. Continuing Agreement.

            (a) This Pledge Agreement shall be a continuing agreement in every respect and shall remain in full force and effect so long as any of the Pledgor Obligations remain outstanding or any Credit Document or Hedging Agreement between any Credit Party and any Lender is in effect or any Letter of Credit shall remain outstanding, and until all of the Commitments thereunder shall have terminated. Upon such payment and termination, this Pledge Agreement shall be automatically terminated and the Agent and the Lenders shall, upon the request and at the expense of the Pledgors, forthwith release all of its liens and security interests hereunder and shall execute and deliver all UCC termination statements and/or other documents reasonably requested by the Pledgors evidencing such termination. Notwithstanding the foregoing all releases and indemnities provided hereunder shall survive termination of this Pledge Agreement.

            (b) This Pledge Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Pledgor Obligations is rescinded or must otherwise be restored or returned by the Agent or any Lender as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made; provided that in the event payment of all or any part of the Pledgor Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including without limitation any reasonable legal fees and disbursements) incurred by the Agent or any Lender in

                                           Amended and Restated Pledge Agreement
      defending and enforcing such reinstatement shall be deemed to be included as a part of the Pledgor Obligations.

      16. Amendments; Waivers; Modifications. This Pledge Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as set forth in Section 14.6 of the Credit Agreement.

      17. Successors in Interest. This Pledge Agreement shall create a continuing security interest in the Pledged Collateral and shall be binding upon each Pledgor, its successors and assigns and shall inure, together with the rights and remedies of the Agent and the Lenders hereunder, to the benefit of the Agent and the Lenders and their successors and permitted assigns; provided, however, that none of the Pledgors may assign its rights or delegate its duties hereunder without the prior written consent of each Lender or the Required Lenders, as required by the Credit Agreement. To the fullest extent permitted by law, each Pledgor hereby releases the Agent and each Lender, and its successors and assigns, from any liability for any act or omission relating to this Pledge Agreement or the Pledged Collateral, except for any liability arising from the gross negligence or willful misconduct of the Agent, or such Lender, or its officers, employees or agents.

      18. Notices. All notices required or permitted to be given under this Pledge Agreement shall be in conformance with Section 14.1 of the Credit Agreement.

      19. Counterparts. This Pledge Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Pledge Agreement to produce or account for more than one such counterpart.

      20. Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning, construction or interpretation of any provision of this Pledge Agreement.

      21. Governing Law; Submission to Jurisdiction and Service of Process; Arbitration; Waiver of Jury Trial. THIS PLEDGE AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA, WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PROVISIONS THEREOF. The terms of Sections 14.12, 14.13 and 14.14 of the Credit Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

      22. Severability. If any provision of this Pledge Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

                                           Amended and Restated Pledge Agreement

      23. Entirety. This Pledge Agreement, the other Credit Documents and any Hedging Agreement between any Credit Party and any Lender represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to this Pledge Agreement, the other Credit Documents, any such Hedging Agreement or the transactions contemplated herein and therein.

      24. Survival. All representations and warranties of the Pledgors hereunder shall survive the execution and delivery of this Pledge Agreement, the other Credit Documents and any Hedging Agreement between any Credit Party and any Lender, the delivery of the Notes and the making of the Loans and the issuance of the Letters of Credit under the Credit Agreement.

      25. Joint and Several Obligations of Pledgors.

            (a) Each of the Pledgors is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the Lenders under the Credit Agreement, for the mutual benefit, directly and indirectly, of each of the Pledgors and in consideration of the undertakings of each of the Pledgors to accept joint and several liability for the obligations of each of them.

            (b) Each of the Pledgors, jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Pledgors with respect to the payment and performance of all of the Pledgor Obligations arising under this Pledge Agreement, the other Credit Documents and any Hedging Agreement between any Credit Party and any Lender, it being the intention of the parties hereto that all the Pledgor Obligations shall be the joint and several obligations of each of the Pledgors without preferences or distinction among them.

            (c) Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, to the extent the obligations of a Pledgor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state, provincial or federal law relating to fraudulent conveyances or transfers) then the obligations of such Pledgor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether state, provincial or federal and including, without limitation, the Bankruptcy
      Code).

                  [remainder of page intentionally left blank]

                                           Amended and Restated Pledge Agreement

      Each of the parties hereto has caused a counterpart of this Pledge Agreement to be duly executed and delivered as of the date first above written.

PLEDGORS:

                                          WOLVERINE TUBE, INC.

                                          By: _________________________________
                                          Name: _______________________________
                                          Title: ______________________________

                                          TF INVESTOR, INC.

                                          By:__________________________________
                                          Name: _______________________________
                                          Title: ______________________________

                                          TUBE FORMING HOLDINGS, INC.

                                          By: _________________________________
                                          Name: _______________________________
                                          Title: ______________________________

                                          TUBE FORMING, L.P.

                                          By: Tube Forming Holdings, Inc.,
                                              its General Partner

                                              By: _____________________________
                                              Name: ___________________________
                                              Title: __________________________

                                          WOLVERINE FINANCE, LLC

                                          By: _________________________________
                                          Name: _______________________________
                                          Title: ______________________________

                                           Amended and Restated Pledge Agreement

                                          SMALL TUBE MANUFACTURING, LLC

                                          By: _________________________________
                                          Name: _______________________________
                                          Title:_______________________________

                                          WOLVERINE JOINING TECHNOLOGIES, LLC

                                          By: _________________________________
                                          Name: _______________________________
                                          Title: ______________________________

                                          WOLVERINE CHINA INVESTMENTS, LLC

                                          By: Wolverine Tube, Inc.,
                                              its Managing Member

                                              By: _____________________________
                                              Name: ___________________________
                                              Title: __________________________

                                          WT HOLDING COMPANY, INC.

                                          By: _________________________________
                                          Name: _______________________________
                                          Title: ______________________________

Accepted and agreed to as of the date first above written:

WOLVERINE TUBE (SHANGHAI) LIMITED

By: ____________________________________
Name: __________________________________
Title: _________________________________

                                           Amended and Restated Pledge Agreement

Accepted and agreed to as of the date first above written.

                                          WACHOVIA BANK, NATIONAL ASSOCIATION
                                          as Agent

                                          By: _________________________________
                                          Name: _______________________________
                                          Title: ______________________________

                                           Amended and Restated Pledge Agreement

                           ACKNOWLEDGMENT AND CONSENT

      The undersigned, WT Holding, the SPC and each of the Foreign Subsidiaries referred to in the foregoing Pledge Agreement, hereby acknowledge receipt of a copy thereof. The undersigned agree to notify the Agent promptly in writing of the occurrence of any of the events described in Section 4(b) of the Pledge Agreement. The undersigned further agree that the terms of Section 6(c) of the Pledge Agreement shall apply to them, mutatis mutandis, with respect to all actions that may be required of them under or pursuant to or arising out of
Section 10 of the Pledge Agreement.

                                           Acknowledgement and Consent to
                                           Amended and Restated Pledge Agreement

                                          WT HOLDING COMPANY, INC.

                                          By: _________________________________
                                          Name: _______________________________
                                          Title: ______________________________

                                          DEJ 98 FINANCE, LLC

                                          By: _________________________________
                                          Name: _______________________________
                                          Title: ______________________________

                                          WOLVERINE EUROPEAN HOLDINGS BV

                                          By: _________________________________
                                          Name: _______________________________
                                          Title: ______________________________

                                          WOLVERINE JOINING TECHNOLOGIES
                                              (CANADA) INC.

                                          By: __________________________________
                                          Name: ________________________________
                                          Title: _______________________________

                                           Acknowledgement and Consent to
                                           Amended and Restated Pledge Agreement

                                          WOLVERINE EUROPE (EURL)

                                          By: _________________________________
                                          Name: _______________________________
                                          Title: ______________________________

                                          WLV MEXICO, S. DE R.L. DE C.V.

                                          By: _________________________________
                                          Name: _______________________________
                                          Title: ______________________________

                                          WLVN DE LATINOAMERICA S. DE R.L. DE
                                          C.V.

                                          By: _________________________________
                                          Name: _______________________________
                                          Title: ______________________________

                                           Acknowledgement and Consent to
                                           Amended and Restated Pledge Agreement

                                  Schedule 2(a)

                                       to

                                Pledge Agreement

                           dated as of April 28, 2005

                 in favor of Wachovia Bank, National Association

                                    as Agent

                                  PLEDGED STOCK

PLEDGOR: WOLVERINE TUBE, INC.

                                 Number of     Certificate    Percentage
    Name of Subsidiary            Shares         Number       Ownership    Percentage Pledged
------------------------------   ---------   --------------   ----------   ------------------
Wolverine Europe                    325      uncertificated      100%             65%

WLV Mexico, S. de R.L. de C.V.      N/A      uncertificated      100%             65%

WLVN de Latinoamerica S. de
R.L. de C.V.                        N/A      uncertificated      100%             65%

WT Holding Company, Inc.            666             1            100%             65%

DEJ 98 Finance, LLC                 N/A             1          100% (49%         100%
                                                                voting
                                                               interest)

PLEDGOR: WOLVERINE CHINA INVESTMENTS, LLC

                                 Number of     Certificate    Percentage
    Name of Subsidiary            Shares         Number       Ownership    Percentage Pledged
------------------------------   ---------   --------------   ----------   ------------------
Wolverine European
Holdings B.V.                     11,830     uncertificated      100%            65%

PLEDGOR:  WOLVERINE JOINING TECHNOLOGIES, LLC

                                 Number of     Certificate    Percentage
    Name of Subsidiary            Shares         Number       Ownership    Percentage Pledged
------------------------------   ---------   --------------   ----------   ------------------

Wolverine Joining Technologies
(Canada) Inc.                       650          A-2              100%           65%

                                  Exhibit 4(a)

                                       to

                                Pledge Agreement

                           dated as of April 28, 2005

                in favor of Wachovia Bank, National Association,

                                    as Agent

                             Irrevocable Stock Power

   FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to the following shares of capital stock of __________, a ___________ corporation:

                   No. of Shares                  Certificate No.

and irrevocably appoints __________________________________ its agent and attorney-in-fact to transfer all or any part of such capital stock and to take all necessary and appropriate action to effect any such transfer. The agent and attorney-in-fact may substitute and appoint one or more persons to act for him.

                                           _________________,
                                           a ______________ [CORPORATION]

                                           By: ______________________________
                                           Name: ____________________________
                                           Title: ___________________________

                                       A-

                                   EXHIBIT F-1

                                     FORM OF
                                LOCKBOX AGREEMENT

      This Lock Box Agreement is made as of the ____ day of ______________, 20__, by and among Wachovia Bank, National Association, as administrative agent (the "Administrative Agent"), [Lockbox Bank] (the "Bank") and
[_______________] (the "Borrowers").

      WHEREAS, the Administrative Agent and certain financial institutions (the "Lenders") have entered into a Credit Agreement, dated as of April 28, 2005 (together with all modifications, renewals or replacements, the "Credit Agreement"), with _____________________ (the "Borrowers") and certain other borrowing entities; and

      WHEREAS, to secure its obligations under the Credit Agreement, the Borrowers have granted the Lenders a security interest in, inter alia, its present and future accounts receivable, and all proceeds thereof and the Borrowers have agreed that all collections and proceeds of such accounts receivable shall be remitted by the account debtors on such accounts receivable directly to the Lock Box (as defined below); and

      WHEREAS, in order to provide for a more efficient and faster collection and deposit of said collections and proceeds the Administrative Agent desires to use the lock box service of the Bank; and

      WHEREAS, the Bank is willing to provide said service for the Administrative Agent commencing as of _________________,

      NOW, THEREFORE, the parties hereto hereby agree as follows:

      1. Post Office Box. The Bank will rent P.O. Box _______ (the "Lock Box") of the post office located at in the name of the Borrowers. Customers of the Borrowers have been, or will be, instructed to mail their remittances to the Lock Box.

      2. Access to Mail. Subject to the provisions contained elsewhere herein, the Bank will have exclusive and unrestricted access to the Lock Box and will have complete and exclusive authority to receive, pick up and open all regular, registered, certified or insured mail addressed to the Lock Box. On written demand of the Administrative Agent, the Bank shall cease its processing of said mail, and shall release same, in kind, to the Administrative Agent, and the Administrative Agent shall thereafter process said mail promptly in accordance with this Agreement. The Bank shall not inquire into the Administrative Agent's right to make such a demand under any agreement among the Administrative Agent, the Lenders and the Borrowers, and shall be forever released of all obligations with respect to said remittances upon release to the Administrative Agent. The Borrowers shall have no control whatsoever over any mail, checks, money orders, collections or other forms of remittances received in the Lock Box. Appropriate instructions have been, or will be, given by the Bank to the United States Post Office where the Lock Box is maintained, and such instructions shall not be revoked without the prior written consent of the Administrative Agent. Any instruction given to the Bank by the Borrowers without the prior or concurrent written agreement of the Administrative Agent shall be void and of no force or effect. All mail addressed to the Lock Box will be picked up by the Bank according to its regular collection schedule for processing in accordance with the terms of this Agreement.

      3. Remittance Collection. On the day received the Bank will open all mail addressed to the Lock Box and remove and inspect the enclosures. All checks, money orders and other forms or orders for the payment of money and other collection remittances (hereinafter collectively referred to as "checks") shall be processed by the Bank as follows:

            a. Missing Date. All undated checks will be dated by the Bank as of the postmark date and processed as hereafter provided.

            b. Postdated. Checks postdated up to three days from date of receipt shall be processed on the date indicated on the check. The Bank shall not deposit checks postdated more than three days and which are in excess of $25,000, but shall notify the Administrative Agent by telephone of such checks and follow the Administrative Agent's instructions for disposition of such checks.

            c. Stale Date. The Bank shall notify the Administrative Agent of checks dated six months or more prior to the date of collection and which exceed $10,000. The Administrative Agent may, in its reasonable discretion, require that any such checks be forwarded promptly to the Administrative Agent or the Borrowers.

            d. Different Amount. Where written and numeric amounts differ, a check will be processed by the Bank only if the correct amount can be determined from the accompanying documents, otherwise the check will not be deposited and, if any such check is for an amount in excess of $50,000, it shall be sent to the Borrowers, and the Bank shall notify the Administrative Agent by telephone of such check.

            e. Signature Missing. Checks which do not bear the drawer's signature and do not indicate the drawer's identity will not be deposited. If, as determined by the Bank, the drawer can be identified from the face of the check, the Bank will deposit and process the check by affixing a stamped impression requesting the drawer bank to contact the drawer for authority to pay. The Bank shall notify the Administrative Agent of any checks in excess of $50,000 which cannot be deposited pursuant to this clause (e).

            f. Alterations and Restrictions. Checks with alterations and checks bearing restrictive notations such as "Payment in Full" will not be deposited, and the Bank shall notify the Administrative Agent of such checks which exceed $25,000 by telephone on the day of receipt and will deposit, hold or forward such checks with accompanying written matter, if any, as requested by the Administrative Agent.

            g. Foreign Banks and Currency. Checks drawn in foreign currency will be processed in accordance with the Bank's normal procedure for such checks and the Administrative Agent will be notified by advice of any such checks which exceed $_______________ on the date received by the Bank.

            h. Other Items. Any items which the Administrative Agent has specifically instructed the Bank in writing not to process will not be deposited and shall be sent to the Administrative Agent.

      Notwithstanding anything to the contrary contained in this Agreement, the Bank shall have no obligation to perform services on a basis any different than it performs lockbox services in the normal course of business, except with respect to receiving instructions from the Administrative Agent rather than the Borrowers.

      4. Processing Acceptable Checks. All checks, except those not acceptable for deposit under the terms of this Agreement, shall be deposited on the day of receipt by the Bank to Account No. ______________________ (the "Depository Account"), and all such checks shall be endorsed as follows:

                  credited to account number ________________: absence of
            endorsement hereby supplied and guaranteed by [Lock Box Bank]

            Any funds in the Depository Account will be wired on a daily basis with the following instructions:

            Wachovia Bank, National Association
            191 Peachtree Street
            Atlanta, GA  30303
            Mail Code GA8056
            30th Floor
            Attn: Laurie D. O'Fallon
            Account No.______________

            For the account of the Borrowers

; provided, however, that no funds shall be required to be wired unless and until the amount of funds in the Depository Account shall be in excess of an aggregate of $1000, unless the Administrative Agent shall, in its sole discretion, otherwise instruct the Bank.

All remittance advices, envelopes, and written matter (except as expressly provided herein) received in the Lock Box together with photocopies of all checks shall be sent to the Borrowers and, if requested by the Administrative Agent, copies of same shall be sent to the Administrative Agent. The Bank shall mail a statement of account, on a monthly basis, to both the Administrative Agent and the Borrowers. If no deposit is made on a bank business day, a deposit advice, correctly dated, will be sent to the Administrative Agent and the Borrowers with the notation "No Deposit" appearing thereon. In addition, the Company shall notify the Administrative Agent of the amount of the prior day's deposit total via facsimile on the next bank business day no later than 11:00 A.M. (Eastern time zone). The Depository Account shall be opened and established by the Borrowers for the benefit of the Administrative Agent on behalf of the Lenders and shall be subject to the terms and provisions of the Credit Agreement and the Security Agreement (as such term is defined in the Credit Agreement). Neither the Bank nor the Borrowers shall have the right to withdraw funds from the Depository Account, except that the Bank may make such debits therefrom as provided in Section 5 hereof.

      5. Returned Checks. Checks deposited in the Depository Account which are returned unpaid because of "Insufficient Funds," "Uncollected Funds," etc. will be redeposited by the Bank only once, except that if a returned check exceeds $50,000 the Bank shall not redeposit such check but shall telephone the Administrative Agent for further instructions on the day such check is received. If redeposit is not warranted for reasons such as "account closed" or "payment stopped" or if a check is returned a second time, the Bank will charge the Depository Account and send a debit advice with the item to the Administrative Agent with copies of same to the Borrowers.

      6. Remittance Received by the Borrower. Remittances which are sent directly to or received by the Borrowers shall be forwarded to the Borrowers' lock box at Wachovia Bank, N.A. on the day received.

      7. Record Maintenance. All deposit checks will be microfilmed (on front and back) by the Bank and retained for five years by the Bank prior to destruction. Photocopies of filmed items will be provided to the Administrative Agent or the Borrowers on request, within the five-year period.

      8. Bank Charges. All charges of the Bank for services rendered pursuant to this agreement shall be billed to and paid directly by the Borrowers. Said charges may be charged against remittances or debited to the Depository Account.

      9. No Offset. The Bank hereby agrees that it will treat all remittances received in the Lock Box in accordance with the terms of this Agreement. The Bank will not offset or assert any claim against the Lock Box or the Depository Account or divert such remittances on account of any obligations owed to the Bank by the Borrowers or by the party making the remittance, except as provided in Section 5 hereof.

      10. Bank Liability. In acting under this Agreement the Bank shall not be liable to the Administrative Agent, the Lenders or the Borrowers for any error of judgment, or for any act done or step taken or omitted by it in good faith, except for gross negligence or willful misconduct.

      11. Term. This Agreement shall continue in full force and effect until termination by the Bank on 60 days' prior written notice to all other parties. The Administrative Agent may terminate this Agreement at any time which termination shall be effective on receipt of written notice by the Bank and in the event of such termination, the Administrative Agent shall at its option have the sole right to remove mail from the Lock Box. The Borrowers shall have no right to unilaterally terminate this Agreement.

      12. Modification. This Agreement may only be modified by a writing signed by all of the parties hereto.

      13. Addresses.

            a. All notices, including phone notice, any daily deposit advices, monthly statements of account and copies of all checks and the documents which are to be given or sent to the Administrative Agent shall be sent to the following address, and, where applicable, given at the following phone number:

                  Wachovia Bank, National Association
                  191 Peachtree Street
                  Atlanta, GA 30303
                  Mail Code GA8056
                  30th Floor
                  Attn: Laurie D. O'Fallon
                  Telephone: 404-332-1303
                  Telecopier: 404-332-6920

            b.    All notices to the Bank shall be sent to:

                  [Bank]

                  _____________________________
                  _____________________________
                  _____________________________
                  Attention:
                  Telephone:
                  Telecopier:

            c. All notices and items which are to be sent to the Borrowers shall be sent to:

                  [Borrower]

                  _____________________________
                  _____________________________
                  _____________________________
                  Attention:
                  Telephone:
                  Telecopier:

      14. Borrower and Agent Agreement.

      Each of the Borrowers and the Administrative Agent agrees that it will indemnify and hold the Bank harmless from any and all loss, liability, expense or damage that the Bank may incur in processing lockbox items in accordance with this Agreement, including, without limitation, any loss that the Bank experiences as a result of returned items to the extent the balances in the Depository Account referenced in paragraph 4 are insufficient to cover such losses or in the event the balances in such Depository Account are insufficient to cover the Bank charges referenced in paragraph 8.

      15. Limitation on Liability.

      The Administrative Agent acknowledges that the Bank undertakes to perform only such duties as are expressly set forth in this Agreement and those which are normally undertaken by the Bank in connection with lockbox processing. Notwithstanding any other provision of this Agreement, it is agreed by the parties that the Bank shall not be liable for any action taken by the Bank or any of its directors, officers, agents or employees in accordance with this Agreement, except for the Bank's or such natural person's gross negligence or willful misconduct. In no event shall the Bank be liable for losses or delays resulting from force majeure, computer malfunction, interruption of communication facilities, labor difficulties or other causes beyond its reasonable control or for any indirect, special or consequential damages.

      This Agreement shall become effective upon its receipt by the Administrative Agent, properly executed by all of the parties hereto.

                                           WACHOVIA BANK, NATIONAL ASSOCIATION

                                           By:_______________________________
                                           Title:

                                           [LOCKBOX BANK]

                                           By:_______________________________
                                           Title:

                                           WOLVERINE TUBE, INC.

                                           By: ______________________________
                                           Name: ____________________________
                                           Title: ___________________________

                                           TF INVESTOR, INC.

                                           By: ______________________________
                                           Name: ____________________________
                                           Title: ___________________________

                                           TUBE FORMING HOLDINGS, INC.

                                           By: _____________________________
                                           Name: ___________________________
                                           Title: __________________________

                                           TUBE FORMING, L.P.

                                           By: Tube Forming Holdings, Inc.,
                                               its General Partner

                                               By: ____________________________
                                               Name: __________________________
                                               Title: _________________________

                                           WOLVERINE FINANCE, LLC

                                           By: ________________________________
                                           Name: ______________________________
                                           Title: _____________________________

                                           STPC HOLDING, INC.

                                           By: ________________________________
                                           Name: ______________________________
                                           Title: _____________________________

                                           SMALL TUBE MANUFACTURING, LLC

                                           By: ________________________________
                                           Name: ______________________________
                                           Title: _____________________________

                                           WOLVERINE JOINING TECHNOLOGIES, LLC

                                           By: ________________________________
                                           Name: ______________________________
                                           Title: _____________________________

                                           WOLVERINE CHINA INVESTMENTS, LLC

                                           By: Wolverine Tube, Inc.,
                                               its Managing Member

                                           By: ________________________________
                                           Name: ______________________________
                                           Title: _____________________________

                                           WT HOLDING COMPANY, INC.

                                           By: ________________________________
                                           Name: ______________________________
                                           Title: _____________________________

                                   EXHIBIT F-2

                       [FORM OF BLOCKED ACCOUNT AGREEMENT]

                             ________________, 2002

Wachovia Bank, National Association
191 Peachtree Street
Atlanta, GA  30303
Mail Code GA8056
30th Floor Attention: Laurie D. O'Fallon

RE: Blocked Account for [BORROWER]

Ladies and Gentlemen:

      (1)_____________________________, (hereinafter referred to as "Bank"), with its principal office located at
______________________________________________, is advised that Wachovia Bank,
National Association (hereinafter referred to as "Wachovia"), with its address for notification purposes being 191 Peachtree Street, Atlanta, Georgia 30303, Mail Code GA8056, 30th Floor, Attention: Laurie D. O'Fallon, and certain other financial institutions are making loans to [BORROWER] (hereinafter referred to as "Customer"), a _______________ corporation whose address for notification purposes is __________________________________________, against security consisting of, among other things, the accounts receivable of Customer, and that as a normal requirement of such financing, all funds received by Customer and all balances in the accounts of the Customer will be forwarded to Wachovia daily in immediately available funds upon the instructions of Wachovia provided below in accordance with such instructions. Wachovia has requested that Bank open a special bank account into which such funds can be deposited. Wachovia has also asked that Bank waive any rights of offset it may have with respect to such special bank account.

      (2) Accordingly, Customer and Bank hereby confirm to Wachovia that a special bank account, No._____ , has been set up by Customer with Bank (the "Blocked Account"). Any and all payments received with respect to accounts receivable, including, without limitation, Eligible Accounts, and all other Collateral (as such terms are defined in the Amended and Restated Credit Agreement dated as of April 28, 2005 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") between Customer, certain other borrowing entities, certain financial institutions and Wachovia) of Customer shall be deposited by Customer in the Blocked Account. Bank has no responsibility to either Wachovia or Customer to ascertain that such deposits are made by Customer. Until instructions to the contrary are given by Wachovia, Customer shall have the right to control and draw upon the funds in the Blocked Account. Upon the instructions of Wachovia, all of the funds in the Blocked Account shall be forwarded in immediately available funds in accordance with such instructions. Bank hereby agrees and acknowledges that Wachovia's continued acceptance of this procedure will be in reliance hereon. Bank agrees not to exercise or claim any right of offset against the Blocked Account in which such remittances are deposited, and Bank further waives and releases to

Wachovia any right or claim which it may have in any of the funds on deposit in the Blocked Account.

      (3) Customer hereby assigns and pledges to Wachovia, as additional collateral security for its obligations to Wachovia under the Credit Agreement, and under any security agreement(s) between Customer and Wachovia, all amounts from time to time deposited in the Blocked Account and directs the Bank to hold the same as bailee for Wachovia, and to make distribution to Wachovia therefrom in accordance with the wire instructions provided below. Bank hereby agrees to act as such bailee.

      (4) Bank shall be fully protected in acting on any order or direction by Wachovia respecting the Blocked Account without making any inquiry whatsoever as to Wachovia's right or authority to give such order or direction or as to the application of any payment made pursuant thereto.

      (5) The Bank may charge the Blocked Account for any items deposited in the Blocked Account which are returned for any reason or otherwise not collected ("Returned Items") and may charge Account No. ______________ for all service charges, commissions, expenses, banking fees and other items ordinarily chargeable to the Blocked Account. If there are not sufficient funds in the Blocked Account to pay such amounts, then the Customer agrees to pay the Bank immediately all such amounts chargeable to the Blocked Account as set out herein, regardless of any other collection efforts the Bank may have expended. If there are not sufficient funds in the Blocked Account to pay any Returned Items and the Company fails to pay the Bank for such Returned Item, then Wachovia agrees to pay the Bank for any Returned Item of which the Bank gives Wachovia written notice. Provided, however, the liability of Wachovia for losses suffered by Bank for any item(s) deposited in the Blocked Account and returned NSF or like return reason is limited to losses on those Returned Items which were initially returned to Bank within two weeks prior to said demand(s) upon Wachovia for indemnity. The Customer and Wachovia acknowledge that the Customer is obliged to pay all customary and reasonable bank charges resulting from the Blocked Account. Customer agrees that any payment from the Blocked Account to Bank pursuant to this paragraph shall be deemed irrevocably to be a request by Customer for "Revolving Loan" under (and as defined in) the Credit Agreement identified in the Security Agreement and that Wachovia shall be under no obligation to investigate or ascertain the validity of any claimed loss by Bank which gives rise to an obligation by Customer to reimburse Bank pursuant to this paragraph.

      (6) Bank will mail to Wachovia and Customer weekly, a copy of the weekly receipted deposit slip and, upon and during the continuance of an Event of Default, daily, a copy of the daily receipted deposit slip, and monthly, the monthly bank statements of the Blocked Account, at the addresses listed above.

      (7) Wachovia may, from time to time, issue superseding letter(s) of instruction with respect to its instructions or any instructions issued by Customer.

      (8) Bank will have no duty to inquire or ascertain whether an Event of Default has occurred or is continuing under the Credit Agreement and will be fully entitled to rely on notice from Wachovia that any such Event of Default has occurred and is continuing or then exists.

      (9) This agreement shall be non-terminable by Customer so long as any obligations of Customer to Wachovia are outstanding and unpaid. Wachovia or Bank may terminate this Agreement at any time upon at least thirty (30) days written notice to the other. Any funds remaining in the Blocked Account upon termination shall be transferred therefrom in accordance with the provisions of paragraphs 3 and 4 hereof.

      (10) Any collected and available balances in the Blocked Account will be forwarded to Wachovia each Business Day by wire transfer to the following account:

            Bank Name:
            Location:
            Name of Account:
            ABA Routing No.:
            Credit Account No.:

                                           Yours very truly,

                                           [BANK]

                                           By: ________________________________
                                           Name: ______________________________
                                           Title: _____________________________

                                           [BORROWER]

                                           By: ________________________________
                                           Name: ______________________________
                                           Title: _____________________________

                                           WACHOVIA BANK, NATIONAL
                                           ASSOCIATION

                                           By: ________________________________
                                           Name: ______________________________
                                           Title: _____________________________

                                    EXHIBIT G

                                     FORM OF
                           BORROWING BASE CERTIFICATE

                       [Delivered separately by Wachovia]

                                    EXHIBIT H

                          FORM OF SOLVENCY CERTIFICATE

      The undersigned treasurer of [name of Credit Party] ("______"), a _________________, is familiar with the properties, businesses, assets and liabilities of [name of Credit Party] and is duly authorized to execute this certificate on behalf of [name of Credit Party].

      Reference is made to that certain Amended and Restated Credit Agreement entered into as of April 28, 2005 among Wolverine Tube, Inc. (the "Company") and certain of the Company's Subsidiaries (collectively, the "Credit Parties"), Wachovia Bank, National Association, as administrative agent (the "Administrative Agent"), and the lenders from time to time parties thereto (as the same may be amended, modified, extended or restated from time to time, the "Credit Agreement"). All capitalized terms used and not defined herein have the meanings stated in the Credit Agreement.

      1. The undersigned certifies that he has made such investigation and inquiries as to the financial condition of [name of Credit Party] as he deems necessary and prudent for the purpose of providing this Certificate. The undersigned acknowledges that the Administrative Agent and the Lenders are relying on the truth and accuracy of this Certificate in connection with making of the Loans under the Credit Agreement.

      2. The undersigned certifies that the financial information, projections and assumptions which underlie and form the basis for the representations made in this Certificate were reasonable when made and were made in good faith and continue to be reasonable as of the date hereof.

      BASED ON THE FOREGOING, the undersigned certifies that, both before and after giving effect to the Loans:

      A. [Name of Credit Party] and its Subsidiaries, on a consolidated basis, are able to pay their debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business.

      B. [Name of Credit Party] and its Subsidiaries, on a consolidated basis, do not intend to, and do not believe that they will, incur debts or liabilities beyond their ability to pay as such debts and liabilities mature in their ordinary course.

      C. [Name of Credit Party] and its Subsidiaries, on a consolidated basis, are not engaged in any business or transaction, and are not about to engage in any business or transaction, for which the assets of [name of Credit Party] and its Subsidiaries, on a consolidated basis, would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which [name of Credit Party] and its Subsidiaries are engaged or are to engage.

      D. The present fair saleable value of the consolidated assets of [name of Credit Party] and its Subsidiaries, taken on a going concern basis, is not less than the amount that will be required to pay the probable liability on the debts of [name of Credit Party] and its Subsidiaries, on a consolidated basis, as they become absolute and matured.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate this _____ day of _________, 2005, in his capacity as the treasurer of [name of Credit Party].

                                    ___________________________________
                                    Name: [name of Senior Financial Officer]
                                    Title: Treasurer of [name of Credit Party]

                                    EXHIBIT I

                                     FORM OF
                             COMPLIANCE CERTIFICATE

                             [Letterhead of Company]

                                                                          [Date]

Wachovia Bank, National Association,
   as Agent for the Lenders
191 Peachtree Street
Atlanta, GA  30303
Mail Code GA8056
30th Floor
Attn: Laurie D. O'Fallon

Ladies and Gentleman:

      I hereby certify to you as follows:

      (a) I am the duly elected [Title] of Wolverine Tube, Inc., a Delaware corporation (the "Company"). Capitalized but undefined terms used in this Certificate shall have the meanings assigned to them in the Amended and Restated Credit Agreement, entered into as of April 28, 2005 (together with all modifications, renewals or replacements, the "Credit Agreement"), among the Company, certain other borrowing entities parties thereto (together with the Company, the "Credit Parties"), the financial institutions parties thereto and you, as Agent.

      (b) I have reviewed the terms of the Credit Agreement, and have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and the condition of the Consolidated Parties during the immediately preceding [month] [fiscal quarter] [fiscal year].

      (c) The review described in paragraph (b) above did not disclose the existence during or at the end of such period, and I have no knowledge of the existence as of the date hereof, of any condition or event which constitutes a Default or an Event of Default, except as hereinafter set forth. Described in a separate attachment to this Certificate are (i) detailed calculations demonstrating compliance by the Consolidated Parties with the financial covenants contained in Article VIII of the Credit Agreement, (ii) the exceptions, if any, to this paragraph (c) (listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Company or applicable Subsidiary has taken, is taking, or proposes to take with respect to such condition or event), and (iii) information regarding expenditures made by the Credit Parties as to Permitted Investments and Capital Expenditures during the prior fiscal quarter.

      I further certify that, based on the review described in paragraph (b) above, neither the Company, any other Credit Party nor any of the Subsidiaries at any time during or at the end of such period, except as specifically described in paragraph (i) below, did any of the following:

      (d) Changed its respective corporate name, or transacted business under any trade name, style, or fictitious name, other than those previously described to you and set forth in the Credit Agreement.

      (e) Changed the location of its chief executive office, or changed the location of or disposed of any of its assets (other than as permitted under the Credit Agreement) or established any new inventory locations.

      (f) Changed its capital structure (other than as permitted under the Credit Agreement).

      (g) Permitted or suffered to exist any Liens on any of its properties, whether real or personal, other than as specifically permitted in the Credit Agreement.

      (h) Received any notices of any kind from any federal, state or local agency, tribunal or other authority regulating or having responsibility for any environmental matters which such environmental matters could reasonably be expected to have a Material Adverse Effect.

      (i) [List exceptions, if any, to paragraphs (d) through (h) above].

      The foregoing certifications are made and delivered this ____ day of ___________, 200__.

                                           Very truly yours,

                                           WOLVERINE TUBE, INC.

                                           By: _____________________________
                                           Title: __________________________

                                   Schedule A

[set forth evidence of compliance with financial covenants showing the calculations therefor in reasonable detail and such other matters required pursuant to Section 7.1(d) of the Credit Agreement]

                                    EXHIBIT J

                        FORM OF ASSIGNMENT AND ACCEPTANCE

      THIS ASSIGNMENT AND ACCEPTANCE dated as of ________, _____ is entered into between ________________ ("Assignor") and ____________________ ("Assignee").

      Reference is made to that certain Amended and Restated Credit Agreement entered into as of April 28, 2005 among Wolverine Tube, Inc. (the "Company") and certain of the Company's Subsidiaries, Wachovia Bank, National Association, as administrative agent (the "Administrative Agent"), and the lenders from time to time parties thereto (as the same may be amended, modified, extended or restated from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings.

      1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Effective Date set forth below, the interests set forth below (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the interests set forth below in the Commitments of the Assignor on the effective date of the assignment designated below (the "Effective Date") and the Loans and other extensions of credit owing to the Assignor which are outstanding on the Effective Date, together with unpaid interest accrued on the assigned Loans and other extensions of credit to the Effective Date and the amount, if any, set forth below of the Fees accrued to the Effective Date for the account of the Assignor. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 14.3(b) of the Credit Agreement, a copy of which has been received by each such party. From and after the Effective Date (i) the Assignee, if it is not already a Lender under the Credit Agreement, shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights (other than any rights it may have pursuant to Section 14.5 of the Credit Agreement which will survive) and be released from its obligations under the Credit Agreement (and, in the case of an assignment of all or the remaining portion of the Assignor's rights and obligations under the Credit Agreement, the Assignor shall cease to be a party to the Credit Agreement).

      2. The Assignor represents and warrants to the Assignee that (i) it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim and (ii) it is legally authorized to enter into this Assignment and Acceptance.

      3. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of North Carolina.

      4. Terms of Assignment

                  (a)   Date of Assignment ___________

                  (b)   Legal Name of Assignor ___________

                  (c)   Legal Name of Assignee ___________

                  (d)   Effective Date of Assignment ___________

                  (e)   Revolving Loan Commitment
                        Percentage assigned __________%

                  (f)   Revolving Loan Commitment
                        Percentage of Assignor
                        after assignment __________%

                  (g)   Total Revolving Loans

                        outstanding as of Effective
                        Date $___________

                  (h)   Revolving Loans assigned
                        on Effective Date (the amount
                        set forth in (g) multiplied
                        by the percentage set forth
                        in (e)) $___________

                  (i)   Revolving Loan Commitment $___________

                  (j)   Principal amount of
                        Revolving Loan Commitment
                        assigned on the Effective
                        Date (the amount set forth in
                        (i) multiplied by the
                        percentage set forth in (e)) $___________

                  (k)   Revolving Loan Commitment
                        of Assignor after Effective Date $___________

                  (l)   Revolving Loan Commitment
                        of Assignee after Effective
                        Date $___________

The terms set forth above
are hereby agreed to:

_____________________, as Assignor

By: ________________________________
Name: ______________________________
Title: _____________________________

____________________, as Assignee

By: ________________________________
Name: ______________________________
Title: _____________________________

                                       CONSENTED TO (if applicable):

                                       WOLVERINE TUBE, INC.

                                       By: _________________________________
                                       Name: _______________________________
                                       Title: ______________________________

                                       TF INVESTOR, INC.

                                       By: _________________________________
                                       Name: _______________________________
                                       Title: ______________________________

                                       TUBE FORMING HOLDINGS, INC.

                                       By: _________________________________
                                       Name: _______________________________
                                       Title: ______________________________

                                       TUBE FORMING, L.P.

                                       By: Tube Forming Holdings, Inc.,
                                           its General Partner

                                           By: _________________________________
                                           Name: _______________________________
                                           Title: ______________________________

                                       WOLVERINE FINANCE, LLC

                                       By: _________________________________
                                       Name: _______________________________
                                       Title: ______________________________

                                       STPC HOLDING, INC.

                                       By: ________________________________
                                       Name: ______________________________
                                       Title: _____________________________

                                       SMALL TUBE MANUFACTURING, LLC

                                       By: ________________________________
                                       Name: ______________________________
                                       Title: _____________________________

                                       WOLVERINE JOINING TECHNOLOGIES, LLC

                                       By: ________________________________
                                       Name: ______________________________
                                       Title: _____________________________

                                       WOLVERINE CHINA INVESTMENTS, LLC

                                       By: Wolverine Tube, Inc.,
                                           its Managing Member

                                       By: ________________________________
                                       Name: ______________________________
                                       Title: _____________________________

                                       WT HOLDING COMPANY, INC.

                                       By: ________________________________
                                       Name: ______________________________
                                       Title: _____________________________

                                    EXHIBIT K

                            FORM OF JOINDER AGREEMENT

      THIS BORROWER JOINDER AGREEMENT (the "Agreement"), dated as of ________________, 20__, is by and among______________ , a
_______________________ (the "Applicant Borrower"), WOLVERINE TUBE, INC., a Delaware corporation (the "Company"), and Wachovia Bank, National Association, in its capacity as Administrative Agent under that certain Amended and Restated Credit Agreement (as amended and modified, the "Credit Agreement"), dated as of April 28, 2005, by and among the Company, and certain of the Company's Subsidiaries (collectively, the "Credit Parties"), the Lenders party thereto and the Administrative Agent. All of the defined terms in the Credit Agreement are incorporated herein by reference.

      The Applicant Borrower has indicated its desire to become a Borrower pursuant to the terms of the Credit Agreement.

      Accordingly the Applicant Borrower hereby agrees as follows with the Administrative Agent, for the benefit of the Lenders:

      1. The Applicant Borrower hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Applicant Borrower will be deemed to be a party to the Credit Agreement and a "Borrower" for all purposes of the Credit Agreement and the other Credit Documents, and shall have all of the obligations of a Borrower thereunder as if it has executed the Credit Agreement and the other Credit Documents. The Applicant Borrower hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement and in the Credit Documents, including without limitation (i) all of the representations and warranties of the Credit Parties set forth in Article VI of the Credit Agreement, as supplemented from time to time in accordance with the term thereof, and (ii) all of the affirmative and negative covenants set forth in Articles VII, VIII and IX of the Credit Agreement.

      2. The Applicant Borrower hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Applicant Borrower will be deemed to be a party to the Security Agreement, and shall have all the obligations of an "Obligor" (as such term is defined in the Security Agreement) thereunder as if it had executed the Security Agreement. The Applicant Borrower hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Security Agreement. Without limiting generality of the foregoing terms of this paragraph 2, the Applicant Borrower hereby grants to the Agent, for the benefit of the Lenders, a continuing security interest in, and a right of set off against any and all right, title and interest of the Applicant Borrower in and to the Collateral (as such term is defined in Section 2 of the Security Agreement) of the Applicant Borrower.

      3. The Applicant Borrower acknowledges and confirms that it has received a copy of the Credit Agreement and the schedules and exhibits thereto and the Security Agreement and the schedules and exhibits relating thereto. The information on the Schedules to the Credit

Agreement and each of the Security Documents are amended to provide the information shown on the attached Schedule A.

      4. The Company confirms that all of its and its Subsidiaries' obligations under the Credit Agreement are, and upon the Applicant Borrower becoming a Borrower shall continue to be, in full force and effect. The Company further confirms that immediately upon the Applicant Borrower becoming a Borrower the term "Obligations", as used in the Credit Agreement, shall include all Obligations of such Applicant Borrower under the Credit Agreement and under each other Credit Document.

      5. The Applicant Borrower hereby agrees that upon becoming a Borrower it will assume all Obligations of a Borrower as set forth in the Credit Agreement. By its execution of this Agreement, the Applicant Borrower appoints each of __________________, [title] and _________________, [title], of the Company, to be its attorneys ("its Attorneys") and in its name and on its behalf and as its act and deed or otherwise to sign all documents and carry out all such acts as are necessary or appropriate in connection with executing any Notice of Borrowing, Notice of Extension/Conversion or any Borrowing Base Certificate or any security documents (the "Documents") in connection with the Credit Agreement, provided that such Documents are in substantially the form provided therefor in the applicable exhibits thereto. This Power of Attorney shall be valid for the duration of the term of the Credit Agreement. The Applicant Borrower hereby undertakes to ratify everything which either of its Attorneys shall do in order to execute the Documents mentioned herein.

      6. Each of the Company and the Applicant Borrower agrees that at any time and from time to time, upon the written request of the Administrative Agent, it will execute and deliver such further documents and do such further acts and things as the Administrative Agent may reasonably request in order to effect the purposes of this Agreement.

      7. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

      8. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of North Carolina.

      IN WITNESS WHEREOF, each of the Applicant Borrowers and the Company has caused this Borrower Joinder Agreement to be duly executed by its authorized officers, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

                                       <<APPLICANT BORROWER>>

                                       By: _________________________________
                                       Name: _______________________________
                                       Title: ______________________________

                                       WOLVERINE TUBE, INC.

                                       By: _________________________________
                                       Name: _______________________________
                                       Title: ______________________________

                                       WACHOVIA BANK, NATIONAL
                                       ASSOCIATION, as Administrative Agent

                                       By: _________________________________
                                       Name: _______________________________
                                       Title: ______________________________

                                    EXHIBIT L

                     ADJUSTMENTS TO CONSOLIDATED NET INCOME

                         [to be provided by the Company]

                                   SCHEDULE A
                                       to
                           Borrower Joinder Agreement

                          Schedules to Credit Agreement
                          (to be updated as necessary)

                     Schedule 4(a)(i) to Security Agreement
      Chief Executive Office/Principal Place of Business/State of Formation

                     Schedule 4(a)(ii) to Security Agreement
             Name Changes/Changes in Corporate Structure/Tradenames

                       Schedule 4(b) to Security Agreement
                             Locations of Collateral

                        Schedule 2(a) to Pledge Agreement
                                  Pledged Stock

                                  SCHEDULE 1.1A

                       SCHEDULE OF LENDERS AND COMMITMENTS

                                           REVOLVING
                          REVOLVING        COMMITMENT
      LENDER              COMMITMENT       PERCENTAGE
-------------------     -------------     ------------
Wachovia Bank, N.A.     $  35,000,000         100%

Total                   $  35,000,000         100%

                                  SCHEDULE 1.1B
                                   INVESTMENTS

                     [to be completed by Borrowers' counsel]

                                  SCHEDULE 1.1C
                                      LIENS

                     [to be completed by Borrowers' counsel]

                                  SCHEDULE 1.1D
                           EXISTING LETTERS OF CREDIT

                     [to be completed by Borrowers' counsel]

                                 SCHEDULE 5.1(m)
                               CORPORATE STRUCTURE

                     [to be completed by Borrowers' counsel]

                                  SCHEDULE 6.1
                          JURISDICTIONS OF ORGANIZATION

                     [to be completed by Borrowers' counsel]

                                  SCHEDULE 6.2
                                  AUTHORIZATION

                     [to be completed by Borrowers' counsel]

                                  SCHEDULE 6.9
                                  INDEBTEDNESS

                     [to be completed by Borrowers' counsel]

                                  SCHEDULE 6.10
                                   LITIGATION

                     [to be completed by Borrowers' counsel]

                                  SCHEDULE 6.15
                                  SUBSIDIARIES

                     [to be completed by Borrowers' counsel]

                                  SCHEDULE 6.18
                              HAZARDOUS SUBSTANCES

                     [to be completed by Borrowers' counsel]

                                  SCHEDULE 6.21
                              COLLATERAL LOCATIONS
                     [to be completed by Borrowers' counsel]

                                  SCHEDULE 6.22
                            FICTITIOUS BUSINESS NAMES

                     [to be completed by Borrowers' counsel]

                                  SCHEDULE 6.28
                            KEY MEMBERS OF MANAGEMENT

                     [to be completed by Borrowers' counsel]

                                  SCHEDULE 7.6
                                    INSURANCE

                     [to be completed by Borrowers' counsel]

                                  SCHEDULE 9.5
                          PERMITTED ASSET DISPOSITIONS

                     [to be completed by Borrowers' counsel]

                                  SCHEDULE 9.12
                                  BANK ACCOUNTS

                     [to be completed by Borrowers' counsel]

                                  SCHEDULE 14.1
                              ADDRESSES FOR NOTICES

          PARTY                        ADDRESS FOR NOTICES           DOMESTIC LENDING OFFICE  EURODOLLAR LENDING OFFICE
-------------------------------- ---------------------------------   -----------------------  -------------------------
Wolverine Tube, Inc.             c/o Wolverine Tube, Inc.                      N/A                       N/A
                                 200 Clinton Avenue West,
                                 Suite 1000
                                 Huntsville, Alabama 35801
                                 Attn: Thomas B. Sabol
                                 Telephone: (256) 890-0460
                                 Telecopy: (256) 890-0470

TF Investor, Inc.                c/o Wolverine Tube, Inc.                      N/A                       N/A
                                 200 Clinton Avenue West,
                                 Suite 1000
                                 Huntsville, Alabama 35801
                                 Attn: Thomas B. Sabol
                                 Telephone:(256) 890-0460
                                 Telecopy: (256) 890-0470

Tube Forming Holdings, Inc.      c/o Wolverine Tube, Inc.                      N/A                       N/A
                                 200 Clinton Avenue West,
                                 Suite 1000
                                 Huntsville, Alabama 35801
                                 Attn: Thomas B. Sabol
                                 Telephone: (256) 890-0460
                                 Telecopy:  (256) 890-0470

Tube Forming, L.P.               c/o Wolverine Tube, Inc.                      N/A                       N/A
                                 200 Clinton Avenue West,
                                 Suite 1000
                                 Huntsville, Alabama 35801

          PARTY                        ADDRESS FOR NOTICES           DOMESTIC LENDING OFFICE  EURODOLLAR LENDING OFFICE
-------------------------------- ---------------------------------   -----------------------  -------------------------
                                 Attn: Thomas B. Sabol
                                 Telephone: (256) 890-0460
                                 Telecopy: (256)  890-0470

Wolverine Finance, LLC           c/o Wolverine Tube, Inc.                      N/A                       N/A
                                 200 Clinton Avenue West,
                                 Suite 1000
                                 Huntsville, Alabama 35801
                                 Attn: Thomas B. Sabol
                                 Telephone: (256) 890-0460
                                 Telecopy: (256)  890-0470


STPC Holding, Inc.               c/o Wolverine Tube, Inc.                      N/A                       N/A
                                 200 Clinton Avenue West,
                                 Suite 1000
                                 Huntsville, Alabama 35801
                                 Attn: Thomas B. Sabol
                                 Telephone: (256) 890-0460
                                 Telecopy: (256)  890-0470


Small Tube Manufacturing, LLC    c/o Wolverine Tube, Inc.                      N/A                       N/A
                                 200 Clinton Avenue West,
                                 Suite 1000
                                 Huntsville, Alabama 35801
                                 Attn: Thomas B. Sabol
                                 Telephone: (256) 890-0460
                                 Telecopy:   (256)890-0470

Wolverine Joining Technologies,  c/o Wolverine Tube, Inc.                      N/A                       N/A
LLC                              200 Clinton Avenue West,
                                 Suite 1000

          PARTY                        ADDRESS FOR NOTICES           DOMESTIC LENDING OFFICE  EURODOLLAR LENDING OFFICE
-------------------------------- ---------------------------------   -----------------------  -------------------------
                                 Huntsville, Alabama 35801
                                 Attn: Thomas B. Sabol
                                 Telephone: (256) 890-0460
                                 Telecopy: (256)  890-0470

Wolverine China Investments,     c/o Wolverine Tube, Inc.
LLC                              200 Clinton Avenue West,
                                 Suite 1000
                                 Huntsville, Alabama 35801
                                 Attn: Thomas B. Sabol
                                 Telephone: (256) 890-0460
                                 Telecopy:  (256) 890-0470


WT Holding Company, Inc.         c/o Wolverine Tube, Inc.
                                 200 Clinton Avenue West,
                                 Suite 1000
                                 Huntsville, Alabama 35801
                                 Attn: Thomas B. Sabol
                                 Telephone:(256) 890-0460
                                 Telecopy: (256) 890-0470


Wolverine Tube (Canada) Inc.     c/o Wolverine Tube, Inc.
                                 200 Clinton Avenue West,
                                 Suite 1000
                                 Huntsville, Alabama 35801
                                 Attn: Thomas B. Sabol
                                 Telephone:(256) 890-0460
                                 Telecopy: (256) 890-0470

Wachovia Bank, National          191 Peachtree Street
Association                      Atlanta, GA 30303

          PARTY                        ADDRESS FOR NOTICES           DOMESTIC LENDING OFFICE  EURODOLLAR LENDING OFFICE
-------------------------------- ---------------------------------   -----------------------  -------------------------
                                 Mail Code GA8056 30th Floor
                                 Attn: Laurie D. O'Fallon
                                 Telephone: 404-332-1303
                                 Telecopier: 404-332-6920

                    SCHEDULE OF FISCAL QUARTERS